As filed with the Securities and Exchange Commission on August 27, 2025

Registration No. 333-276943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

(Amendment No. 12)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Green Circle Decarbonize Technology Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3585	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Green Circle Decarbonize Technology Limited

Unit 1809, Prosperity Place, 6 Shing Yip St.

Kwun Tong, Kowloon, Hong Kong

(852) 2882 1222

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

telephone 1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel Nauth Nauth LPC 217 Queen St. W., #401 Toronto, ON M5V 0R2 Canada (416) 477-6031	Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 (714) 371-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Prospectus are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Prospectus is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Prospectus is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Prospectus is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “Accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

EXPLANATORY NOTE

Green Circle Decarbonize Technology Limited, the registrant whose name appears on the cover of this registration statement, is a holding company incorporated in the Cayman Islands.

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 2,500,000 ordinary shares, par value US$0.001 per share of the Company (“Share” or “Ordinary Share”) or 2,875,000 Shares (assuming full exercise of the Underwriters’ over-allotment option) of the Registrant (the “Public Offering Prospectus”) through the Underwriters named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholders set forth therein of 1,800,000 Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different offering sections in the Prospectus Summary section beginning on page Alt-1;

●	they contain different Use of Proceeds sections on page Alt-15;

●	a Selling Shareholders section is included in the Resale Prospectus;

●	a Selling Shareholders Plan of Distribution is inserted; and

●	the Legal Matters section in the Resale Prospectus on page Alt-19 deletes the reference to counsel for the Underwriters.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information in this Prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated August 27, 2025

PROSPECTUS

2,500,000 Ordinary Shares

Green Circle Decarbonize Technology Limited

This is the initial public offering (“Offering”) of 2,500,000 Shares of Green Circle Decarbonize Technology Limited (the “Company”).

Prior to this Offering, there has been no public market for our Shares. We intend to apply for a listing on the NYSE American Market (“NYSE American”) under the ticker symbol “GCDT”. We anticipate that the initial public offering price will be US$4.00 per Share. The actual offering price per Share will be determined by us and RBW Capital Partners LLC, a division of Dawson James Securities, Inc., which is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”) (the “Underwriters”), at the time of pricing. The closing of this Offering is conditioned upon NYSE American’s approval of our listing application. There can be no assurance that the Offering will be closed and our Shares will be trading on NYSE American.

The Underwriters may also exercise their option to purchase up to an additional 375,000 Shares at the public offering price, less the underwriting discount, for forty-five (45) days after the date of this Prospectus. We will issue to the Underwriters, Underwriters Warrants entitling the Underwriters to purchase 5% of the aggregate number of Shares issued in this Offering, at an exercise price per share equal to 100% of the initial public offering price per share. The Underwriters Warrants are exercisable for a period of three years commencing nine months from the date of effectiveness of this registration statement. The Underwriters Warrants also provide for “piggyback” registration rights, which shall terminate on the earlier of (i) the fifth anniversary of the effective date of the Underwriters Warrants and (ii) the date that Rule 144 would allow the holder of such warrants to sell its registrable securities during any ninety (90) day period, but in no circumstances beyond seven (7) years from the commencement of sales of the Offering in compliance with FINRA Rule5110.05 and 5110(g)(8)(D). We have registered the Shares underlying the Underwriters Warrants in this Offering.

We are, and will be, a “controlled company” under NYSE American Company Guide Section 801(a) as long as our majority shareholder and proposed chief executive officer and proposed executive director, Mr. Chan Kam Biu Richard (“Mr. Chan”) and his affiliates own and hold more than 50% of our outstanding Shares. See “Prospectus Summary — Implications of Being a Controlled Company”. For so long as we are a controlled company under that definition, we will be eligible for certain exemptions from the corporate governance requirements of the NYSE American listing rules.

If we cease to be a foreign private issuer, we intend to rely on these exemptions.

Investors are cautioned that they are not buying shares of the operating company based in Hong Kong but instead are buying shares of a holding company that the issuer incorporated in the Cayman Islands that operates through its subsidiary in Hong Kong, which involves unique risks to investors.

The Company is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, the Company conducts its operations in Hong Kong through its subsidiary, Boca International Limited, that is incorporated in Hong Kong (the “Operating Subsidiary”). The Shares offered in this Offering are Shares of Green Circle Decarbonize Technology Limited, the Cayman Islands holding company, instead of Shares of the Hong Kong Operating Subsidiary. Investors in this Offering will not directly hold equity interests in the Operating Subsidiary.

Investing in the Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying the Shares.

Our Operating Subsidiary conducts its business in Hong Kong, a Special Administrative Region of the PRC, and some of the clients of the Operating Subsidiary are PRC companies that have shareholders or directors that are PRC individuals. As of the date of this Prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, including, but not limited to the cybersecurity review and regulatory review of overseas listing through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard. Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of the Shares to significantly decline or be worthless.

Additionally, although we own 100% equity interest in our Operating Subsidiary and currently do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China, we are still subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong and having potential clients who are PRC companies that have shareholders or directors that are PRC individuals. We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission (“CSRC”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines (collectively, the “Trial Measures”), which have become effective as at March 31, 2023. The Trial Measures require a PRC domestic enterprise seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to the CSRC. Should the Trial Measures be applicable to us, we may be subject to additional compliance requirements in the future. For more details, see “Risk Factors — Risks Related to Conducting Business in China — The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in mainland China or Hong Kong. Such action could significantly or completely restrict our ability to offer securities to investors and cause the value of such securities to significantly decline.”

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (2) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company without material operations of our own, we conduct our business in Hong Kong through our Operating Subsidiary, Boca International Limited (“Boca International”). Further, our chief executive officer, chief financial officer and all members of the board of directors are not mainland China citizens and most of them are based in Hong Kong or outside mainland China and all of our revenues and profits are generated by our subsidiary in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures or the Confidentiality Provisions.

Our management monitors the cash position of the entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors, we will provide funding to the subsidiary through loans or capital contributions. For the Company, incorporated in the Cayman Islands, to transfer cash to its subsidiary, is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association to act as an investment holding company. Accordingly, the Company may invest in its subsidiary by way of debt or equity contributions. As an investment holding company, the Company may rely on dividends and other equity distributions paid by its subsidiary for its cash and financing requirements. Besides, a Hong Kong company can only make a distribution out of profits available for distribution, as required by the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and in accordance with its articles of association. Given that the Hong Kong subsidiary of the Company, namely Boca International, records an accumulated deficit as of the date of this Prospectus, it is unable to make any distributions to the Company. Furthermore, if the Company’s Hong Kong subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Company.

The Company has not made any dividends or distributions to U.S. investors as of the date of this Prospectus. The Company and its subsidiary do not have any plans to distribute earnings in the foreseeable future. No transfers, dividends, or distributions have been made between our Company and our subsidiary as of the date of this Prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See “Prospectus Summary — Implications of Our Being an “Emerging Growth Company”” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Investing in the Shares involves risks. See “Risk Factors” beginning on page 14 to read about certain factors you should carefully consider before deciding to invest in the Shares.

The Holding Foreign Companies Accountable Act, or HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “ PCAOB”) for three consecutive years (later changed to two consecutive years), the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado and has been inspected by the PCAOB on a regular basis, with the last inspection in February 2025. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Our Securities — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our securities. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment” on page 24. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (i) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (ii) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (iii) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allow for full and timely access to information.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriters expects to deliver the Shares to purchasers on or about [*], 2025.

	Per Share		Total
			(US$)
Public offering price	4.00	(1)	10,000,000
Underwriting discounts and commissions (2)	0.30		750,000
Non-accountable expense allowance (1%)	0.04		100,000
Proceeds (before expenses) to the Company	3.66		9,150,000

(1)	Assumes an initial public offering price of US$4.00, representing the anticipated initial public offering price range.

(2)	We have agreed to pay RBW Capital Partners LLC, the underwriter, an underwriter commission fee equal to 7.5% of the gross proceeds of the offering. The Offering is made on a “firm commitment underwritten” basis by the underwriters. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see section entitled “Underwriting.”

Sole Book-Running Manager

Securities offered through Dawson James Securities, Inc., a broker dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. (FINRA).

RBW Capital Partners LLC

The date of this Prospectus is             , 2025.

We, RBW Capital Partners LLC (a division of Dawson James Securities, Inc., which is a broker-dealer registered with the Commission and a member of FINRA) (the “Underwriters”), have not authorized anyone to provide information different from that contained in this Prospectus, any amendment or supplement to this Prospectus or in any free writing prospectus prepared by us or on our behalf. We, the Underwriters, take no responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this Prospectus, any amendment or supplement to this Prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this Prospectus nor the sale of our Shares means that information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or the solicitation of an offer to buy the Shares in any circumstances under which such offer or solicitation is unlawful.

For investors outside the United States: we, the Underwriters, have not done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the Shares and the distribution of this Prospectus outside the United States.

The Underwriters are the only FINRA members that have been, or will be, engaged to participate in connection with this Offering.

i

Special Note Regarding Forward-Looking Statements

In this Prospectus, we make forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to risks and uncertainties and include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not limited to, such matters as:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions that we operate in;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only estimates based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this Prospectus.

ii

Prospectus Summary

This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire prospectus carefully, including the information incorporated by reference in this Prospectus, including, in particular, the section entitled “Risk Factors” in this Prospectus. Unless otherwise indicated, references to the “Company,” “we,” “us,” or “our,” or similar terms when used in a historical context refer to Green Circle Decarbonize Technology Limited, or any one or more of its subsidiaries or their predecessors, or to such entities collectively. All references to “Hong Kong” in this Prospectus refer to the Hong Kong Special Administrative Region of the People’s Republic of China. All references to “China” or the “PRC” in this Prospectus are to the People’s Republic of China. All references to the “United States,” “U.S.” or “US” refer to the United States of America. The term “US$” refers to the lawful currency of the United States. The terms “HK$” and “HKD” refer to the lawful currency of Hong Kong. The term “RMB” refers to the lawful currency of the PRC.

Our Mission

Our mission is to preserve the world through decarbonization technologies. As an advocate of decarbonization, we design, develop, and provide customized energy saving solutions that bring considerable economic benefits to our clients and reduce carbon emissions for a sustainable future.

As carbon emissions continue to build up in the atmosphere at historic levels, the theme of decarbonization has been gaining momentum on the international stage, and companies and governments are facing more pressure than ever to develop and execute a meaningful net-zero strategy, especially after the adoption of the Paris Agreement and the Glasgow Climate Pact in 2015 and 2021, respectively. The Glasgow Climate Pact reaffirms the Paris Agreement Temperature Goal and urges each of the signing countries to take further actions to accelerate the development, deployment, and dissemination of technologies, and the adoption of policies, to transition towards low-emission energy systems.

It is specifically acknowledged in the Paris Agreement that climate change is a common concern of humankind, and accordingly the fight against climate change and the pursuit of decarbonization is not only an imperative agenda of governments or states, but also requires commitment and active participation and contribution by non-state actors such as businesses, financial institutions, educational institutions, and healthcare institutions. We have devised and have been consolidating our corporate mission to research, develop, strategize, and commercialize our decarbonization technology and products that not only bring considerable economic benefits to our clients, but also contribute to the global campaign of decarbonization and ultimately a more sustainable future.

Overview of Our Business

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company without material operations of our own, we conduct our business in Hong Kong through our Operating Subsidiary, Boca International Limited (“Boca International”).

We are a provider of advanced energy saving solutions supported by proprietary phase change thermal energy storage materials and thermal engineering services. Our proprietary technology is a phase change material (“PCM”) thermal energy storage (“TES”) technology. By applying material science and nanotechnology, we have successfully invented and manufactured our PCM which allows temporary storage of excess thermal energy for later use and thereby bridges the gap between energy availability and energy use (“BocaPCM-TES Technology”).

With our industry experience and professional expertise, we have put our BocaPCM-TES Technology into practice and invented our product – “BocaPCM-TES Panel” – a custom-made high-density polyethylene (“HDPE”) plastic encapsulated container fully filled with our PCM solution. Currently, we have developed more than 20 types of PCM, each of which has a unique phase change temperature and TES capacity to accommodate different temperature requirements in various PCM-TES applications. Based on the type of PCM solution filled into the HDPE plastic containers, we are able to manufacture customized BocaPCM-TES Panels with a wide range of operating temperatures from -86°C to +600°C to suit our clients’ needs. Accordingly, our BocaPCM-TES Panels can be utilized in many heating, ventilation, and air conditioning (“HVAC”) and refrigeration applications.

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By utilizing our customized BocaPCM-TES Panels, we design, develop, and manufacture our phase change material thermal energy storage system (“BocaPCM-TES System”) and apply it on various central air conditioning systems (collectively, “Ultra-High Efficiency Boca Hybrid Power Chiller Plant”). Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is essentially an advanced cooling system that can be deployed in most existing and new buildings, and it is environmentally friendly with a long lifespan. Operating alongside with our self-developed fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can increase its efficiency by optimization control model that shifts the chiller plant’s cooling load from on-peak periods to off-peak periods through applying real-time electricity demand peak management, resulting in a lower running cost due to lower tariff rate charged during off-peak periods. Taking our HAECO Project as a reference, buildings installed with our Ultra-High Efficiency Boca Hybrid Power Chiller Plant are able to reduce at least 40% of electricity consumption during all running time, and approximately 50% to 70% of the running cost (depending on the local electricity tariff) when compared with conventional central air conditioning systems. As a result, our technology and products not only contribute to the global campaign of decarbonization by cutting carbon emissions directly, but also bring considerable economic benefits to our clients. For further details of our ability to reduce electricity consumption, see “Our Business — Our Projects and Achievements — Hong Kong projects — HAECO Project.”

To further our corporate mission and better grasp market opportunities, we continue to strive to develop environmental-friendly, efficient, and cost-saving technologies and solutions for the benefit of our clients and the world at large.

We generated revenue of approximately HK$16.6 million and approximately HK$5.2 million for the years ended March 31, 2025 and 2024, respectively. The revenue for the year ended 31 March 2024 primarily came from providing energy saving services by using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant located at the headquarters of Hong Kong Aircraft Engineering Company Limited (“HAECO”) in Hong Kong International Airport, and for the year ended March 31, 2025, the revenue primarily came from the HAECO project, a project that the Company provides consultation on research and development services (“Soar Project”) and another project with LMP International Limited for the provision of our BocaPCM-TES System at the Bayview Garden Shopping Centre, amounting of HK$5.1 million, HK$3.0 million and HK$8.5 million respectively. For further details, see “Our Business — Our Projects and Achievements — Hong Kong projects.” We intend to market and sell our products and services in Hong Kong, the PRC, the Republic of Korea, and the Middle East. In order to further promote our business, we have entered into agency agreements with five companies, which are located in Hong Kong, Shanghai, Guangdong Province, Korea, and Dubai respectively. Our agents have the right to sell and install all products relating to our BocaPCM-TES Technology in the specified territories. For further details of our revenue models and agency arrangement, see “Our Business – Sales and Marketing”.

During the same periods, we incurred a comprehensive loss of approximately HK$6.0 million and approximately HK$7.9 million for the years ended March 31, 2025 and 2024, respectively. Our revenue generated by us for the year ended March 31, 2025 increased by approximately 216.53% when compared with the year ended March 31, 2024, the comprehensive loss for the year decreased by approximately 24.49% from March 31, 2024 to March 31, 2025, primarily due to the increases in gross profit of approximately 159.59% from approximately HK$1.4 million for the year ended March 31, 2024 to approximately HK$3.8 million for the year ended March 31, 2025. For further discussion of our financial information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Operating Results”.

Taking into account our comprehensive loss of approximately HK$6.0 million for the year ended March 31, 2025, our cash and negative working capital as at March 31, 2025, and the uncertainties in our profitability and financing abilities, our management had raised significant doubt about our ability to continue as a going concern. We plan to maintain our project with HAECO that generates stable cashflow while focusing our resources on expanding our business into other geographical territories and exploring into other business segments related to PCM technologies. To improve our liquidity position, we plan to raise capital via Public Offering and debt financing to meet our capital requirements when necessary.

Our Competitive Strengths

Research has shown that PCM-TES application has the potential to be a cost-effective and sustainable energy saving solution. We believe our business has the following strengths which distinguish us from our competitors and position us to capitalize on the expected continued growth in the energy saving market:

●	Recognized Know-How and Expertise. We are one of the few companies in Asia that possess the PCM-TES Technology. We successfully applied our BocaPCM-TES Technology into our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, and its performance has been recognized by a number of awards.

●	Interdisciplinarity. We not only possess the engineering and technical knowledge of PCM-TES technology, but also invented our own PCM and developed our own fully automatic control system for the construction and operation of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

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●	Energy Saving Mechanism. The cooling capacity output of conventional central air conditioning systems is adjusted according to the cooling load demand. In other words, when the cooling load demand is low, the coefficient of performance (“COP”) of the refrigeration unit will decrease. In contrast, our BocaPCM-TES System allows thermal energy storage and release, enabling the refrigeration unit to operate under the highest COP possible. If the cooling output of the refrigeration unit is higher than the cooling load demand, additional thermal energy will be stored in our BocaPCM-TES System. Alternatively, if the cooling output of the refrigeration unit cannot meet the cooling load demand, our BocaPCM-TES System will release thermal energy, thereby improving the efficiency of the system.

●	Reduced Running Cost. Since the rate of electricity tariff is different between on-peak periods and off-peak periods, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is able to shift the chiller plant’s cooling load from on-peak periods to off-peak periods by applying real-time electricity demand peak management with our self-developed fully automatic control system. Due to the cooling load shifting mechanism, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate and reserve necessary thermal energy during off-peak periods in which energy cost is low. The reserved thermal energy can then be released and utilized during on-peak periods to reduce electricity consumption and therefore achieve a lower electricity running cost. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can reduce approximately 50% to 70% of the running cost (depending on the local electricity tariff).

●	Increased Capacity. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can store additional thermal energy in our BocaPCM-TES System for later use, which increases the system output without requiring extra machinery.

●	Environmentally Friendly. By using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, electricity consumption can be reduced at least 40% during all running time, which cuts direct and indirect carbon dioxide emissions.

●	User-friendly System. We have simplified the design of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant and reduced the number of control valves typically needed in conventional central air conditioning systems. Basically, it stores and releases thermal energy by controlling the cooling capacity of the refrigeration unit and the water flow and air flow inside the system.

●	Tailor-made Energy Saving Solution. We can adjust our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to suit our clients’ needs so that the overall machine capacity and TES capacity matches the system cooling loads.

●	Stand-by Capacity. In case the main machinery fails, our BocaPCM-TES System can act as the back-up facility by utilizing the thermal energy stored inside to handle the system cooling loads.

For further details of our competitive strengths, refer to “Our Business – Competitive Strengths”.

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Our Strategy

Since our founding in 1992, we have been on a mission to cut carbon emissions globally with environmentally friendly solutions that improve the way in which the world uses energy. Key elements of our strategy include:

●	Substantial Reliance on the PBC Model. In order to implement our mission statement “to preserve the world by decarbonization technologies” step-by-step towards a decarbonized world, we intend to substantially rely on the PBC model. Based on the track records of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, we expect to help our clients not only reduce their carbon emissions, but also earn carbon credits to be sold in the carbon markets.

●	Strategic Alliance and Solicitation. With the purpose of promoting decarbonization and reducing carbon emissions, we intend to co-operate with non-governmental organizations and green funds to work on different decarbonization projects, and solicit business from companies with decarbonization targets or with high electricity consumption rate.

●	Continuous Innovation and Advancement of Our Energy Saving Solutions. We intend to continue to innovate our Ultra-High Efficiency Boca Hybrid Power Chiller Plant by developing new and enhanced technologies and solutions. Our research and development strategy currently focus on:

1.	Cold Chain/Cold Store. We are collaborating with Gene Company Limited (“GeneHK”) to apply our BocaPCM-TES Technology in developing and manufacturing (i) ultra-low temperature transportation boxes to store samples in extremely low temperatures; and (ii) freezer backup systems to protect samples stored in low or ultra-low temperature freezer in case it is out of electricity (collectively, the “Research Projects”). Pursuant to the product development and supply agreement entered into between GeneHK and us, we agreed to engage in the Research Projects and supply them with a range of products in accordance with their specifications and requirements, exclusively, with regard to certain territories and market sectors. The exclusive territories comprise Mainland China, Hong Kong, Macau and Taiwan and the exclusive market sectors comprise scientific research, medical, diagnostic, pharmaceutical, life sciences, and biotechnology.

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Liquid Cooling Technology. We are designing a dual circuit liquid cooling system for data centers with an aim to minimize their operating costs and noise generation. By making use of (i) basic cooling by refrigeration units and (ii) direct liquid cooling to the central processing units by heat transfer media oil, our liquid cooling system will conduct heat outside of the data centers and therefore lower the temperature by radiation. We expect to achieve an efficient cooling effect for all the servers and storage devices in data centers which will help minimize the noise generated by higher processor speeds.

In relation to the liquid cooling part of the dual circuit, we have adopted the immersion cooling technology which involves directly immersing the electronic components in a non-conductive liquid. The heat generated by the electronic components will be transferred to the fluid and subsequently removed from the cooling system. Apart from the design of the cooling system, it is essential for us to find a suitable liquid that does not only possess reliable and stable heat transfer ability, but also complies with the industrial and regulatory standards in our clients’ countries. In July 2023, we have obtained the quotation from the Hong Kong branch of a multinational energy and petroleum company in relation to its immersion cooling fluid that has been commercialized since 2020. Furthermore, we have also entered into negotiations with a major bank in Hong Kong for the installation of our dual circuit liquid cooling system in their data centers.

3.	Artificial Intelligence System. Currently, we are trying to incorporate model predictive control technology into our existing fully automatic control system. We expect this advanced system with self-learning capability to be able to calculate and maintain a more accurate maximum COP so that our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate more efficiently.

4.	Domestic Heating System. Depending on the phase change temperatures of different PCM, our BocaPCM-TES Technology can be applied in a wide range of energy storage systems. As mentioned above, our +8°C PCM allows our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to store and release cold energy at the optimum temperature to promote cost-effectiveness. In contrast, we have also invented a PCM with a phase change temperature at +58°C, which is the optimum temperature for storing heat energy obtained from solar power for domestic use. Moreover, instead of the traditional photovoltaic system that converts light into electricity using semiconducting materials, we seek to develop a heat storage system by combining our BocaPCM-TES Technology with vacuum tube solar collector which stores heat energy more efficiently. The heat energy stored in the system can be discharged for domestic use, such as underfloor heating. In order to commercialize the domestic heating system, and expand the scale of production, the Company is planning to acquire a manufacturer of vacuum tube solar collector.

●	Further Expansion of Our Project Related Services. We currently offer our clients the following project related services:

1.	Project Management. We offer our clients project management services to ensure the process of installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is managed in conjunction with the overall project plan, and we oversee the entire project from start to end.

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2.	Commissioning of the System. We commission our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to ensure that our system is providing the level of performance that was committed to the client.

3.	Operations and Maintenance. We offer our clients operational and maintenance plans to keep our system in top performance. This consists of both remote monitoring of the system’s performance as well as periodic onsite visits to perform routine inspection and maintenance.

We plan to expand our resources and capabilities in project related services to meet our clients’ needs. This expansion will include adding employees who perform the work, as well as contracting and certifying qualified third parties to perform the commissioning, operating, and maintenance services.

●	Arrangement of Project Financing. We intend to co-operate with banks and other financial institutions to arrange project finance for our potential clients for building and installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Mass production of BocaPCM-TES Panels. We expect a steady growth of demand for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant over the next ten years because it has the potential to be installed in all new and existing buildings. In order to satisfy such an enormous amount of demand, we intend to set up our own factory for the mass production of our BocaPCM-TES Panels in the PRC.

History and Corporate Structure

We commenced our business operations in 1992 and established Boca International. Since then, we have invested substantial resources in technological advancements, particularly our research and development in PCM and the ancillary technologies for enhancing its commercial applicability.

We have been conducting research and experiments in the physical characteristics and chemical compositions of various PCMs. In 1992, one of our most important PCMs was invented. It undergoes phase change (solidification) at +8°C, which is the optimum temperature for its application in air conditioning systems.

In 2003, we developed the first-generation BocaPCM solution encapsulation in the form of a stainless-steel ball for improving its durability and the heat transfer efficiency of our PCM. Subsequently, in 2007, with the technological advancement in material science, we switched to HDPE panels in our second-generation encapsulations which significantly lowered the costs and brought our technology one step closer to commercialization. In 2013, we further improved the design of our HDPE panels by applying ultrasonic welding technology to enhance its heat transfer rate. HDPE panels are used in the production of our existing BocaPCM-TES Panel, which forms an important part of our BocaPCM-TES System.

In 2015, we developed a fully automatic control software for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant which significantly increases its energy saving performance and operation efficiency. Going forward, one of our research and development goals is to upgrade our current fully automatic control system to an artificial intelligence system.

In 2015, Boca International, wholly owned by Chan Kam Biu Richard was acquired by Richly Conqueror Limited. In 2016, Boca International was acquired by SGOCO International (HK) Limited, a SGOCO Group Limited’s (“SGOCO”, currently known as Troops, Inc., NASDAQ: TROO) subsidiary incorporated in Hong Kong, from Richly Conqueror Limited for the total consideration of HK$52 million in the form of cash, plus 3.4 million new shares in SGOCO Group Limited. In June 2018, SGOCO transferred 48.9% interest in Boca International to an independent third party as part of the consideration to acquire the entire issued share capital of a limited company. In August 2018, the independent third party sold its 48.9% interest to Green Circle Limited. On August 26, 2020, Chan Kam Biu Richard acquired the entire share capital of Green Circle Limited from an independent third party who Chan Kam Biu Richard personally knows. On September 10, 2020, SGOCO disposed of the remaining 51.1% interest in Boca International to an independent third party. On September 21, 2020, the independent third party sold its 51.1% interest to Joyful Star Limited. On September 22, 2020, Chan Kam Biu Richard acquired the entire share capital of Joyful Star Limited from an independent third party who Chan Kam Biu Richard personally knows. On September 24, 2020, Green Circle Limited sold its 48.9% interest to Joyful Star Limited. Thus, the entire issued share capital of Boca International was transferred to Joyful Star Limited in September 2020. In particular, the 51.1% interest in Boca International was transferred to Joyful Star Limited for a consideration of HK$94 from the independent third party and the remaining 48.9% interest in Boca International was transferred to Joyful Star Limited for a consideration of HK$90.

As part of the Company’s founding partners’ early involvement, where they provided valuable resources contributing to the growth of the Company, Wong Tan Suen, on behalf of Wong C Ching and Ma Chi Heng, subscribed for 360,000 Shares and 240,000 Shares respectively at par value of US$0.001 per share in 2022, as part of the restructuring of the Company in anticipation to the Offering. Prior to the subscription, Wong C Ching and Ma Chi Heng provided an aggregate loan of HK$5,000,000 (HK$4,010,000 and HK$990,000 respectively) to Boca International, and of that HK$4,600,000 remains outstanding.  The Security Ownership of Management and Certain Shareholders section of this registration statement accounts for these share issuances. The 600,000 Shares owned by the two individuals - Wong Tan Suen and Ma Chi Heng - have a lock-up period of 183 days from the date of the Offering.

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During a reorganization in 2022, we established our current offshore holding structure. Specifically, we established Green Circle Decarbonize Technology Limited, or “Green Circle”, in the Cayman Islands on February 15, 2022 as a limited liability corporation under the laws of the Cayman Islands. After the completion of the reorganization in 2022, Green Circle became the offshore holding company and has held our subsidiary directly since then. The chart below summarizes our corporate structure and identifies the principal subsidiary as of the date of this Prospectus:

PRC Regulatory Permission

As of the date of this Prospectus, we and our Hong Kong subsidiary, (i) are not required to obtain permission from any PRC authorities to offer or issue the Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, CAC or any other PRC regulatory authorities that is required to approve our business operations; and (iii) have not received or been denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our Hong Kong subsidiary, will be required to obtain permission from the PRC government to list in the U.S. in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines (collectively, the “Trial Measures”), which have become effective as at March 31, 2023. The Trial Measures require a PRC domestic enterprise seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to the CSRC, failing which the said domestic enterprise may be fined between RMB 1 million and RMB 10 million. According to the Notice on the Management Arrangements for Overseas Issuance and Listing of Domestic Enterprises issued by the CSRC on the same day, if an intended issuer fails to obtain the SEC’s Notice of Effectiveness before March 31, 2023 and complete the issuance and listing before September 30, 2023, the said issuer will need to complete the filing procedures with the CSRC before its listing on U.S. exchanges. Should the Trial Measures be applicable to us, we may be subject to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures as required on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Shares to significantly decline in value or become worthless.

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On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (2) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

We have been closely monitoring regulatory developments in the PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this Offering. As of the date of this Prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this Offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. For more details, see “Risk Factors — Risks Related to Conducting Business in China — The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China or Hong Kong. Such action could significantly or completely restrict our ability to offer securities to investors and cause the value of such securities to significantly decline.”

Transfer of Cash Through our Operation

Green Circle Decarbonize Technology Limited (“Green Circle”) is a holding company with no operations of its own. We conduct our business operations in Hong Kong primarily through our Hong Kong subsidiary, Boca International Limited (“Boca International”). Green Circle is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association, to act as an investment holding company. As an investment holding company, Green Circle may invest in its subsidiary by way of debt or equity contributions and may rely on dividends and other distributions on equity paid by its subsidiary for its cash and financing requirements.

Currently, all of our business operations are conducted in Hong Kong through our Operating Subsidiary, Boca International. We maintain our bank accounts and balances primarily in licensed banks in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution, i.e., its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. Under the relevant laws of Hong Kong, there are no significant restrictions on foreign exchange or our ability to transfer cash between our Company and our Operating Subsidiary in Hong Kong. Boca International is permitted to provide funding to Green Circle through dividend distributions.

As of the date of this Prospectus, no transfers, dividends, or distributions have been made between our Company and our Operating Subsidiary. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy. If our subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

Currently, we do not have any operation in the PRC and we do not intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in the mainland China. Therefore, the PRC laws and regulations do not have any material impact on transfer of cash between our Company and our subsidiary in Hong Kong, across borders, or to U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong due to any restriction that may be imposed by the PRC government on our ability or our subsidiary’s ability to transfer cash, distribute earnings or pay dividends. If such restrictions are imposed in the future, our business, financial conditions, and results of operation could be adversely affected and such measures could materially decrease the value of our Shares, potentially rendering it worthless.

Summary of Significant Risk Factors

Our business and our Offering are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operation, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 14 of this Prospectus. These risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

●	Our expansion plan may not be successfully implemented or achieve the intended economic results or business objectives.

●	We are subject to concentration risk because a significant portion of our revenue was derived from one customer.

●	We rely heavily on a limited number of external suppliers of raw materials in order to produce PCM.

●	We rely on our suppliers to provide certain essential machinery and equipment for our customized energy saving system.

●	We rely on our sub-contractors to install our customized energy saving system at our customers’ designated sites.

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We may suffer from unexpected disruptions to our research and development, production of PCM, and provision of energy saving services as our laboratory equipment, production facilities and customized energy saving system may fail to perform as we expected.

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●	A sustained reduction in our customers’ use of air conditioning during the COVID-19 pandemic may negatively affect our profitability.

●	Our business relies on debt financing to settle upfront costs in relation to our performance-based contracts.

●	We do not own our office.

●	We rely on local agents to capture overseas business opportunities.

●	Our management personnel lack experience in managing a public company.

●	A substantial portion of our revenue depends on the quality and efficiency of our maintenance and technical support.

●	Our existing insurance coverage may not provide adequate protection from losses.

●	We may breach our obligations under our performance-based contracts and our energy saving solutions may fail to produce anticipated energy savings.

●	We depend on, and may have difficulty acquiring and retaining, key management and other personnel.

●	The PCM-TES industry is competitive and subject to change, and our competitors may have superior financial and technical resources.

●	We may be involved in disputes or legal and other proceedings.

●	We may fail to protect our intellectual property rights.

●	Fluctuation in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

●	We depend on governments to incentivize the development and implementation of energy-saving technologies.

●	The market acceptance of energy saving solutions services is not certain.

●	Our controlling shareholder has control over our corporate matters.

●	Our controlling shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

For a detailed description of the risks above, please refer to pages 14 – 21.

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Risks Related to Conducting Business in the PRC

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business, operating results, and financial position.

●	If we become directly subject to the recent scrutiny, criticism, and negative publicity involving Chinese and Hong Kong companies listed in the U.S., we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

●	The Chinese government may exert substantial influence over the industry in which we operate.

●	The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China or Hong Kong. Such action could significantly or completely restrict our ability to offer securities to investors and cause the value of such securities to significantly decline.

●	We may not maintain the listing of our Ordinary Shares on the NYSE American, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our securities. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

●	If the PRC government imposes new requirements for approval from the relevant PRC authorities to issue the Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For a detailed description of the risks above, please refer to pages 21-25.

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Risks Related to our Securities

●	Raising additional capital through the issuance of Shares may cause dilution to the shareholdings of our existing shareholders.

●	We do not intend to pay dividends on the Shares in the foreseeable future.

●	Our director owns a large percentage of our outstanding Shares and could exercise control over some of our corporate matters.

●	Future sales of substantial amounts of the Shares by existing shareholders could adversely affect the price of the Shares.

●	The Shares may be subject to substantial price and volume fluctuation due to a number of factors, many of which are beyond our control and may prevent our shareholders from reselling the Shares at a profit.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

●	We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	We may lose our status as a “foreign private issuer” in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

●	Terms of subsequent financings, if any, may adversely impact investors’ investments.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands and our Operating Subsidiary is incorporated in Hong Kong.

●	Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

For a detailed description of the risks above, please refer to pages 25-28.

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Corporate Information

One principal executive office is located at Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong and our phone number is +852 2882 1222. We maintain a corporate website at https://pcm-tes.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Implications of Our Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has irrevocably elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being a Controlled Company

Upon the completion of this Offering, we will be a “controlled company” as defined under the NYSE American Company Guide because we expect that our proposed chief executive officer and proposed executive director, Mr. Chan will hold (i) approximately 49.40% (assuming full exercise of the over-allotment option); and (ii) approximately 50.88% (assuming no exercise of the over-allotment option) of our total issued and outstanding Shares, i.e., he will own a majority of our total issued and outstanding Shares and will be able to exercise approximately 49.40% (assuming full exercise of the over-allotment option) to approximately 50.88% (assuming no exercise of the over-allotment option) of the total voting power of our issued and outstanding share capital. For so long as we remain a “controlled company,” we are permitted to elect to rely, and may so rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the NYSE American Company Guide, we could elect to rely on it in the future if we cease to be a foreign private issuer.

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The Offering

Securities offered by the Company	2,500,000 Shares (assuming no exercise of the over-allotment option). 2,875,000 Shares (assuming full exercise of the over-allotment option).

Securities outstanding before and after this Offering

10,000,000 Shares and 12,500,000 Shares (assuming no exercise of the over-allotment option), respectively.

10,000,000 Shares and 12,875,000 Shares (assuming full exercise of the over-allotment option), respectively.

Underwriters’ over-allotment option

The Company has granted the Underwriters an option for a period of 45 days after the date of this Prospectus to purchase up to an additional 375,000 Shares at the public offering price less the underwriting discount.

Underwriters Warrants	We will issue to the Underwriters, Underwriters Warrants entitling the Underwriters to purchase 5% of the aggregate number of Shares issued in this Offering, at an exercise price per share equal to 100% of the initial public offering price per share. The Underwriters Warrants are exercisable for a period of three years commencing nine months from the date of effectiveness of this registration statement.

Use of proceeds

The net proceeds from this Offering (after deduction of underwriting fees and estimated expenses payable by us in relation to this Offering), assuming an Offer Price of US$4.00 per Share (excluding any exercise of the Underwriters’ over-allotment option), being the price sets forth on the cover page of this Prospectus, are estimated to be approximately US$7.1 million.

The net proceeds from this Offering (after deduction of underwriting fees and estimated expenses payable by us in relation to this Offering), assuming an Offer Price of US$4.00 per Share (including full exercise of the Underwriters’ over-allotment option), being the price sets forth on the cover page of this Prospectus, are estimated to be approximately US$8.5 million.

Dividends	See “Dividend Policy.”

Lock-up	We have agreed with the Underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of the Shares or securities convertible into Shares for a period of 180 days commencing on the date of this Prospectus. See “Underwriting” for additional information.

Listing	We will apply to list our Shares listed on the NYSE American.

Symbol	“GCDT” for our Shares

Transfer Agent	Odyssey Trust Company

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in the Shares.

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EXCHANGE RATE INFORMATION

The Company is a holding company with operations conducted in Hong Kong through its key operating Subsidiary in Hong Kong, Boca International Limited and its reporting currency is in Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 31, 2025. No representation is made that the HK$ amount represents or could have been, or could be converted, realized, or settled into US$ at that rate, or at any other rate.

Risk Factors

This offering (this “Offering”) and an investment in the Shares involve risks and uncertainties. You should consider carefully the risks described below, as well as all other information contained or incorporated by reference in this Prospectus, before you decide to invest in the Shares. Additional risks and uncertainties of which we are not presently aware or currently deem immaterial could also affect our business, financial condition, and results of operations. If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of the would likely decline and you might lose all or part of your investment.

Risks Related to Our Business and Industry

Our expansion plan may not be successfully implemented or achieve the intended economic results or business objectives.

We believe that our future success depends in part on our ability to enhance our production capabilities. Therefore, we intend to invest a substantial portion of our net proceeds and our internal resources to the enhancement of our production capacity. This would include increasing our production utilization rate, improving our production efficiency, acquiring new equipment and upgrading our existing equipment, and acquiring production facilities in addition to improving our existing production processes. In order to meet the growing demand for our products and our energy saving solutions, as well as to deliver high quality products at a competitive cost level, we plan to utilize 46.8% of the net proceeds from this Offering for expanding the production capacity of our production base for phase change material (“PCM”) by the construction of a factory and the acquisition of production machineries.

Notwithstanding the foregoing, the implementation of our expansion plans may be affected by the following risks: (i) the demand for our PCM products or our energy saving solutions may not grow at all or in line with the expansion in our production capacity; (ii) our direct labor costs, subcontracting costs, and costs for raw materials may fluctuate significantly due to general market conditions which are beyond our control; (iii) we may fail to attract or retain experienced and suitable personnel to carry out our business plans; and (iv) the construction of new production facilities may encounter unforeseeable problems such as natural disasters, the failure to obtain required government approvals, and legal or regulatory impediments imposed by local governments.

There is no assurance that we will realize our expansion plans in the manner or time we expect, or at all, or that such plans will prove effective. In the event that we fail to accomplish our expansion plans in a timely manner, or at all, we may not be able to achieve our planned future business growth, which in turn may materially and adversely affect our operating results. Furthermore, our future expansion plans may involve significant capital expenditures, which may not be recoverable or may not result in significant revenue growth. Our business, operating results, and financial position may be materially and adversely affected if our business objectives and expansion plan are not achieved.

We are subject to concentration risk because a significant portion of our revenue was derived from one customer.

For the year ended March 31, 2025, our revenue was derived from the following customers: LMP International Limited contributed approximately 51.26% (2024: Nil), HAECO contributed approximately 30.64% (2024: 100%) and SOAR Equipment Rental Company Limited contributed approximately 18.10% (2024: Nil), respectively. Save from the above disclosure, there is no other single customer that contributed more than 10% of our total revenue for the years ended March 31, 2025 and 2024.

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We rely heavily on a limited number of external suppliers of raw materials in order to produce PCM.

Our production of PCM is dependent on a limited number of external suppliers for the supply of various raw materials, such as chemicals and nanomaterials. Nanomaterials are one of the major components involved in the production of PCM and must be manufactured to a high standard in order to be suitable for our use. Although we are continually seeking additional suppliers of nanomaterials that meet our high standards, we currently depend on just one supplier based in Germany. Currently, no long-term agreement has been entered into between us and the German supplier and all transactions thus far between the parties have been conducted on an order-by-order basis in the form of purchase orders. Should our demand for nanomaterials see a significant increase, we will consider entering into long-term or framework agreements with the said German supplier. In light of the foregoing, although we have established stable relationships with our current suppliers, we cannot guarantee that we will be able to obtain nanomaterials in sufficient amounts and/or on a timely basis in the future. If our suppliers fail to satisfy our orders for raw materials, including nanomaterials, and we are unable to identify and negotiate satisfactory commercial terms with alternative suppliers, our production of PCM may be seriously disrupted. As a result, our business, operating results, and financial position could be materially and adversely affected.

We rely on our suppliers to provide certain essential machinery and equipment for our customized energy saving system.

Our customized energy saving system comprises a range of machinery and equipment. Except for PCM, which we manufacture in-house, we procure all other machinery and equipment, such as refrigeration units, chillers, water pumps, and cooling towers from our suppliers. For example, in addition to our BocaPCM-TES System and fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is mainly comprised of cooling towers and refrigeration units, which are manufactured by our suppliers. Additionally, since our customized energy saving system is individually tailored to each customer’s needs, adjustment to the specifications of the relevant machinery and equipment may be necessary from time to time. We cannot guarantee that our suppliers will be able to comply with our requests for such adjustments.

To ensure the satisfactory performance of our customized energy saving system, we engage a limited number of suppliers that reliably deliver essential machinery and equipment that meet our standards. If our suppliers are unable to provide us with such machinery and equipment in a timely fashion, or at all, our ability to deliver our customized energy saving system could be impaired, which, in turn, could have a material adverse effect on our business, results of operations, and financial position. Moreover, since we generally do not enter into long-term contracts with our machinery and equipment suppliers, if we fail to develop stable relationships or negotiate new arrangements on acceptable terms with such suppliers, we may face uncertainties when designing our customized energy saving system for our customers and we may be unable to accurately estimate the costs involved. Accordingly, our business, operating results, and financial position could be materially and adversely affected.

We rely on our sub-contractors to install our customized energy saving system at our customers’ designated sites.

We engage sub-contractors for the installation of our customized energy saving system at our customers’ designated sites.

We cannot provide assurance that the quality of services rendered by our sub-contractors will meet our standards or the standards of our customers, or that we will be able to supervise our sub-contractors’ work as directly and efficiently as we supervise our own employees. Therefore, we are subject to non-performance, late performance, or sub-standard performance by our sub-contractors. Since we remain accountable to our customers for the performance and quality of our subcontractors’ work, we may incur additional costs or be subject to contractual liability for our sub-contractors’ unsatisfactory performance. Moreover, there is no assurance that we will always be able to secure services from suitable sub-contractors or negotiate acceptable fees and terms of services with them. In such event, we may face delay or disruption to our installation schedule. The realization of any of the aforementioned risks could materially and adversely affect our business, operating results, and financial position.

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We may suffer from unexpected disruptions to our research and development, production of PCM, and provision of energy saving services as our laboratory equipment, production facilities and customized energy saving system may fail to perform as we expected.

Our research and development, production of PCM and provision of energy saving services are dependent on the uninterrupted operation of our laboratory equipment, production facilities and customized energy saving system, respectively. We use specially designed equipment to study and explore the physical characteristics of different formulations of PCM, prepare raw materials, and produce PCM by combining various raw materials in accordance with our unique formulas. Additionally, since the revenue generated from our provision of energy saving services is performance-based, it is of paramount importance that our customized energy saving system delivers cost savings to our customers, which requires that it operates continuously and performs to a high standard.

Finally, our machinery and equipment may fail to perform as expected due to wear and tear or latent defect, and our production is subject to interruption due to fire, labor strikes, natural disasters and non-compliance with applicable laws and regulations. Some of these operational risks are beyond our control. If any such risk materializes and we are unable to remedy its effects in a timely and proper manner, our business, operating results, and financial position could be materially and adversely affected.

A sustained reduction in our customers’ use of air conditioning during the COVID-19 pandemic may negatively affect our profitability.

Our customers and end-users of our energy saving solutions include universities, infrastructure operators, governmental organizations, and industrial and commercial property owners, many of whom have experienced and may in the future experience a reduction in the use of air-conditioning as governments advise residents to avoid attending public places and encourage employers to adopt remote work policies. Any reduction in the use of air-conditioning by our customers would decrease revenue generated from our performance-based contracts. A sustained reduction in the use of air-conditioning may therefore materially and adversely affect our business, operating results, and financial position.

Our business relies on debt financing to settle upfront costs in relation to our performance-based contracts.

Given the recent application of PCM in our energy saving solution, as well as our size and scale of operation, we strategically enter into performance-based contracts with our energy saving solution customers, under which these customers pay no upfront costs for the procurement of machinery or installation of our customized energy saving systems. Instead, the customers pay a portion of any subsequent energy cost savings during the term of the energy performance contracts. As a result, we bear significant costs during the initial stage of each performance-based contract. To date, we have relied on debt financing to satisfy our capital requirements. However, there is no assurance that we will continue to obtain sufficient financing for our future performance-based contracts, particularly if this business segment continues to expand. If we fail to secure sufficient financing on favorable terms or maintain reliable financing channels, we may not be able to sustain our current business model, which could materially and adversely affect our business, operating results, and financial position.

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Additionally, we rely on our customers’ ability to make regular payments during the term of each performance-based contract in order to repay the loan we secured to finance the implementation of our energy saving solution. If our customers default on their payments under such contracts or become insolvent, we may be unable to repay the loan. Our failure to repay our creditors may also damage our credit rating and thus our ability to secure additional financing for future operations. As a result of the occurrence of any of the foregoing, our business, operating results, and financial position could be materially and adversely affected.

We do not own our office.

We lease our office. The tenancy of our headquarters will expire in December 2025. We may not be able to negotiate extensions of these leases and may therefore be forced to move our office or production site to a different location, or our rent may increase. We may also incur additional costs if we are forced to relocate from our current premises, including, but not limited to, logistical expenses such as reinstallation costs for relocating our machinery and equipment. Additionally, if we fail to secure suitable new locations after the expiration of our leases, we may be forced to pause our operations until suitable alternatives are found. Any of the foregoing risks could, if realized, materially and adversely affect our business, operating results, and financial position.

We rely on local agents to capture overseas business opportunities.

In light of growing awareness of greenhouse gas emissions being a major contributor to climate change, as evidenced by the commitments of over 190 countries under the Paris Agreement to reduce greenhouse gas emissions, we intend to expand our business and deliver our energy saving solution to customers globally. See “Our Business – Our Mission – Paris Agreement”.

However, as we lack the experience in local industrial practices and established business networks in certain overseas markets, it is difficult and costly for us to identify and contact potential customers in these markets directly. Therefore, we typically engage local agents with experience, knowledge, and business networks to assist us in marketing and selling our products and services. To manage our network of local agents, we usually enter into two-year agency agreements. Under such agreements, our local agents are granted the right to market, distribute, and install our products within the specified market at an agreed price which is subject to our regular review. Accordingly, our success in overseas markets depends on our ability to effectively manage our local agents through our contractual arrangements relating to, among other things, geographical and product exclusivity, pricing and payment terms, and protection of intellectual property rights.

If any of our local agents fail to comply with the terms of our agency agreements, or if we are unable to effectively oversee the compliance of our agents with our agency agreements, the sales and marketing network for our products and services may be disrupted. Moreover, since we rely heavily on our local agents to explore overseas markets and promote our products and services, our business, operating results, and financial position could be materially and adversely affected if such agents fail to secure new business opportunities or fail to maintain relationships with our existing customers. Furthermore, considering the importance of our network of local agents to our business, failure to retain our existing local agents or recruit additional local agents could have a material and adverse effect on our business, operating results, and financial position.

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Our management personnel lack experience in managing a public company.

Although we market and sell our products and services worldwide, we are a small Hong Kong-based energy saving solutions provider and our management personnel lack experience in managing a public company. As we continually seek new hires with relevant experience and expertise to join our management personnel, we expect to rely on our existing management personnel to oversee the day-to-day operation of our business. Our existing management personnel may be unable to undertake further responsibilities as we grow. A transitional period may be required for our management personnel to adapt to their new duties, which may result in a temporary disruption to our day-to-day business operation. The occurrence of any of these developments could materially and adversely affect our business, operating results, and financial position.

A substantial portion of our revenue depends on the quality and efficiency of our maintenance and technical support.

We strive to deliver high quality and efficient maintenance and technical support to our customers in order to ensure customer satisfaction and, with respect to our energy performance-based contract, to maximize energy savings and increase revenue. However, provision of high quality and efficient maintenance services and technical support is subject to risks that are beyond our control, including, for example, the severity of the issues encountered by our customers and the availability of requisite parts and labor. If we cannot resolve maintenance or technical issues in a timely manner or if our maintenance or technical support is ineffective or fails to meet our customers’ expectations, our customer relationships and energy saving systems could be impaired, materially and adversely affecting our business, operating results, and financial position.

Our existing insurance coverage may not provide adequate protection from losses.

In accordance with industry practice, we maintain certain insurance policies which protect our property, including our machinery and equipment, from loss. Nevertheless, we are unable to guarantee that our current insurance policies are sufficient to cover all risks associated with our operations, office, or production facility. Similarly, we cannot guarantee that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any losses that are not covered by our insurance policies, or the compensated amount is significantly less than our actual losses, our business, operating results, and financial position could be materially and adversely affected.

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We may breach our obligations under our performance-based contracts and our energy saving solutions may fail to produce anticipated energy savings.

We enter into performance-based contracts with certain of our energy saving solutions customers, under which our income varies depending on such customers’ energy savings. If our energy saving solutions fail to operate efficiently or otherwise perform as expected, we will be unable to maximize our income under our performance-based contracts. In addition, if we breach our obligations under such contracts, we may be liable for customer losses or damages caused by such breach. Furthermore, any failure on our part to perform our contractual obligations could harm our reputation in the industry and hinder our ability to secure future contracts. Accordingly, our business, operating results, and financial position could be materially and adversely affected.

We depend on, and may have difficulty acquiring and retaining, key management and other personnel.

The PCM-TES industry is competitive and subject to rapid technological, social, and regulatory changes, requiring us to possess significant intellectual capital in order to succeed. We depend on the continued service of our key management personnel and other key employees, in particular our founding shareholder, proposed chief executive officer and proposed executive director, Mr. Chan. Mr. Chan oversees our general business operations and administration, including with respect to research and development, sales and marketing, customer relations, product design, plant construction, PCM production, quality control, and maintenance and technical support. We also rely on Mr. Chan’s authorization to use certain intellectual property rights, including our trademark and domain name. Therefore, Mr. Chan is crucial to the success and continuous growth of our business. If we lose any key management personnel or any other key employee, in particular, Mr. Chan, we may fail to locate a suitable replacement, and we may incur significant time costs as well as expenses recruiting and training a replacement.

Additionally, in order to maintain our business growth, we must identify, attract, hire, develop, motivate, and retain highly-skilled employees, which requires significant time and expense, particularly as competition for such employees in our industry is intense. We may make significant investments to attract and retain new employees but fail to realize returns on these investments. Additionally, changes to our management structure may disrupt our business operations, particularly if our management personnel, including any new hires, fail to work together effectively and to execute our business plans in a timely manner. If any of our plans to hire or retain key management and employees fail to be successfully implemented or to achieve the intended results, our business operations, future development, and financial conditions could suffer a material and adverse impact. The occurrence of any of the foregoing could materially and adversely affect our business, operating results, and financial position.

The PCM-TES industry is competitive and subject to change, and our competitors may have superior financial and technical resources.

Our leading PCM technology and its application in energy saving products to enhance efficiency distinguish us from our competitors. However, our competitors may develop technologies that achieve similar or superior energy savings. Additionally, our competitors may have superior financial and technical resources to devote to research and development, marketing and sales, and maintenance and technical support. Our future success depends on our ability to respond rapidly to evolving technologies, adapt our products and services to changing industry standards and government regulations, and improve the performance and reliability of our products and services. If we fail to achieve any of the foregoing, our products and services may become less attractive to existing and potential customers, which could materially and adversely affect our business, operating results, and financial position.

We may be involved in disputes or legal and other proceedings.

We may be involved in disputes or legal and other proceedings with our customers, suppliers, and sub-contractors. These disputes may lead to litigation or other dispute resolution proceedings, resulting in substantial costs as well as delays in our development and production schedules, and a diversion of resources and management’s attention, regardless of the outcome. We may also have disagreements with regulatory authorities, which may subject us to administrative proceedings and unfavorable decisions that result in penalties or delay or disrupt the development and operations of our facilities. Such litigation, dispute resolution proceedings, and administrative proceedings may materially and adversely affect our business, operating results, and financial position.

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We may fail to protect our intellectual property rights.

We rely on a combination of patents, trademarks, and domain names to operate and promote our business. As of the date of this Prospectus, Mr. Chan owns one registered trademark in Hong Kong and one domain name. Mr. Chan has granted us a license to use this trademark and domain name. Moreover, we have applied for patent registration of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant in the United States and the PRC, and we rely on the relevant laws and regulations in Hong Kong, the United States, and the PRC to protect our intellectual property rights. See “Our Business – Intellectual Property”.

Although our intellectual property rights are protected by relevant laws and regulations, policing unauthorized use of intellectual property may be difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property rights or to determine the enforceability, scope, and validity of our proprietary rights or the proprietary rights of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs, which may or may not be recoverable, in part or in full, and harm our business and financial position. Additionally, any infringement of our intellectual property rights associated with our Ultra-High Efficiency Boca Hybrid Power Chiller Plant or other infringement of our intellectual property rights could negatively affect our competitive advantages. If our products and services become less competitive, we may experience a significant loss of income, which could materially and adversely affect our business, operating results, and financial position.

Fluctuation in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our operating subsidiary is based in Hong Kong and maintains its books and records in its local currency, HK$, which is its functional currency, and our reporting currency is also in HK$. Going forward, it is anticipated that a substantial part of our revenues and expenditures will be denominated in foreign currencies, such as U.S. dollars, Euro, Pound sterling, and RMB if we successfully expand our business worldwide. As a result, fluctuations in the exchange rates between HK$ and foreign currencies may affect our relative purchasing power in foreign currencies. Such exchange rate fluctuations and any re-measurement in relation to our consolidated financial statements arising therefrom could reduce our profits and show a skewed translated value of our net assets when reported in HK$. This change in value could materially and adversely impact our business, operating results, and financial position.

We depend on governments to incentivize the development and implementation of energy-saving technologies.

Over 190 countries have signed the Paris Agreement, committing themselves to reducing greenhouse gas emissions, a significant contributor to climate change. In order to satisfy such commitments, many signatories have created incentives for businesses engaged in developing and implementing energy-saving technologies. For example, on January 1, 2018, the Hong Kong government introduced the voluntary Energy Efficiency Registration Scheme for Buildings (the “EERSB”) which serves to encourage building owners to outperform the statutory minimum requirements under the Buildings Energy Efficiency Ordinance (Chapter 610 of the Laws of Hong Kong). All new and existing buildings or premises may apply for joining the EERSB provided that they (i) outperform the statutory minimum requirements on energy performance; and (ii) obtain certificates of good building energy performance through the BEAM Plus Assessment System managed by the Hong Kong Green Building Council or other internationally recognized building environmental assessment systems. The capital expenditure incurred on the construction of energy efficient building installations (including lighting, air-conditioning, and lift and escalator installations) registered under the EERSB may be eligible for accelerated tax deduction. Our business depends on such incentives in order to stimulate demand for our customized energy saving solutions. However, we cannot guarantee that we will continue to benefit from such incentives, as they may be amended or abolished, in which case our business, operating results, and financial position could be materially and adversely affected.

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The market acceptance of energy saving solutions services is not certain.

Our customized energy saving solutions comprises PCM and other technologies that may be unfamiliar to potential customers. In order to promote market awareness and acceptance of such technologies, we regularly engage in presentations and seminars. However, we are unable to guarantee that our energy-saving products and services will be widely accepted by market stakeholders. Failure to achieve market acceptance may prevent us from attracting additional customers and expanding our business, which could materially and adversely affect our business, operating results, and financial position.

Our controlling shareholder has control over our corporate matters.

Mr. Chan beneficially owns and controls 6,360,000 Shares that correspond to 63.60% on a pre-Offering basis and (i) approximately 49.40% (assuming full exercise of the over-allotment option) and (ii) approximately 50.88% (assuming no exercise of the over-allotment option) of our total issued and outstanding Shares on a post-Offering basis of our issued and outstanding Shares. Mr. Chan will hold control over corporate matters requiring shareholder approval and will independently control the operations of the Company, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our controlling shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our controlling shareholder has control over our corporate matters, his interests may differ from the interests of our company as a whole. The shareholder could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between the shareholder and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We might need to raise additional capital in the future to fund our existing commercial operations, develop and commercialize new products and technologies and expand our operations.

Based on cash flow projections for operating activities and available loan facilities, we believe that we have sufficient funds for sustainable operations and will be able to meet our payment obligations from operations and debt related commitments for the next twelve months from the date of the prospectus. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” This estimate is based on assumptions that may prove to be wrong, and we may use our available capital resources sooner than we currently expect. If our available cash balances, borrowing capacity, anticipated cash flow from operations and net proceeds from this offering are insufficient to satisfy our liquidity requirements, including because of lower demand for our proprietary PCM TES technology as a result of the risks described in this prospectus or otherwise, we may seek raise equity or debt capital, enter into additional bank loans or bank credit facilities or another form of third-party funding.

We may consider raising additional capital in the future to fund our existing operations, expand our operations, or for other reasons, including to:

●	increase our sales and marketing efforts to increase market adoption of our products and address competitive developments;

●	provide for costs associated with plans to accommodate potential increases in demand for our products and services;

●	fund development and marketing efforts of any future product or service offerings or additional features to our existing proprietary technology;

●	acquire, license or invest in new technologies;

●	acquire or invest in complementary businesses or assets; and

●	finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:

●	our ability to generate revenue;

●	our reimbursement arrangements with third-parties;

●	the cost of expanding our operations and product and service offerings, including our sales and marketing efforts;

●	our rate of progress in, and cost of the sales and marketing activities associated with, establishing and maintaining adoption of our products and services;

●	the cost of research and development activities;

●	the effect of competing technological and market developments;

●	costs related to international expansion; and

●	the potential cost of and delays in product development as a result of any regulatory oversight applicable to our proprietary technology.

Additionally, our ability to raise capital in a timely manner if needed in the future may be limited, or such capital may be unavailable on acceptable terms, if at all. Any equity or convertible debt financing we enter would likely be dilutive to our shareholders and any future debt financing we enter may impose covenants upon us that restrict our operations, such as limitations on our ability to incur liens or additional debt, repurchase our Shares, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or equity that we raise may contain terms that are not favorable to us or our shareholders. If access to sufficient capital is not available as and when needed, our business will be materially impaired and we may be required to cease operations or we may be required to significantly reduce expenses, seek a merger or joint venture partner, file for protection from creditors or liquidate all or part of our assets.

Risks Related to Conducting Business in the PRC

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business, operating results, and financial position.

We anticipate that a substantial part of our future growth and development will be attributable to the PRC market. Accordingly, our business, prospects, financial conditions, and operations may be influenced significantly by the political, economic, and social conditions in China.

The Chinese economy differs from the economies of most developed countries in certain respects, including the amount of government involvement, level of development, growth rate, control of the foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past few decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may harm us. For example, our business, operating results, and financial condition may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business, operating results, and financial condition.

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If we become directly subject to the recent scrutiny, criticism, and negative publicity involving Chinese and Hong Kong companies listed in the U.S., we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies with substantial operations in or close connection with Hong Kong and China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the U.S. Securities and Exchange Commission (“the SEC”). Much of the scrutiny, criticism, and negative publicity has centered around the effects of U.S.-China governmental policies and political climate, financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of such scrutiny, criticism, and negative publicity, the publicly traded stock of such companies has sharply decreased in value and, in some exceptional cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into these allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on our business operations and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from growing our Company. If such allegations are not proven to be groundless, our Company and business operations will be severely and negatively affected.

The Chinese government may exert substantial influence over the industry in which we operate.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. In addition, the Hong Kong legal system may rapidly evolve in the near future and may become closely aligned with the legal system in China. As such, the interpretation of many laws, regulations, and rules may be subject to change and the enforcement of these laws, regulations, and rules may involve uncertainties for you and us. Our ability to operate in Hong Kong may be affected by these changes in laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use and property rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant impact on the economic conditions of Hong Kong or particular regions thereof, and could require us to divest ourselves of any rights and interest we then hold regarding our business operations in Hong Kong. Any divesture or similar action could materially and adversely affect our business, operating results, and financial condition.

The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China or Hong Kong. Such action could significantly or completely restrict our ability to offer securities to investors and cause the value of such securities to significantly decline.

Recent statements by the PRC government have indicated an intent to stabilize relationships with overseas regulatory authorities and support Chinese companies across all industries to list abroad. However, it remains unclear as to when and how the PRC government will alter its standard of supervision and control over overseas offerings and/or foreign investments in issuers based in Mainland China or Hong Kong.

The PRC government has proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. As of the date of this Prospectus, our revenue is mainly generated from the Hong Kong market and our business does not involve the collection of user data. Based on our understanding of currently applicable PRC laws and regulations, our Offering in the U.S. is not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”).

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Further, on February 17, 2023, the CSRC issued the Trial Measures which have become effective as at March 31, 2023. The Trial Measures require a PRC domestic enterprise seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to CSRC. For more details, see “PRC Regulatory Permission.”

Should the Trial Measures be applicable to us, we may be subject to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures as required on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Shares to significantly decline in value or become worthless.

Our Operating Subsidiary conducts its business in Hong Kong, a Special Administrative Region of the PRC, and has no operations in Mainland China, although some of the clients of the Operating Subsidiary are PRC companies that have shareholders or directors that are PRC individuals. As of the date of this Prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly or completely restrict our ability to offer securities to investors and could cause the value of such securities to significantly decline, which could materially and adversely affect our business, operating results, and financial position.

We may not maintain the listing of our Ordinary Shares on the NYSE American, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the NYSE American concurrently with this offering. In order to continue listing our shares on the NYSE American, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on the NYSE American in the future. If the NYSE American delists our Ordinary Shares, and we are unable to list our shares on another national securities exchange, we will endeavor to have our Ordinary Shares quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are a “penny stock,” which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the NYSE American, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the NYSE American, we would be subject to regulations in each state in which we offer our Ordinary Shares.

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Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our securities. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 (later changed to two consecutive years as detailed below), the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the- counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to the laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado in the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in February 2025. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments add uncertainties to our offering, and we cannot assure you whether the NYSE American or regulatory authorities would not apply additional and/or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act.

There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allow for full and timely access to information.

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If the PRC government imposes new requirements for approval from the relevant PRC authorities to issue the Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

As of the date of this Prospectus, we and our Hong Kong subsidiary, (i) are not required to obtain permission from any PRC authorities to offer or issue the Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, CAC or any other PRC regulatory authorities that is required to approve our business operations; and (iii) have not received or been denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our Hong Kong subsidiary, will be required to obtain permission from the PRC government to list in the U.S. in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this Offering. As of the date of this Prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this Offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If we and our Hong Kong subsidiary (i) do not receive or maintain such permissions or approvals, should they become applicable to us in the future; or (ii) inadvertently conclude that such permissions or approvals are not required, our operations and financial conditions could be materially and adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

Risks Related to our Securities

Raising additional capital through the issuance of Shares may cause dilution to the shareholdings of our existing shareholders.

Except for in connection with this Offering, we do not have plans to issue additional Shares at present. However, we may do so in the future. As we continue to seek to expand our business, we may require more capital to finance our sales and marketing activities, business operations, research and development, and/or increase in production capacity. If additional funds are raised through the issuance of new equity or equity-linked securities other than on a pro-rata basis to our shareholders, such shareholders may experience a dilution of ownership interest or such new securities may confer rights and privileges that take priority over the Shares registered pursuant to this Offering.

We do not intend to pay dividends on the Shares in the foreseeable future.

We intend to retain any future earnings to finance the development and expansion of our business. Therefore, we do not anticipate paying any cash dividends on the Shares in the foreseeable future unless otherwise resolved by the Board of Directors of the Company (the “Board”). The Board would consider the results of our business operations, financial position, and other factors before it exercises its discretion to pay dividends. As we do not plan to pay dividends at present, capital appreciation of your Shares may be the sole source of income of your shareholdings.

Our director owns a large percentage of our outstanding Shares and could exercise control over some of our corporate matters.

Mr. Chan, our proposed executive director, will beneficially own (i) approximately 49.40% (assuming exercise of the over-allotment option) and (ii) approximately 50.88% (assuming no exercise of the over-allotment option) of our total issued and outstanding Shares of our outstanding Shares upon the completion of this Offering, depending on whether the Underwriters’ Option is exercised in full. As a result, he can exercise control over some matters that require us to obtain shareholder approval, including the election of directors to our board and approval of significant corporate transactions that we may consider, such as a merger or other sale of the Shares or assets. This concentration of ownership in the Shares will limit the other shareholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Future sales of substantial amounts of the Shares by existing shareholders could adversely affect the price of the Shares.

If our existing Shareholders sell substantial amounts of the Shares following the Offering, the market price of the Shares could fall. Such sale by our existing Shareholders might make it more difficult for us to issue new equity or equity-linked securities in the future at a time and place we deem appropriate.

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The Shares may be subject to substantial price and volume fluctuation due to a number of factors, many of which are beyond our control and may prevent our shareholders from reselling the Shares at a profit.

The market price of the Shares may be volatile and may fluctuate substantially due to many factors, including:

●	price and volume fluctuations in the overall stock market;

●	announcements of the introduction of new products or services by us or our competitors;

●	actual fluctuation in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

●	deviation in our operating results from the estimates of securities analysts or other analysts;

●	additions or departures of key personnel;

●	legislation, including measures affecting the energy services sector; and

●	developments concerning current or future strategic collaborations.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

In addition, if the trading volumes of our Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Shares. This low volume of trades could also cause the price of our Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Shares. As a result of this volatility, investors may experience losses on their investment in our Shares. A decline in the market price of our Shares also could adversely affect our ability to issue additional shares or other of our securities and our ability to obtain additional financing in the future. There is no assurance that an active market in our Shares will develop or be sustained. If an active market does not develop, holders of our Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

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We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and NYSE American, will significantly increase our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations and standards will substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. These new public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Shares, fines, sanctions and other regulatory actions and potential civil litigation.

We may lose our status as a “foreign private issuer” in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

The Company will cease to qualify as a “foreign private issuer,” as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Rule 3b-4 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), if, as of the last business day of our second fiscal quarter, more than 50 percent of the outstanding Shares are directly or indirectly owned by residents of the United States. If we determine that we fail to qualify as a foreign private issuer, the Company will cease to be eligible to avail itself of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) promulgated thereunder, and, if the Company is required to register the Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic Company. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) promulgated under the Securities Act), and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S promulgated under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject the Company to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms, or at all.

Terms of subsequent financings, if any, may adversely impact investors’ investments.

We may have to engage in equity or debt financings in the future. The rights and the value of each investor’s investment in the Shares could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. If we need to raise more equity capital from the sale of additional stock, institutional or other investors may negotiate terms at least as, and possibly more favorable than the terms of the investors’ investments.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands and our Operating Subsidiary is incorporated in Hong Kong.

We are incorporated under the laws of the Cayman Islands and most of our directors and officers reside outside the United States. Moreover, such directors and officers may not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

Conyers Dill & Pearman, our Cayman Islands counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts (other than judgements from certain Australian courts which are recognized under the Foreign Judgements Reciprocal Enforcement Act) against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

In addition, Fairbairn Catley Low & Kong, our counsel as to Hong Kong law, has also advised us that there is uncertainty as to whether a Hong Kong court would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Generally, a foreign judgment may either be registered in accordance with a mutual enforcement arrangement between Hong Kong and the jurisdiction in which the foreign judgment was obtained or be enforced thorough initiating fresh proceeding in Hong Kong under common law. Nevertheless, there is currently no such mutual enforcement arrangement between Hong Kong and the United States. Furthermore, a common law action for recognition of foreign judgment is subject to certain requirements in relation to, among others, the nature of the judgment.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than they would as public shareholders of a corporation incorporated in the United States. For details, see “Enforceability of Civil Liabilities.”

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, (2020 Revision) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,”. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. The Substance Act continues to evolve over time and is subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

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Use of Proceeds

The net proceeds from this Offering (after deduction of underwriting fees being 7.5% underwriting discount, commission and 1% non-accountable expenses, and estimated expenses payable being approximately US$2.0 million (equivalent to approximately HK$15.6 million) by us in relation to this Offering), as follows assuming an offer price of US$4.00 per Share (the “Offer Price”), being the price set forth on the cover page of this Prospectus, and excluding any exercise of the Underwriters’ over-allotment option are estimated to be approximately US$7.1 million (equivalent to HK$55.4 million).

●	approximately US$2.2 million (equivalent to approximately HK$17.3 million), representing approximately 31.0% of the net proceeds of this Offering, for expanding the production capacity of our production base for PCM by the construction of a factory with a floor area of approximately 200,000 square feet, together with the acquisition of necessary machinery for production.

●	approximately US$3.40 million (equivalent to approximately HK$26.5 million), representing approximately 47.9% of the net proceeds of this Offering, for repaying our other borrowings. Our other borrowings are contributed by 3 individuals who are independent third parties with interest rates of 10%, 5%, and 5%, fixed rate per annum, respectively and a related party with interest rate of 5%. The agreement date for the loans were July 7, 2017, September 3, 2018, May 15, 2010 and September 3, 2018, respectively. The loans are non-convertible and repayable upon the Company’s listing on NYSE American. The loans were mainly for setting up our production base and working capital, operating expenses, and other general corporate purposes.

●	We borrowed HK$4.1 million (equivalent to approximately US$0.5 million) from The Hong Kong and Shanghai Banking Corporation Limited (“HSBC”) in 2021. The interest rate was 3% per annum with a maturity date on January 18, 2030 and June 9, 2030 for each HSBC loan. Such borrowing was used for the fulfillment of our obligation in our HAECO project. We plan to repay such bank borrowing upon the listing of the Shares on a national securities exchange, the outstanding balance was approximately HK$2.6 million or US$0.3 million as of March 31, 2025, which represents approximately 4.2% of the net proceeds of this Offering.

●	approximately US$1.2 million (equivalent to HK$9.4 million), representing approximately 16.9% of the net proceeds of this Offering, as working capital, operating expenses, and other general corporate purposes.

We plan to use the net proceeds from this Offering (after deduction of underwriting fees being 7.5% underwriting discount and commission and 1% non-accountable expenses, and estimated expenses payable being approximately US$2.0 million (equivalent to approximately HK$15.6 million) by us in relation to this Offering), as follows assuming an offer price of US$4.00 per Share and including full exercise of the Underwriters’ over-allotment option to be approximately US$8.5 million (equivalent to HK$66.3 million):

●	approximately US$3.1 million (equivalent to approximately HK$24.3 million), representing approximately 36.5% of the net proceeds of this Offering, for expanding the production capacity of our production base for PCM by the construction of a factory with a floor area of approximately 200,000 square feet, together with the acquisition of necessary machinery for production.

●	approximately US$3.40 million (equivalent to approximately HK$26.5 million), representing approximately 40.0% of the net proceeds of this Offering, for repaying our other borrowings. Our other borrowings are contributed by 3 individuals who are independent third parties with interest rates of 10%, 5%, and 5%, fixed rate per annum respectively and a related party with interest rate of 5%. The agreement date for the loans were July 7, 2017, September 3, 2018, May 15, 2010 and September 3, 2018, respectively. The loans are non-convertible and repayable upon the Company’s listing on NYSE American. The loans were mainly for setting up our production base and working capital, operating expenses, and other general corporate purposes.

●	We borrowed HK$4.1 million (equivalent to approximately US$0.5 million) from HSBC in 2021. The interest rate was 3% per annum with a maturity date on January 18, 2030 and June 9, 2030 for each HSBC loan. Such borrowing was used for the fulfillment of our obligation in our HAECO project. We plan to repay such bank borrowing upon the listing of the Shares on a national securities exchange, the outstanding balance was approximately HK$2.6 million or US$0.3 million as of March 31, 2025, which represents approximately 3.5% of the net proceeds of this Offering.

●	approximately US$1.7 million (equivalent to approximately HK$13.3 million), representing approximately 20.0% of the net proceeds of this Offering, as working capital, operating expenses, and other general corporate purposes.

To the extent that the net proceeds are not immediately applied to the above purposes and to the extent permitted by applicable law and regulations, we intend to deposit the net proceeds into short-term demand deposits. We will make an appropriate announcement if there is any material change to the above proposed use of proceeds or if any material amount of the proceeds will be used for general corporate purpose.

Pending determination of the use of the net proceeds from this Offering, we intend to invest them in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

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Determination of Offering Price

The offering price of the Shares will be determined by us and the Underwriters at the time of pricing.

The offering price of the Shares does not necessarily bear any relationship to market value, our book value, assets, past operating results, financial condition, or any other established criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the Shares.

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Market for the SHARES and Related Shareholder Matters

As of the date of this Prospectus, our authorized share capital is US$50,000 divided into 50,000,000 Shares with a par value of US$0.001 each, of which 10,000,000 Shares are issued and outstanding.

Upon completion of this Offering, 12,500,000 Shares (assuming no exercise of the over-allotment option included in this Offering) will be issued and outstanding.

Upon completion of this Offering, 12,875,000 Shares (assuming full exercise of the over-allotment option included in this Offering) will be issued and outstanding.

Sales of substantial amounts of Shares in the public market could adversely affect prevailing market prices of the Shares.

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Dividend Policy

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of the Board of Directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that the Board may deem relevant.

Under Cayman law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

See “Risk Factors – We do not intend to pay dividends on the Shares in the foreseeable future.”

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Dilution

If you invest in our Shares in this offering, your interest will be diluted to the extent of the difference between the Offering price per Share and the pro forma as adjusted net tangible book value per share of our Shares immediately after this Offering. The historical net tangible book value of our Shares as of March 31, 2025 was approximately negative US$2,881,398, or approximately negative US$0.29 per Share based upon 10,000,000 Shares outstanding as of that date. Net tangible book value per Share represents our total tangible assets less our total liabilities, divided by the number of Shares outstanding at March 31, 2025.

After giving effect to the receipt of the net proceeds from our sale of 2,500,000 Shares in this Offering at an assumed public offering price of US$4.00 per Share, and after deducting underwriting discounts and commissions and estimated Offering expenses payable by us, pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately US$5,822,269, or US$0.47 per Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.75 per Share to existing shareholders and an immediate dilution of US$3.53 per Share, assuming no value is attributed to the over-allotment option, to new investors purchasing our Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per Share	US$	4.00
Historical net tangible book value per share at March 31, 2025	US$	(0.29)
Increase in net tangible book value per share after this offering	US$	0.75
Pro forma as adjusted net tangible book value per share as of March 31, 2025 after giving further effect to this offering	US$	0.47
Dilution in pro forma as adjusted net tangible book value per share to new investors	US$	3.53

The following table summarizes, on a pro forma as adjusted basis as of March 31, 2025, the aggregate number of our Shares, as well as the total consideration and the average price per Share paid to us by existing shareholders and to be paid by new investors acquiring our common stock in this offering, assuming no value is attributed to the over-allotment option.

	Shares Purchased		Total Considerations			Average Price
	Number	%	Amount		%	Per Share
Existing shareholders before this offering	10,000,000	80.00%	US$	10,000	0.10%	US$	0.001
Investors participating in this offering, assuming no value is attributed to the over-allotment option	2,500,000	20.00%	US$	10,000,000	99.90%	US$	4.00
Total	12,500,000	100.00%	US$	10,010,000	100.00%	US$	0.80

The table above assumes no exercise of the over-allotment option. If the over-allotment option, if any, in connection with this offering, is exercised in full, the number of Shares held by the existing shareholders after this Offering would be reduced to 77.67% of the total number of Shares outstanding after this Offering, and the number of Shares held by new investors would increase to 2,875,000 Shares, or 22.33% of the total number of Shares outstanding after this Offering.

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Capitalization and Indebtedness

The following table sets forth the capitalization and indebtedness of the Company as of March 31, 2025 on:

●	an actual basis; and

●	a pro forma as adjusted basis to reflect: (i) the above; (ii) the issuance and sale of 2,500,000 Shares in this Offering at an assumed initial public offering price of US$4.00 per Share, assuming the Underwriters do not exercise its over-allotment option after deducting underwriting discounts and estimated offering expenses payable by us; and (iii) the issuance and sale of 2,875,000 Shares in this Offering at an assumed Offering price of US$4.00 per Share, assuming full exercise of the over-allotment option, after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this Offering is subject to adjustment based on the actual net proceeds to us from this Offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this registration statement.

	As of March 31, 2025
Shareholders’ Equity	Actual		Pro Forma As adjusted (giving effect to sale of 2,500,000 Shares) (1)	Pro Forma As adjusted (giving effect to sale of 2,875,000 Shares) (1)

	HK$	US$	US$	US$
		‘000	‘000	‘000
Indebtedness:
Indebtedness and Borrowings (2)	30,904,401	3,962	215	215
Non-current liabilities (3)	-	-	-	-

Shareholder’s Equity:
Shares, par value US$0.001 per share, 50,000,000 Shares authorized, 10,000,000 Shares outstanding on an actual basis, and 12,500,000 shares outstanding on a pro forma as adjusted basis (assuming 2,500,000 ordinary shares to be issued in this offering); and 12,875,000 shares outstanding on a pro forma as adjusted basis (assuming 2,875,000 ordinary shares to be issued in this offering)	78,000	10.0	12.5	12.9
Share premium	5,048,160	647	647	647
Additional paid-in capital (4)	-	-	8,747	10,079
Accumulated loss (5)	(37,351,826)	(4,789)	(5,023)	(4,983)
Other reserve	11,221,781	1,439	1,439	1,439

Total Shareholders’ Equity	(21,003,885)	(2,693)	5,822	7,195

Total Capitalization	9,900,516	1,269	6,037	7,410

(1)	The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing and included the repayment of bank and other borrowings as stated in the “Use of Proceeds” section.

(2)	Indebtedness refers to financial liabilities of the Company and its subsidiaries (the “Group”), such as amount due to Directors and Shareholder and Bank and other borrowings.

(3)	Non-current liabilities are included in the table when it is the Company’s financial liabilities.

(4)

Pro forma additional paid-in capital (APIC) reflects the offering’s gross proceeds, less the par value of the shares, underwriting discounts, and other offering expenses that are recognized as a deduction from equity under IFRS. In accordance with IAS 32.37 and IAS 32.38, offering expenses that relate to both share issuance and listing functions should be allocated between these two categories on a rational and consistent basis. As disclosed in the F-1, we estimate total offering expenses to be approximately US$2,000,665.

(a) The Company is issuing 2,500,000 new shares in conjunction with the listing of 10,000,000 existing shares. Accordingly, we allocated 20% of the estimated offering expenses to the share issuance, amounting to approximately US$400,133. Therefore, the pro forma APIC is calculated as follows: US$10,000,000 (offering gross proceeds) minus US$2,500 (share par value), minus US$850,000 (underwriting discounts and non-accountable expense), minus US$400,133 (allocated offering expenses), resulting in a pro forma APIC of US$8,747,367.

(b) For full exercise of the Underwriters’ over allotment option, the Company is issuing 2,875,000 new shares in conjunction with the listing of 10,000,000 existing shares. Accordingly, we allocated 22% of the estimated offering expenses to the share issuance, amounting to approximately US$440,146. Therefore, the pro forma APIC is calculated as follows: US$11,500,000 (offering gross proceeds) minus US$2,875 (share par value), minus US$977,500 (underwriting discounts and non-accountable expense), minus US$440,146 (allocated offering expenses), resulting in a pro forma APIC of US$10,079,479.

(5)	The increase in accumulated loss on a pro forma as adjusted basis reflects the portion of the offering expenses related to the listing function. (a) As noted in (4), we estimate total offering expenses to be approximately US$2,000,665, and we have allocated 80% of these expenses, or US$1,600,532, to the listing function, which should be recognized as an expense in the statement of profit or loss and other comprehensive income. As of March 31, 2025, US$1,365,740 of these expenses had already been recognized. Therefore, the increase in accumulated loss on a pro forma as adjusted basis is expected to be US$234,792. (b) For full exercise of the Underwriters’ over allotment option, we allocated 78% of these expenses, or approximately US$1,560,519, to the listing function. Therefore, the increase in accumulated loss on a pro forma as adjusted basis is expected to be US$194,779.

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Selected Financial Data

The following tables set forth selected consolidated financial information for the years ended March 31, 2025 and 2024. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this Prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the Prospectus.

Consolidated Statements of Loss and Other Comprehensive Loss

for the Years Ended March 31, 2025 and 2024

	For the years ended March 31,
	2025	2024

	(HK$)

Revenue	16,574,921	5,236,436
Cost of revenue	(12,823,515)	(3,791,302)

Gross profit	3,751,406	1,445,134

Administrative expenses	(7,668,127)	(7,102,218)

Operating loss	(3,916,721)	(5,657,084)
Finance costs	(2,445,201)	(2,512,023)
Other income	379,702	247,167

Loss before tax	(5,982,220)	(7,921,940)
Income tax recovery	-	-

Loss and comprehensive loss for the year	(5,982,220)	(7,921,940)

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Consolidated Statements of Financial Position as at March 31, 2025 and 2024

	As at March 31,
	2025	2024

	(HK$)
ASSETS
Current assets
Cash and cash equivalent	1,384,211	258,304
Prepayments and deposits	2,289,826	1,757,619
Trade and other receivables	1,643,862	612,248
Contract fulfillment costs	662,929	-
Deferred listing expenses	1,471,020	935,300
Amount due from a shareholder	-	481,293

Total current assets	7,451,848	4,044,764

Non-current assets
Property, plant and equipment	14,505,410	17,966,127
Right-of-use assets	169,512	395,529
Rental deposits	-	69,778
Prepayment	2,356,132	1,474,032

Total non-current assets	17,031,054	19,905,466

Total assets	24,482,902	23,950,230

LIABILITIES

Current liabilities
Trade and other payables	9,914,613	8,609,438
Contract liabilities	4,667,773	-
Lease liabilities	169,581	214,978
Amounts due to a shareholder	689,922	689,922
Amount due to a director	821,243	700,000
Bank and other borrowings	29,223,655	29,787,975

Total current liabilities	45,486,787	40,002,313

Non-current liabilities
Lease liabilities	-	169,582

Total liabilities	45,486,787	40,171,895

Shareholders’ deficit
Share capital	78,000	78,000
Share premium	5,048,160	5,048,160
Other reserve	11,221,781	10,021,781
Accumulated deficit	(37,351,826)	(31,369,606)

Total Shareholders’ deficit	(21,003,885)	(16,221,665)

Total liabilities and shareholders’ deficit	24,482,902	23,950,230

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the Company’s financial condition and results of operations should be read together with its financial statements and related notes appearing elsewhere in this Prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to the Company’s plans and strategy for its business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” section of this Prospectus for a discussion of important factors which could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

We are a provider of advanced energy saving solutions supported by proprietary phase change thermal energy storage materials and thermal engineering services. Our mission statement is “to preserve the world by decarbonization technologies”. As an advocate of decarbonization, we design, develop, and provide customized energy saving solutions that increase economic benefits of our clients and reduce carbon emissions for a sustainable future.

As carbon emissions continue to build up in the atmosphere at historic levels, the theme of decarbonization has been gaining momentum on the international stage, and companies and governments all over the world are facing more pressure than ever to develop and execute a meaningful net-zero strategy, especially after the adoption of the Paris Agreement and the Glasgow Climate Pact in 2015 and 2021, respectively. Even though decarbonization strategies vary significantly across industries, it is believed that transitioning to clean-energy sources is a far more visible pathway toward net zero for many organizations. It is in such context that we have devised and have been consolidating our corporate mission to research, develop, strategize, and commercialize our decarbonization technology and products that not only considerably increase economic benefits of our clients, but also contribute to the global campaign of decarbonization and ultimately a more sustainable future.

Our proprietary technology is a PCM thermal energy storage (“TES”) technology. By applying material science and nanotechnology, we have successfully invented and manufactured our PCM which allows temporary storage of excess thermal energy for later use and thereby bridges the gap between energy availability and energy use (“BocaPCM-TES Technology”).

With our industry experience and professional expertise, we have put our BocaPCM-TES Technology into practice and invented our product – “BocaPCM-TES Panel” – a custom-made high-density polyethylene (“HDPE”) plastic encapsulated container fully filled with our PCM solution. Currently, we have developed more than 20 types of PCM, each of which has a unique phase change temperature and TES capacity to accommodate different temperature requirements in various PCM-TES applications. Based on the type of PCM solution filled into the HDPE plastic containers, we are able to manufacture customized BocaPCM-TES Panels with a wide range of operating temperatures from -86°C to +600°C to suit our clients’ needs. Accordingly, our BocaPCM-TES Panels can be utilized in many heating, ventilation, and air conditioning (“HVAC”) and refrigeration applications.

By utilizing our customized BocaPCM-TES Panels, we design, develop, and manufacture our phase change material thermal energy storage system (“BocaPCM-TES System”) and apply it on various central air conditioning systems (collectively, “Ultra-High Efficiency Boca Hybrid Power Chiller Plant”). Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is essentially an advanced cooling system that can be deployed in most existing and new buildings, and it is environmentally friendly with a long lifespan. Operating alongside with our self-developed fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can increase its efficiency by optimization control model that shifts chiller plant’s cooling load from on-peak periods to off-peak periods through applying real-time electricity demand peak management, resulting in a lower running cost due to lower tariff rate charged during off-peak periods. Taking our HAECO Project as a reference, buildings installed with our Ultra-High Efficiency Boca Hybrid Power Chiller Plant are able to reduce at least 40% of electricity consumption during all running time, and approximately 50% to 70% of the running cost (depending on the local electricity tariff) when compared with conventional central air conditioning systems. As a result, our technology and products not only contribute to the global campaign of decarbonization by cutting carbon emissions directly, but also increase economic benefits of our clients.

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To further our corporate mission and better grasp the market opportunities, we continue to strive to develop environmental-friendly, efficient, and cost-saving technologies and solutions for the benefit of our clients and the world at large.

We generated revenue of approximately HK$16.6 million and HK$5.2 million for the years ended March 31, 2025 and 2024, respectively. The revenue for the year ended 31 March 2024 primarily came from providing energy saving services by using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant located at the headquarters of HAECO in Hong Kong International Airport, for the year ended March 31, 2025, the revenue primarily came from the HAECO project, the Solar Project that the Company provides consultation on research and development services and another project with LMP International Limited for the provision of our BocaPCM-TES System at the Bayview Garden Shopping Centre, amounting of HK$5.1 million, HK$3.0 million and HK$8.5 million respectively. We intend to market and sell our products in Hong Kong, the PRC, the Republic of Korea and the Middle East.

Operating Results

For the years ended March 31, 2025 and 2024

The following table summarizes our consolidated statements of operations for the years ended March 31, 2025 and 2024. The selected financial information has been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and should be read in conjunction with the Company’s consolidated financial statements and related notes corresponding to such periods.

	For the years ended March 31,
	2025	2024

	(HK$)

Revenue	16,574,921	5,236,436
Cost of revenue	(12,823,515)	(3,791,302)

Gross profit	3,751,406	1,445,134

Administrative expenses	(7,668,127)	(7,102,218)

Operating loss	(3,916,721)	(5,657,084)
Finance costs	(2,445,201)	(2,512,023)
Other income	379,702	247,167

Loss before tax	(5,982,220)	(7,921,940)
Income tax expense	-	-

Loss and comprehensive loss for the year	(5,982,220)	(7,921,940)

Revenue

For the year ended March 31, 2025, revenue increased by approximately HK$11.3 million, or approximately 216.53%, to approximately HK$16.6 million from approximately HK$5.2 million for the year ended March 31, 2024. This increase in revenue was mainly due to the increase in consultancy fee income and construction income for the year ended March 31, 2025.

The following table sets out revenues from different services during the two years ended March 31, 2025:

	For the years ended
	March 31,
	2025		2024
	HK$	%	HK$	%
Revenue
Energy saving services	5,077,844	30.6	5,236,437	100.0
Construction service	8,497,077	51.3	-	-
Consultancy service	3,000,000	18.1	-	-
Total	16,574,921	100.0	5,236,437	100.0

Cost of revenue

For the year ended March 31, 2025, cost of revenue increased by approximately HK$9 million, or approximately 238.24%, to approximately HK$12.8 million from approximately HK$3.8 million for the year ended March 31, 2024, the increase was in line with the increase in revenue.

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Gross profit and gross profit margin

For the year ended March 31, 2025, gross profit increased by approximately HK$2.3 million, or approximately 159.59%, to approximately HK$3.8 million from approximately HK$1.4 million for the year ended March 31, 2024. This increase was in line with the increase in revenue of approximately 216.53% and 238.24% increase in cost of revenue. Our gross profit margin was approximately 23% for the year ended March 31, 2025, decreased by approximately 5% as compared to 28% for the year ended March 31, 2024. The decrease in gross profit margin was mainly due to: (i) higher repair and maintenance costs and reduced revenue from chiller plant maintenance in energy savings services income; (ii) costs attributed to consultancy services income limited to director’s salaries as direct costs; and (iii) for one construction project, the Group recognized revenue only to the extent of that cost incurred, as the Group was unable to reasonably measure the progress of the project, and the cost incurred was not proportionate to the progress in satisfying the performance obligation.

	For the years ended
	March 31,
	2025		2024
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
	HK$	%	HK$	%
Energy Savings Services	992,384	19.5	1,445,133	27.6
Construction service	-	0.0	-	0.0
Consultancy service	2,759,022	92.0	-	0.0
Overall	3,751,406	22.6	1,445,133	27.6

Administrative expenses

For the year ended March 31, 2025, administrative expenses increased by approximately HK$0.6 million to approximately HK$7.7 million, as compared to approximately HK$7.1 million for the year ended March 31, 2024. The increase was mainly due to the increase of professional fees during the year.

Finance costs

For the year ended March 31, 2025, finance costs remained steady at approximately HK$2.4 million and approximately HK$2.5 million for the year ended March 31, 2024.

Net Loss

For the year ended March 31, 2025, loss and comprehensive loss for the year decreased by approximately HK$1.9 million, or approximately 24.49% to approximately HK$6.0 million from approximately HK$7.9 million for the year ended March 31, 2024. The decrease was in line with the increase in gross profit during the year.

Liquidity and Capital Resources

Historically, we funded our operations primarily through cash generated from our operating activities, bank and other borrowings and financing from related parties and shareholders. As of March 31, 2025 and 2024, we had HK$1,384,211 (approximately US$177,463) and HK$258,304 (approximately US$33,116), respectively, in cash. Our cash and cash equivalents primarily consist of cash in banks which are unrestricted as to withdrawal or use. As of March 31, 2025 and 2024, we had bank and other borrowings of approximately HK$29.2 million (approximately US$3.7 million) and approximately HK$29.8 million (approximately US$3.8 million), respectively. As of March 31, 2025, we had net current liabilities of approximately HK$38.0 million (approximately US$4.9 million). Our ability to continue to operate on a going-concern basis is dependent on our management’s ability to successfully execute our business plans, which include increasing revenue while controlling operating expenses, as well as generating operating cash flows and continuing to obtain external sources of financing when necessary. We intend to finance our future working capital requirements and capital expenditures from cash generated from operating activities, bank borrowings and from the net proceeds we will receive from this offering.

When considering our liquidity position and our future capital resources and needs, we take into account our ability to generate revenue, generate operating cash flows and our ability to continue to obtain external sources of financing. Based on cash flow projections for operating activities and available loan facilities, we believe that we have sufficient funds for sustainable operations and will be able to meet our payment obligations from operations and debt related commitments for the next twelve months from the date of the prospectus. See “Risk Factors – We might need to raise additional capital in the future to fund our existing commercial operations, develop and commercialize new products and technologies and expand our operations.”

Our total capital as at March 31, 2025 and 2024, is set forth in the table below.

	As at March 31, 2025	As at March 31, 2024
	(Audited)	(Audited)
	HK$
Net (cash)	1,384,211	258,304
Total shareholders’ equity	(21,003,885)	(16,221,665)

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As of March 31, 2025, we had one capital commitment for purchasing residential property for director’s accommodation. See “Management’s Discussion And Analysis of Financial Condition and Results of Operations —Capital Expenditures.”

We may require additional capital for the development of our business operations and commercialization of the products we are currently developing or may develop in the future. See “Risk Factors — Risks Related to Our Business and Industry — Our business relies on debt financing to settle upfront costs in relation to our performance-based contracts.”

For the years ended March 31, 2025 and 2024

The following table summarizes our sources and uses of cash and cash equivalents for the years ended March 31, 2025 and 2024.

	For the year ended March 31,
	2025	2024
	(HK$)
Operating Activities
Net cash provided by operating activities	5,045,485	1,359,309

Cash used in investing activities
Prepayment of property, plant and equipment	(1,272,100)	-

Financing Activities
Payment of loans from directors	(729,302)	(259,021)
Loans from directors	843,647	2,394,783
Principal repayments of borrowings	(564,320)	(580,730)
Interest paid on borrowings and overdraft	(1,965,903)	(2,585,160)
Interest paid on lease liabilities	(16,621)	(58,174)
Repayment of lease liabilities	(214,979)	(389,426)
Net cash generated from/(used in) financing activities	(2,647,478)	(1,477,728)

Net increase /(decrease) in cash	1,125,907	(118,419)

Cash at the beginning of the year	258,304	376,723

Cash at the end of the year, represented by bank balances and cash	1,384,211	258,304

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Operating Activities

For the year ended March 31, 2025, net cash provided by operating activities increased by approximately of HK$3.7 million or 271%, to approximately HK$5.0 million from approximately HK$1.4 million for the year ended March 31, 2024. The company has net operating cash inflow before movements in working capital of approximately HK$2.2 million. With the net loss of approximately HK$6.0 million, as adjusted for (i) finance costs of approximately HK$2.4 million chiefly consisting of interest on our loans and borrowings; (ii) depreciation of property, plant, and equipment of approximately HK$3.5 million; and (iii) forgiveness of director’s remuneration of approximately HK$1.2 million. Movements in working capital resulted in a net cash inflow of approximately HK$2.8 million, primarily consisting of (i) increase in contract fulfillment cost of approximately HK$0.7 million; (ii) increase in prepayments and deposits of approximately HK$0.6 million; (iii) increase in trade and other receivables of HK$1.0 million; and (iv) increase in contract liabilities of approximately HK$4.7 million.

Investing Activities

For the year ended March 31, 2025, cash used in investing activities rose to approximately HK$1.27 million, compared to HK$0 for the year ended March 31, 2024. This increase resulted from a prepayment for property, plant, and equipment, including a deposit of HK$950,000 and associated direct costs of HK$322,100 for the acquisition of a residential property intended for director accommodation.

Financing Activities

For the year ended March 31, 2025, we had net cash used in financing activities of approximately HK$2.6 million. We had net cash used in financing activities of approximately HK$1.5 million for the year ended March 31, 2024. The change was primarily consisting of (i) interest paid on borrowings and overdraft of approximately HK$2.0 million; (ii) principal repayment of borrowings of approximately HK$564,320; (iii) proceed for loan from directors of approximately HK$843,647; (iv) repayment of lease liabilities of approximately HK$214,979; and (v) repayment of loans from directors of HK$729,302.

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Research and Development

For the years ended March 31, 2025 and 2024, our research and development strategies mainly focused on two areas that are fundamental to our growth and business operation, namely our PCM and fully automatic control system:

●	Continuous commitment in developing various PCM. With the outbreak of COVID-19, pharmaceutical companies around the world have been investing a huge amount of resources in the invention of vaccines for protecting the health of the public. However, the delivery of vaccines in a cost-effective way has been an issue for these companies because certain brands of vaccines require a low-temperature environment during transportation. After discovering this potential business opportunity, we carried out numerous experiments and successfully invented seven PCM with phase change temperature ranging from -10.6°C to -86°C. Our PCM is not only applicable in the delivery of vaccines, but we consider that our recently developed PCM also has an important role that it can play in the larger market of cold-chain logistics. In March 2022, we entered into a product development and supply agreement with a Hong Kong company to develop ultra-low temperature transportation boxes as well as a backup system of ultra-low temperature freezer with our PCM. Further details are set out in “Our Business – Our strategy”.

●	Improvement and advancement of our fully automatic control system. Since the operation of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant at the headquarters of HAECO in June 2019, we have been continuously collecting the data generated by our fully automatic control system. After analyzing the data, we are able to monitor the performance of our chiller plant and improve its efficiency by adjusting our fully automatic control system. With more data to be generated in the upcoming years, we aim at further enhancing our control system by developing self-learning capability.

Trend Information

Other than as disclosed elsewhere in this Prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Investors should review statements made in this Prospectus under “Risk Factors” and “Our Business” for additional information about the Company.

Off-Balance Sheet Arrangements

We do not have any outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. We do not engage in trading activities involving non-exchange traded contracts. In our ongoing business, we do not enter into transactions involving, or otherwise form relationships with, unconsolidated entities or financial partnerships that are established for the purpose of facilitating off-balance sheet arrangements for other contractually narrow or limited purposes.

Contractual Obligations

The following table provides our contractual obligations as at March 31, 2025.

	Total	Less than 1 year	1-5 years	More than 5 years
	HK$

Bank Borrowings	2,861,491	117,693	2,701,021	42,777
Lease Obligations	173,700	173,700	-	-

Other borrowings	33,794,968	8,600,000	25,194,968	-
Total	36,830,159	8,891,393	27,895,989	42,777

The following table provides our contractual obligations as at March 31, 2024.

	Total	Less than 1 year	1-5 years	More than 5 years
	HK$

Bank Borrowings	3,486,843	706,456	2,737,001	43,386
Lease Obligations	405,300	231,600	173,700	-

Other borrowings	35,660,748	8,600,000	27,060,748	-
Total	39,552,891	9,538,056	29,971,449	43,386

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Capital Expenditures

The following table sets forth our capital expenditures for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
	HK$

Purchase of property, plant and equipment (including the prepayment for property)	(1,278,998)	(66,995)
Total capital expenditures	(1,278,998)	(66,995)

For the year ended March 31, 2025, the Group entered into sales and purchase agreements with the director and his close family member, Ms. Lui Lai Yuen, and Mr. Chan Koon Wah Charles, for purchasing residential property for director’s accommodation. The consideration is HK$9,500,000. As of March 31, 2025, the Group paid the deposit of HK$950,000 and related direct cost of HK$322,100. Except for above agreement, the Group had no additional commitments for capital expenditures.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. Those critical accounting policies and estimates that require the most significant judgment are discussed further below.

Going concern and liquidity

The Company has sustained losses for ten consecutive years. In particular, the Company incurred loss of HK$5,982,220 for the year ended Mach 31, 2025. These conditions indicate the existence of material uncertainties which may cast doubt on the Company’s ability to continue as a going concern. The assessment of the going concern assumptions involves making judgment by the directors of the Company, at a particular point of time, about the future outcome of events or conditions which are inherently uncertain. The directors of the Company consider that the Company has the ability to continue as a going concern notwithstanding the major conditions that may cast doubts about the going concern assumptions.

Impairment of property, plant and equipment and right-of-use assets

The recoverable amount calculation requires the management of the Company to estimate higher of fair value less costs of disposal and value in use of those assets as the recoverable amount.

Property, plant and equipment and right-of-use assets are stated at costs less accumulated depreciation and impairment, if any. In determining whether an asset is impaired, the Company has to exercise judgement and make estimation, particularly in assessing: (1) whether an event has occurred or any indicators that may affect the asset value; (2) whether the carrying value of an asset can be supported by the recoverable amount, in the case of value in use, the net present value of future cash flows which are estimated based upon the continued use of the asset; and (3) the appropriate key assumptions to be applied in estimating the recoverable amounts including cash flow projections and an appropriate discount rate. When it is not possible to estimate the recoverable amount of an individual asset (including right-of-use assets), the Company estimates the recoverable amount of the cash generating unit to which the assets belong, including allocation of corporate assets when a reasonable and consistent basis of allocation can be established, otherwise recoverable amount is determined at the smallest group of cash generating units, for which the relevant corporate assets have been allocated. Changing the assumptions and estimates, including the discount rates or the growth rate in the cash flow projections, could materially affect the recoverable amounts. Where the actual future cash flows are less than expected, a material impairment loss may arise. The fair value less costs of disposal of certain assets have been determined from market available information.

The carrying amount of property, plant and equipment was HK$14,505,410 and HK$17,966,127 as at March 31, 2025, 2024, respectively; and the carrying amount of right-of-use assets was HK$169,512 and HK$395,529, respectively. Based on the management assessment, no impairment loss was provided for property, plant and equipment and right-of-use assets for March 31, 2025, 2024, respectively.

Sensitivity analysis

For impairment of property, plant and equipment, if the estimated annual revenue covering 4-year period were reduced by 5% and 10%, while other parameters remain constant, the recoverable amount of CGU would be reduced to HK$15,496,383 and HK$14,540,663 respectively, consequently no impairment loss would be recognised.

If discount rate was increased by 3% and 5%, while other parameters remain constant, the recoverable amount of CGU would be reduced to HK$15,739,120 and HK$15,297,806 respectively, consequently no impairment loss would be recognised.

Construction progress measurement for revenue recognition

The Group recognises revenue for performance obligations satisfied over time only when it is able to reasonably measure its progress toward complete satisfaction of those obligations. This requires management to exercise significant judgement in assessing the nature of the performance obligations and determining an appropriate method of measuring progress, whether based on inputs or outputs.

In certain circumstances, the Group is unable to reasonably measure the outcome of a performance obligation due to inherent uncertainties in the scope, timing, or outcome of the work performed. However, where the Group expects to recover the costs incurred in satisfying the performance obligation, revenue is recognised only to the extent of those costs incurred, in accordance with IFRS 15.

This approach reflects management’s judgement that, although the final outcome cannot be reliably estimated at the reporting date, it is probable that the costs incurred will be recoverable. As such, revenue is recognised on a zero-margin basis until the point at which the outcome of the performance obligation can be reasonably measured.

For the year ended March 31, 2025, the Company recognized HK$8,497,077 of revenue and cost for MVAC installation project respectively.

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Quantitative and Qualitative Disclosure About Market Risk

Foreign currency risk

The Company is exposed to foreign currency risk primarily through expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HK$ is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

Interest rate risk

The Company is exposed to fair value interest rate risk which arise from lease liabilities. The Company is exposed to cash flow interest rate risk in relation to variable-rate bank balances and variable rate bank borrowing due to the fluctuation of the prevailing market interest rate. The Company currently does not have a policy on hedging interest rate risk. However, the management of the Company monitors interest rate exposure and will consider hedging significant interest rate risk should the need arise.

Sensitivity analysis

No sensitivity analysis is presented since the directors of the Company consider that the Company’s exposure to interest rate risk is insignificant. Only bank borrowing is floating rate and the balances as at March 31, 2025 were HK$2,623,655. The Company considers the interest rate fluctuation for the bank borrowings for current years ranged from 3% to 3.625%, with the limited change within 0.6%, the Company expects no material change in interest rate over the remaining term of the loans.

Credit Risk

As at March 31, 2025 and 2024, the Company’s maximum exposure to credit risk which will cause a financial loss due to failure to discharge an obligation by the counterparties is arising from the carrying amounts of the recognized financial assets as stated in the statement of financial position.

Trade receivables arising from contracts with customers

In order to minimize the credit risk, management of the Company has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. The Company only extends credit to customers based on careful evaluation of the customers’ financial conditions and credit history. Credit sales of products are made to customers with an appropriate credit history. The Company performs impairment assessment under ECL model upon application of IFRS 9 on trade receivables individually or based on provision matrix. In this regard, the directors of the Company consider that the Company’s credit risk is significantly reduced.

Amount due from directors

The Company has considered that credit risks on amount due from directors have not increased significantly since initial recognition and has assessed the ECL under 12-month ECL (“12m ECL”) method based on the Company’s assessment in the risk of default of the respective counterparties.

Other receivables

The Company assessed the impairment for its other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors of the Company, have no significant increase in credit risk since initial recognition. ECL is estimated based on historical observed default rates over the expected life of debtors and is adjusted for forward-looking information that is available without undue cost or effort. Based on the impairment assessment performed by the Company, the management of the Company considers the loss allowance for other receivables within lifetime ECL was insignificant and accordingly no allowance for losses is provided.

Cash balances

The credit risk on cash balances is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

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Significant concentration of credit risk

The Company’s concentration of credit risk on trade receivables by geographical locations is mainly in Hong Kong. The Company has no other significant concentration of credit risk, with exposure spread over a number of counterparties.

The Company’s internal credit risk grading assessment on trade receivables and other financial assets comprise the following categories:

Internal credit rating	Description	Trade receivables	Other financial assets
Low risk	The counterparty has a low risk of default and does not have any past-due amounts	Lifetime ECL – not credit-impaired	12m ECL
Watch list	The counterparty has amounts past-due but is continuously settling after due date and with continuous business transactions with the Company	Lifetime ECL – not credit-impaired	12m ECL
Doubtful	There have been significant increases in credit risk since initial recognition through information developed internally or external resources while the counterparty is with continuous business transactions with the Company	Lifetime ECL – not credit-impaired	Lifetime ECL – not credit-impaired
Loss	There is evidence indicating the asset is credit-impaired	Lifetime ECL – credit-impaired	Lifetime ECL – credit-impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery	Amount is written off	Amount is written off

Liquidity Risk

In management of the liquidity risk, the Company has obtained financial support from its shareholders, which has agreed not to demand for repayment from the Company for the next coming twelve months from the date of reporting period and agreed to provide adequate funds to enable the Company to meet in full its financial obligations as they fall due for the foreseeable future. The Company monitors and maintains a level of cash and cash equivalents deemed adequate by management to finance the Company’s operations and mitigate the effects of fluctuations in cash flows. The Company relies on bank loans and other borrowings as a significant source of liquidity. The management monitors the utilization of bank borrowings and ensures compliance with the relevant loan covenants.

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The following table details the Company’s remaining contractual maturity for its non-derivative financial liabilities. The table has been drawn up based on the undiscounted cash flows of the financial liabilities based on the earliest date on which the Company can be required to pay. Specifically bank borrowings with a repayment on demand clause are included in the earliest time band regardless of the probability of the banks choosing to exercise their rights. The maturity dates for other non-derivative financial liabilities are based on the agreed repayment dates.

The table includes both interest and principal cash flows. To the extent that interest flows are floating rate, the undiscounted amounts is derived from the interest rate at the end of the reporting period.

2025	Weighted average interest rate	On demand or less than 1 month	1 -3 months	3 months to 1 year	1 year to 5 years	Over 5 years	Total undiscounted cash flows	Carrying amount at March 31, 2025
		HK$	HK$	HK$	HK$	HK$	HK$	HK$

Non-derivative financial liabilities
Trade payables		82,560	-	-	-	-	82,560	82,560
Interest payables		3,000,465	-	-	-	-	3,000,465	3,000,465
Other payables		6,805,288	-	-	-	-	6,805,288	6,805,288
Amounts due to a director		821,243	-	-	-	-	821,243	821,243
Amounts due to a shareholder		689,922	-	-	-	-	689,922	689,922
Bank borrowing
-floating rate	3.0%	2,623,655	-	-	-	-	2,623,655	2,623,655
Other borrowings
-fixed rate	8.76%	26,600,000	-	-	-	-	26,600,000	26,600,000
Lease liabilities	5.95%	19,300	38,600	115,800	-	-	173,700	169,581

Total		40,642,433	38,600	115,800	-	-	40,796,833	40,792,714

2024	Weighted average interest rate	On demand or less than 1 month	1 -3 months	3 months to 1 year	1 year to 5 years	Over 5 years	Total undiscounted cash flows	Carrying amount at March 31, 2024
		HK$	HK$	HK$	HK$	HK$	HK$	HK$

Non-derivative financial liabilities
Trade payables		499,352	-	-	-	-	499,352	499,352
Interest payables		2,672,009	-	-	-	-	2,672,009	2,672,009
Other payables		5,411,776	-	-	-	-	5,411,776	5,411,776
Amounts due to a director		700,000	-	-	-	-	700,000	700,000
Amounts due to a shareholder		689,922	-	-	-	-	689,922	689,922
Bank borrowing
-floating rate	3.63%	3,187,975	-	-	-	-	3,187,975	3,187,975
Other borrowings
-fixed rate	8.76%	26,600,000	-	-	-	-	26,600,000	26,600,000
Lease liabilities	5.95%	19,300	38,600	173,700	173,700	-	405,300	384,560

Total		39,780,334	38,600	173,700	173,700	-	40,166,334	40,145,594

Bank and other borrowings with a repayment on demand clause are included in the “on demand or less than 1 month” time band in the above maturity analysis. As at March 31, 2025, the aggregate principal amounts of these bank and other borrowings amounted to HK$29,223,655 (2024: HK$29,787,975). Taking into account the Company’s financial position, the directors do not believe that it is probable that the banks and the third-party lenders will exercise their discretionary rights to demand immediate repayment. The directors believe that such loans will be repaid six years after the end of the reporting period in accordance with the scheduled repayment dates set out in the loan agreements, details of which are set out in the table below. The aggregate principal and interest cash outflows of bank and other borrowings with a repayment on demand clause amounted to HK$36,656,459 (2024: HK$39,147,591).

Maturity Analysis – Bank and other borrowings with a repayment on demand clause based on scheduled repayments

	Weighted average interest rate	Less than 1 year	1 -2 years	More than 2 years	Total undiscounted cash flows	Carrying amount
	%	HK$	HK$	HK$	HK$	HK$

March 31, 2025	8.24%	8,717,693	2,697,174	25,241,592	36,656,459	29,223,655

March 31, 2024	8.21%	9,303,456	2,706,456	27,134,679	39,147,591	29,787,975

The amounts included above for variable interest rate instruments are subject to change if changes in variable interest rates differ to those estimates of interest rates determined at the end of the reporting period.

Fair value measurements of financial instruments

The fair values of financial assets and financial liabilities are determined in accordance with generally accepted pricing models based on discounted cash flow analysis.

The directors consider that the carrying amounts of other financial assets and financial liabilities recognized in the financial statements approximate their fair values.

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Our Business

Overview

We are a provider of advanced energy saving solutions supported by proprietary phase change thermal energy storage materials and thermal engineering services. Our mission statement is “to preserve the world by decarbonization technologies”. As an advocate of decarbonization, we design, develop, and provide customized energy saving solutions that bring considerable economic benefits to our clients and reduce carbon emissions for a sustainable future.

As carbon emissions continue to build up in the atmosphere at historic levels, the theme of decarbonization has been gaining momentum on the international stage, and companies and governments all over the world are facing more pressure than ever to develop and execute a meaningful net-zero strategy, especially after the adoption of the Paris Agreement and the Glasgow Climate Pact in 2015 and 2021, respectively. Even though decarbonization strategies vary significantly across industries, it is believed that transitioning to clean-energy sources is a far more visible pathway toward net zero for many organizations. It is in such context that we have devised and have been consolidating our corporate mission to research, develop, strategize, and commercialize our decarbonization technology and products that not only bring considerable economic benefits to our clients, but also contribute to the global campaign of decarbonization and ultimately a more sustainable future.

Our proprietary technology is a PCM TES technology. By applying material science and nanotechnology, we have successfully invented and manufactured our PCM which allows temporary storage of excess thermal energy for later use and thereby bridges the gap between energy availability and energy use.

With our industry experience and professional expertise, we have put our BocaPCM-TES Technology into practice and invented our product – “BocaPCM-TES Panel” – a custom-made HDPE plastic encapsulated container fully filled with our PCM solution. Currently, we have developed more than 20 types of PCM, each of which has a unique phase change temperature and TES capacity to accommodate different temperature requirements in various PCM-TES applications. Based on the type of PCM solution filled into the HDPE plastic containers, we are able to manufacture customized BocaPCM-TES Panels with a wide range of operating temperatures from -86°C to +600°C to suit our clients’ needs. Accordingly, our BocaPCM-TES Panels can be utilized in many HVAC and refrigeration applications.

By utilizing our customized BocaPCM-TES Panels, we design, develop, and manufacture our phase change material thermal energy storage system and apply it on various central air conditioning systems. Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is essentially an advanced cooling system that can be deployed in most existing and new buildings, and it is environmentally friendly with a long lifespan. Operating alongside with our self-developed fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can increase its efficiency by optimization control model that shifts chiller plant’s cooling load from on-peak periods to off-peak periods through applying real-time electricity demand peak management, resulting in a lower running cost due to lower tariff rate charged during off-peak periods. Taking our HAECO Project as a reference, buildings installed with our Ultra-High Efficiency Boca Hybrid Power Chiller Plant are able to reduce at least 40% of electricity consumption during all running time, and approximately 50% to 70% of the running cost (depending on the local electricity tariff) when compared with conventional central air conditioning systems. As a result, our technology and products not only contribute to the global campaign of decarbonization by cutting carbon emissions directly, but also bring considerable economic benefits to our clients.

To further our corporate mission and better grasp the market opportunities, we continue to strive to develop environmental-friendly, efficient and cost-saving technologies and solutions for the benefit of our clients and the world at large.

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We generated revenue of approximately HK$16.6 million and approximately HK$5.2 million for the years ended March 31, 2025 and 2024, respectively. The revenue primarily came from providing energy saving services by using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant located at the headquarters of “HAECO” in Hong Kong International Airport, and for the year ended March 31, 2025, the revenue primarily came from a project that the Company provides consultation on research and development services (“Soar Project”) and another project with LMP International Limited for the provision of our BocaPCM-TES System at the Bayview Garden Shopping Centre. We intend to market and sell our products and services in Hong Kong, the PRC, the Republic of Korea, and the Middle East.

History

We commenced our business operations in 1992 and established Boca International Limited (“Boca International”), our current major operating entity in Hong Kong. Since then, we have been investing substantial resources in technological advancements, particularly our research and development in PCM and the ancillary technologies for enhancing its commercial applicability.

We have been conducting research and experiments in the physical characteristics and chemical compositions of various PCM. In 1992, one of our most important PCM was invented. It undergoes phase change (solidification) at +8°C, which is the optimum temperature for its application in air conditioning systems.

In 2003, we developed the first-generation BocaPCM solution encapsulation in the form of a stainless-steel ball for improving its durability and the heat transfer efficiency of our PCM. Subsequently, in 2007, with the technological advancement in material science, we switched to HDPE panels in our second-generation encapsulations which significantly lowered the costs and brought our technology one step closer to commercialization. In 2013, we have further improved the design of our HDPE panels by applying ultrasonic welding technology to enhance its heat transfer rate. HDPE panels are used in the production of our existing BocaPCM-TES Panel, which forms an important part of our BocaPCM-TES System.

In 2015, we developed a fully automatic control software for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant which significantly increases its energy saving performance and operation efficiency. Going forward, one of our research and development goals is to upgrade our current fully automatic control system to an artificial intelligence system.

In 2015, Boca International, wholly owned by Chan Kam Biu Richard was acquired by Richly Conqueror Limited. In 2016, Boca International was acquired by SGOCO International (HK) Limited, a SGOCO Group Limited’s (“SGOCO”, currently known as Troops, Inc., NASDAQ: TROO) subsidiary incorporated in Hong Kong, from Richly Conqueror Limited for the total consideration of HK$52 million in the form of cash, plus 3.4 million new shares in SGOCO Group Limited. In June 2018, SGOCO transferred 48.9% interest in Boca International to an independent third party as part of the consideration to acquire the entire issued share capital of a limited company. In August 2018, the independent third party sold its 48.9% interest to Green Circle Limited. On August 26, 2020, Chan Kam Biu Richard acquired the entire share capital of Green Circle Limited from an independent third party who Chan Kam Biu Richard personally knows. On September 10, 2020, SGOCO disposed of the remaining 51.1% interest in Boca International to an independent third party. On September 21, 2020, the independent third party sold its 51.1% interest to Joyful Star Limited. On September 22, 2020, Chan Kam Biu Richard acquired the entire share capital of Joyful Star Limited from an independent third party who Chan Kam Biu Richard personally knows. On September 24, 2020, Green Circle Limited sold its 48.9% interest to Joyful Star Limited. Thus, the entire issued share capital of Boca International was transferred to Joyful Star Limited in September 2020. In particular, the 51.1% interest in Boca International was transferred to Joyful Star Limited for a consideration of HK$94 from the independent third party and the remaining 48.9% interest in Boca International was transferred to Joyful Star Limited for a consideration of HK$90.

As part of the Company’s founding partners’ early involvement, where they provided valuable resources contributing to the growth of the Company, Wong Tan Suen, on behalf of Wong C Ching and Ma Chi Heng, subscribed for 360,000 Shares and 240,000 Shares respectively at par value of US$0.001 per share in 2022, as part of the restructuring of the Company in anticipation to the Offering. Prior to the subscription, Wong C Ching and Ma Chi Heng provided an aggregate loan of HK$5,000,000 (HK$4,010,000 and HK$990,000 respectively) to Boca International, and of that HK$4,600,000 remains outstanding. The Security Ownership of Management and Certain Shareholders section of this registration statement accounts for these share issuances. The 600,000 Shares owned by the two individuals - Wong Tan Suen and Ma Chi Heng - have a lock-up period of 183 days from the date of the Offering.

During a reorganization in 2022, we established our current offshore holding structure. Specifically, we established the Company in the Cayman Islands on February 15, 2022 as a limited liability corporation under the laws of Cayman Islands. After the completion of the reorganization in 2022, the Company became our offshore holding company and has held our subsidiary directly since then.

Corporate Structure

The Company is a holding company that does not have substantive operations. We conduct our businesses through our wholly-owned subsidiary, Boca International. Boca International was incorporated on June, 16, 1992 as a limited liability corporation under the laws of Hong Kong. The chart below summarizes our corporate structure and identifies the principal subsidiary as of the date of this Prospectus:

Green Circle Decarbonize Technology Limited
(Cayman Islands)
Boca International Limited
(Hong Kong)

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Our Mission

As carbon emissions continue to build up in the atmosphere at historic levels, the theme of decarbonization has been gaining momentum on the international stage, and companies and governments are facing more pressure than ever to develop and execute a meaningful net-zero strategy, especially after the adoption of the Paris Agreement and the Glasgow Climate Pact in 2015 and 2021, respectively.

Paris Agreement

From November 30 to December 12, 2015, the 21st United Nations Climate Change Conference of the Parties (“COP21”) was held in Paris. In the COP21, all members of the United Nations Framework Convention on Climate Change (“UNFCCC”) adopted the Paris Agreement, which is a legally binding international treaty on climate change.

The purpose of the Paris Agreement is to strengthen the global response to the threat of climate change, in the context of sustainable development and efforts to eradicate poverty, including by:

1.	holding the increase in the global average temperature to well below 2°C above pre-industrial levels and pursuing efforts to limit the temperature increase to 1.5°C above pre-industrial levels, recognizing that this would significantly reduce the risks and impacts of climate change (“Paris Agreement Temperature Goal”);

2.	increasing the ability to adapt to the adverse impacts of climate change and foster climate resilience and low greenhouse gas emissions development, in a manner that does not threaten food production; and

3.	making finance flows consistent with a pathway towards low greenhouse gas emissions and climate-resilient development.

It is specifically acknowledged in the Paris Agreement that climate change is a common concern of humankind, and accordingly the fight against climate change and the pursuit of decarbonization is not only an imperative agenda of governments or states, but also requires commitment and active participation and contribution by non-state actors such as businesses, financial institutions, educational institutions, and healthcare institutions. In terms of actual implementation, increasing energy efficiency and moving from fossil fuels to renewable energy are two of the keystones in the battle against climate change and in the transition to a better and more sustainable world.

Glasgow Climate Pact

Under the framework of the Paris Agreement, it requires each of the signing countries to submit a pledge named “nationally determined contributions” (“NDC”) to limit their greenhouse gas emissions, and they are expected to submit their enhanced NDC every five years to ratchet up the ambition to mitigate climate change. Given that the Paris Agreement was signed in 2015, the conference of 2020 was originally scheduled to be the first ratcheting up. However, due to the COVID-19 pandemic, it was postponed to 2021.

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From October 31 to November 13, 2021, the United Kingdom hosted the 26th United Nations Climate Change Conference of the Parties (“COP26”) in Glasgow. After 13 days of negotiations, every attending party at COP26 – representing almost 200 countries – agreed the Glasgow Climate Pact, which is the first climate agreement explicitly planning to reduce unabated coal usage.

The Glasgow Climate Pact not only reaffirms the Paris Agreement Temperature Goal, but also urges each of the signing countries to take further actions to accelerate the development, deployment and dissemination of technologies, and the adoption of policies, to transition towards low-emission energy systems, including by rapidly scaling up the deployment of clean power generation and energy efficiency measures, including accelerating efforts towards the phasedown of unabated coal power and phase-out of inefficient fossil fuel subsidies.

Our Contributions to Decarbonization

As of the date of this Prospectus, all 198 UNFCCC members have either signed or acceded to the Paris Agreement and the Glasgow Climate Pact. This means they have agreed to gradually reduce the use of fossil fuels and carbon dioxide emissions to reach net carbon neutrality by 2050 and keep global warming below 2°C by the year 2100.

Even though decarbonization strategies vary significantly across industries, it is believed that transitioning to clean-energy sources is a far more visible pathway toward net zero for many organizations. In particular, in the utility sector, initiatives like use of energy-efficiency programs, time-of-use pricing and energy-management programs have proven to be more cost effective than investing large capital dollars into expanding energy-generation capacity. It is in such context that we have devised and have been consolidating our corporate mission to research, develop, strategize, and commercialize our decarbonization technology and products that not only bring considerable economic benefits to our clients, but also contribute to the global campaign of decarbonization and ultimately a more sustainable future.

Our Products

TES

TES is a technology that stocks thermal energy by heating or cooling a storage medium so that the stored energy can be used at a later time for heating and cooling applications and power generation. It may involve a 24-hour or alternatively a weekly or seasonal storage cycle depending on the system design. TES systems are used particularly in buildings and in industrial processes. Whilst the output is always thermal, the input energy may be either thermal or electrical.

PCM

By applying material science and nanotechnology, we have successfully invented and manufactured our PCM which allows temporary storage of excess thermal energy for later use and thereby bridges the gap between energy availability and energy use. Furthermore, it provides a large thermal buffer for the optimization of HVAC and refrigeration applications.

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BocaPCM-TES Panel

With our industry experience and professional expertise, we have put our BocaPCM-TES Technology into practice and invented BocaPCM-TES Panels – a custom-made HDPE plastic encapsulated container fully filled with our PCM solution. Currently, we have developed more than 20 types of PCM, each of which has a unique phase change temperature and TES capacity to accommodate different temperature requirements in various PCM-TES applications. Furthermore, raw materials used in all our PCM are natural substances and are non-toxic in nature, which mean they are generally safe to the environment. Based on the type of PCM solution filled into the HDPE plastic containers, we are able to manufacture customized BocaPCM-TES Panels with a wide range of operating temperatures from -86°C to +600°C to suit our clients’ needs. Accordingly, our BocaPCM-TES Panels can be utilized in many HVAC and refrigeration applications.

BocaPCM-TES Panel

BocaPCM-TES Tank

To ensure safe and reliable operation, we adopt the ultrasonic welding method to seal the BocaPCM-TES Panel after it is fully filled with our PCM solution. The design of plastic container has incorporated internal support columns as well as external guide circles so that our BocaPCM-TES Panels can be stacked on top of each other and therefore forming a large self-assembling heat exchanger within the tank (“BocaPCM-TES Tank”). The self-stacking concept can be applied in both water flow system and air flow system, and the gap between each container provides an ideal flow passage with a large heat exchange surface. Since the maximum stacking height of our BocaPCM-TES Panels is approximately two-point-six meters, the diameter of our BocaPCM-TES Tank will normally be less than approximately three meters.

Water Flow System of BocaPCM-TES Tank	Air Flow System of BocaPCM-TES Tank

Our BocaPCM-TES Tank is usually made by steel. Depending on the space availability and structural load, it can be constructed on the rooftop, underground or anywhere of the building. It is usually installed close to the chiller plant in order to minimize pipework and pumping energy penalties. If pressurized tank is required, cylindrical tank can be used to accommodate our BocaPCM-TES Panels with minimum bypass distance.

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Horizontal Cylindrical BocaPCM-TES Tank

BocaPCM-TES System

Our BocaPCM-TES System adopts a modular design architecture. For sites that have limited space concerns, our system can be subdivided into multiple BocaPCM-TES Tanks in parallel or series layout, giving flexibility to our clients.

BocaPCM-TES System – BocaPCM-TES Tanks arranged in parallel and series layout

Fully Automatic Control System

Our team has developed a fully automatic control system to optimize the operation of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant so that it can operate at its maximum coefficient of performance (“COP”) at all times, notwithstanding the cooling load and the temperature of chilled water vary from time to time.

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Our Technology

Types of Refrigeration Units

Different types of refrigeration units have different cooling efficiencies. Subject to the type of compressor being used, refrigeration units can be divided into three categories, namely (1) reciprocating refrigeration unit, (2) screwed refrigeration unit, and (3) centrifugal refrigeration unit.

●	Reciprocating refrigeration unit. It is normally used in occasions where the demand for cooling capacity is low, and its COP is about three to four under standard operating conditions.

●	Screwed refrigeration unit. It is normally used in medium-sized enterprises, and its COP can reach around four to five under standard operating conditions.

●	Centrifugal refrigeration unit. It is normally used in medium and large enterprises, and its COP can reach up to five to six under standard operating conditions.

Centrifugal refrigeration unit has the highest COP and hence it is usually used in central air conditioning systems of commercial buildings. Nonetheless, its average COP can only reach four at most.

Relationship between Cooling Load and COP

In general, a refrigeration unit has to operate at full capacity in order to maximize its COP. However, it is almost practically impossible as the performance of a refrigeration unit is affected by numerous factors, in particular the weather. Most of the time, refrigeration units operate in partial cooling loads, yielding a relatively low COP. As shown in the cooling load to COP graph below, the COP is varied with the change in the temperature of chilled water or the cooling load, and the maximum COP can only be achieved under a particular cooling load with a particular temperature of chilled water.

The operation of centrifugal refrigeration units is different from that of reciprocating refrigeration units and screwed refrigeration units. For centrifugal refrigeration units, their COP can be greatly improved by adding a variable speed motor. As shown in the cooling load to COP graph below, although the COP of a refrigeration unit can be greatly improved when it works under partial cooling loads, there is still limitation for enhancing the COP by using variable speed motors, i.e. the cooling load must be between 40% and 60% in order to reach the highest COP. However, as mentioned above, it is impossible for a central air conditioning system to operate in this interval during most of the year. Therefore, it is difficult to achieve the optimum performance by simply adding a variable speed motor in a centrifugal refrigeration unit.

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Cooling load to COP graph of a refrigeration unit under different chilled water temperatures

Ultra-High Efficiency Boca Hybrid Power Chiller Plant

In order to overcome the aforesaid limitations, we have invented our Ultra-High Efficiency Boca Hybrid Power Chiller Plant by incorporating our BocaPCM-TES System and fully automatic control system into a central air conditioning system so that it not only allows the refrigeration unit to operate in partial cooling loads with high efficiency under an unbalanced strategy, but also guarantees that the total cooling load requirement is satisfied.

Design of Ultra-High Efficiency Boca Hybrid Power Chiller Plant

Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is a water flow system, which is mainly comprised of (1) cooling towers, (2) refrigeration units, (3) our BocaPCM-TES System, and (4) our fully automatic control system. The refrigeration units can be the existing refrigeration units (either reciprocating refrigeration unit, screwed refrigeration unit, or centrifugal refrigeration unit) of the central air conditioning system. As for our BocaPCM-TES System, it is formed by multiple BocaPCM-TES Tanks, and each BocaPCM-TES Tank has installed a large number of BocaPCM-TES Panels filled with customized PCM solution. Furthermore, all BocaPCM-TES Panels contain chilled water circulation channels for heat exchange with the PCM solution and hence realize a phase change for thermal energy storage or release. By controlling (1) cooling capacity of the refrigeration unit, (2) water flow of the primary chilled water pumps and (3) water flow of the secondary chilled water pumps, (4) water flow of the condenser water pumps, and (5) air flow of the cooling towers through our fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant could apply our BocaPCM-TES Technology to store and release energy at its maximum COP.

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Control Models of Ultra-High Efficiency Boca Hybrid Power Chiller Plant

The control models of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant for storing and releasing energy from our BocaPCM-TES System include:

●	Energy Storage Model. When the cooling load demand is low, our fully automatic control system is programmed to control the refrigeration units to operate under the maximum COP. Due to the difference of flow rate between the primary chilled water pumps and the secondary chilled water pumps, the surplus chilled water will flow into our BocaPCM-TES System. As a result, our BocaPCM-TES System will operate in thermal energy storage mode so that all or part of the cooling output of the refrigeration unit will be stored in our BocaPCM-TES System.

●	Energy Release Model. When the cooling load demand is greater than the cooling source, our fully automatic control system is programmed to control the refrigeration units to operate under its corresponding maximum COP and adjust the flow rate between the primary chilled water pumps and the secondary chilled water pumps. As a result, unlike Energy Storage Model, the direction of chilled water flow will be reversed and our BocaPCM-TES System will operate in thermal energy release mode so that the cooling source will meet the cooling load demand.

○	Alternatively, whenever the refrigeration unit is shut down, our BocaPCM-TES System will operate in thermal energy release mode under our fully automatic control system to meet the cooling load demand until all thermal energy stored in our BocaPCM-TES System is Exhausted.

●	Low-cost Energy Storage Model. Once the cost of electricity supply falls within a certain price range, our fully automatic control system is programmed to keep the refrigeration units operating under high COP and controls our BocaPCM-TES System to operate in thermal energy storage mode as described above so that additional thermal energy will be stored in our Boca PCM-TES System at the lowest tariff rate for future use.

Seasonality

In general, seasonal factors do not have a significant direct effect on our sales as the demand for our products and services are relatively constant throughout the year. However, we experience seasonal fluctuations in our revenue generated from performance-based contracting projects. For example, in our HAECO Project, we charge the electricity cost saved by the new chiller plant installed by us as our fees. When the demand for air-conditioning decreases, the use of electricity decreases. As a result, in a performance-based contracting project involving central air-conditioning system, we usually generate a higher revenue when the temperature is high, and vice versa.

Sales and Marketing

We are actively marketing our technology and products and we continue to enhance our marketing capabilities. We currently adopt three distinct revenue models, namely (1) Sale and Purchase (“S&P”), (2) Performance-Based Contracting (“PBC”), and (3) Build, Own, Transfer (“BOT”).

●	S&P Model. Under this model, clients would seek our advice on how to improve their existing central air conditioning systems, and we would design a new system employing our BocaPCM-TES Technology for them. Subsequently, we would sell and clients would purchase our BocaPCM-TES Panels, design drawings of the new system and the license to use our fully automatic control system directly. After purchase, clients would engage independent contractors to build and install the new system for their own use.

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●	PBC Model. Under this model, we would enter into performance-based contracts with our clients, the content of which is comprised of (1) a clear set of objectives and indicators, (2) systematic efforts to collect data on the progress of the selected indicators, and (3) consequences, either rewards or sanctions, that are based on the performance of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant. We expect our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can help clients to reduce at least 40% of electricity consumption when compared with their existing central air conditioning systems. Furthermore, since we would own 100% of the project, we would finance and provide the operation and maintenance for the Ultra-High Efficiency Boca Hybrid Power Chiller Plant to our clients. Although this model incurs a higher initial investment cost, but assuming successful implementation, it is expected to give a long-term recurring revenue stream from the amount of electricity that we saved. Our HAECO Project has adopted this model.

●	BOT Model. Under this model, we would build the Ultra-High Efficiency Boca Hybrid Power Chiller Plant and then sell it to our clients. We believe the low running cost of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant would be attractive for factory and building owners as, taking our HAECO Project as a reference, it is able to reduce at least 40% of the electricity consumption during all running time, and reduce approximately 50% to 70% of the running cost when compared with their existing central air conditioning systems.

In order to further promote our business, we have implemented the following measures:

●	Agency Arrangement. We intend to expand our business in other countries. Currently, we have entered into agency agreements with six companies, which are located in Hong Kong, the PRC, Korea, the Middle East and Malaysia. Our agents have the right to sell and/or install certain products relating to our BocaPCM-TES Technology in the following territories:

Location of Our Agent	Permitted Territory(ies)
Hong Kong	Hong Kong and Indonesia
Shanghai, PRC	Mainland China (excluding Hong Kong, Macau and Taiwan)
Guangdong Province, PRC	Mainland China
Korea	Korea
Dubai	Middle East North Africa
Malaysia	Malaysia

●	Customized Payment Terms. We would offer customized payments terms to projects which could generate sustainable revenue, for example installment payments or no upfront costs.

Because the PCM-TES application has not been fully adopted by the building sector, we expect that the customer decision process could require us to spend substantial time educating potential clients and other stakeholders, which may result in a lengthy sales cycle.

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Our Projects and Achievements

From 2006 to 2025, we have successfully completed six projects in Hong Kong and two projects overseas. Currently, we have two ongoing projects in Hong Kong, namely the HAECO Project and the Cold Chain Logistics R&D Project.

Hong Kong projects

●	Hong Kong Institute of Education Project

In June 2008, we were engaged by an engineering contractor for the provision of our BocaPCM-TES Panel with +8°C PCM to be installed in two TES tanks at Hong Kong Institute of Education. Subsequently, from January 2012 to June 2012, we provided further improvement works, which consisted of (i) repairing the two TES tanks; (ii) conducting quality checks on our BocaPCM-TES Panels; and (iii) applying protection paint to the internal surface of the TES tanks.

●	City University of Hong Kong Project

In December 2008, we were engaged by an engineering contractor for the provision of our BocaPCM-TES System at City University of Hong Kong. Our scope of engagement included (i) provision of design consultancy services; (ii) supply of BocaPCM-TES Panels with +8°C PCM and TES tanks; and (iii) installation services of the BocaPCM-TES System.

●	Government Storage Centre Project

In January 2012, we were awarded a contract from the Electrical and Mechanical Services Department of Hong Kong for the provision of BocaPCM-TES System at a government storage center located in Tuen Mun, Hong Kong. Our scope of works included (i) system design and material selection; (ii) supply of BocaPCM-TES Panels and TES tanks; and (iii) provision of testing and commissioning services.

●	IBM Data Center Project

In April 2012, we were engaged by an engineering contractor for the provision of our BocaPCM-TES System at a data center of IBM located in Tseung Kwan O, Hong Kong. Our scope of engagement included (i) supply of BocaPCM-TES Panels with +8°C PCM and TES tanks; and (ii) installation services of the BocaPCM-TES System.

●	Hong Kong Science and Technology Park Project

In August 2012, we were engaged by an engineering contractor for the provision of our BocaPCM-TES System at the Hong Kong Science and Technology Park. Our scope of engagement included (i) system design; (ii) supply of BocaPCM-TES Panels with +8°C PCM; and (iii) provision of testing and commissioning services.

●	HAECO Project

On April 21, 2017, we entered into a performance agreement with HAECO to install our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to replace three pre-existing water-cooled chiller plants in the headquarters of HAECO in Hong Kong International Airport. Pursuant to the performance agreement with HAECO, we agreed to provide the following services, namely: (i) carrying out measurement and calculation for coefficient of performance of the existing chiller plants used by HAECO and preparing a detailed design of the new chiller plant; (ii) installing the new chiller plant; and (iii) providing maintenance and repairing services for the new chiller plant for 120 months from the date of handover the New Chiller Plant (“Term”). We handed over the new chiller plant to HAECO on 18 June 2019 and commenced the Term since then. HAECO did not need to make any upfront payment for installation of our chiller plant, instead we will receive the difference of the electricity cost between HAECO’s previous chiller plants and the new chiller plant during the Term as our fee. We will provide a rebate to HAECO at the agreed rate according to the performance agreement. The overall average energy consumption of HAECO’s central air conditioning systems in Hong Kong International Airport has reduced by approximately 60% after the installation of our chiller plant.

In the HAECO Project, we prepared performance report on a monthly basis (the “Performance Report”) for illustrating, among others, the actual electricity running costs in relation to the electricity consumed by our Ultra-High Efficiency Boca Hybrid Power Chiller Plant and the estimated electricity running costs that would have been recorded by HAECO if it had not installed our new chiller plant. Accordingly, the difference of the above figures represents the amount of electricity running costs saved by HAECO, a portion of which will be paid to us as our service charge. The Performance Report is submitted to HAECO for review and confirmation before we issue our invoice. Based on the Performance Reports, during each month of the periods (i) from June 18, 2021 to June 17, 2022; (ii) from June 18, 2022 to June 17, 2023; and (iii) June 18, 2023 to May 28, 2024 (the “Performance Reporting Periods”), our new chiller plant achieved an electricity cost saving ranging from 40% to over 80%. On average, the electricity cost saving of our new chiller plant were approximately 64%, 46%, and 42% in the Performance Reporting Periods, respectively.

●	Cold Chain Logistics R&D Project

In March 2022, we entered into a product development and supply agreement with Gene Company Limited (“GeneHK”) for a term of five years. GeneHK is a Hong Kong company focusing on (i) distributing molecular and cell biology instrumentation, reagents and consumables; and (ii) providing consultation services on research projects and experimental techniques. Through the collaboration with GeneHK, we strive to apply our BocaPCM-TES Technology in cold chain logistics and explore new business opportunities. In July 2022, GeneHK has placed orders with us for the provision of our BocaPCM-TES Panels with -50°C PCM to be used in the ultra-low temperature transportation boxes jointly developed by GeneHK and us. In light of the positive feedback from customers, we expect to receive further orders in relation to cold chain logistics.

●	Bayview Garden Shopping Centre Project

In August 2024, we were entered into a lump sum fixed price contract with LMP International Limited for the provision of our BocaPCM-TES System at the Bayview Garden Shopping Centre. Our scope of engagement included (i) system design; (ii) supply of BocaPCM-TES Panels with +8°C PCM; and (iii) provision of testing and commissioning services.

●	Soar Project

In May 2024, we entered into a service agreement with Soar Equipment Rental Company Limited (“Soar”) under which the Company provides consultation on research and development to Soar in relation to applying BocaPCM E58, which is a chilling panel to cool down operating machine and avoid overheat, for second life battery. The project is estimated to be completed in three years from the date of the service agreement.

●	Macau Hospital Project

In March 2025, we entered into an ultra high efficiency chiller plant agreement with Macau University of Science and Technology Foundation – University Hospital (the “Macau Hospital”) for provision of “Ultra High Efficiency Chiller Plant System + BocaPCM-TES + BocaAI Controls”. The project is estimated to be completed within 11 months upon the first payment was made by the Macau Hospital.

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Overseas projects

●	Zero Energy Office Building Project

In 2006, we were engaged by a Malaysian contractor for the provision of FlatICE containers filled with specified PCM. Our PCM was used in the Zero Energy Office building in Malaysia as part of its energy saving design.

●	Heat Pump TES Project

In 2007, we supplied FlatICE containers filled with specified PCM to an Italian company which specializes in the design and manufacture of printers for labeling, marking and automatic coding of industrial products.

Awards relating to Ultra-High Efficiency Boca Hybrid Power Chiller Plant

In 2021, we received several high-profile awards and industry accolades for our technology and activities in the HAECO Project. These include:

●	SDG Enterprise Awards 2021;

●	Most Valuable Companies in Hong Kong 2021; and

●	Hong Kong’s Most Outstanding Business Awards 2021.

Competitive Strengths

Research has shown that PCM-TES application has the potential to be a cost-effective and sustainable energy saving solution. We believe our business has the following strengths which distinguish us from our competitors and position us to capitalize on the expected continued growth in the energy saving market:

●	Recognized Know-How and Expertise. We are one of the few companies in Asia who possess the PCM-TES technology. We successfully applied our BocaPCM-TES Technology into our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, and its performance has been recognized by a number of awards.

●	Interdisciplinarity. We have not only possessed the engineering and technical knowledge of PCM-TES Technology, but also invented our own PCM and developed our own fully automatic control system for the construction and operation of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Energy Saving Mechanism. The cooling capacity output of conventional central air conditioning systems is adjusted corresponding to the cooling load demand. In other words, when the cooling load demand is low, the COP of the refrigeration unit will decrease. In contrast, our BocaPCM-TES System allows thermal energy storage and release, enabling the refrigeration unit to operate under the highest COP possible. If the cooling output of the refrigeration unit is higher than the cooling load demand, additional thermal energy will be stored in our BocaPCM-TES System. Contrarily, if the cooling output of the refrigeration unit cannot meet the cooling load demand, our BocaPCM-TES System will release thermal energy, thereby improving the efficiency of the system.

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●	Reduced Running Cost. Since the rate of electricity tariff is different between on-peak periods and off-peak periods, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is able to shift chiller plant’s cooling load from on-peak periods to off-peak periods through applying real-time electricity demand peak management with our self-developed fully automatic control system. Due to the cooling load shifting mechanism, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate and reserve necessary thermal energy during off-peak periods in which energy cost is low. The reserved thermal energy can then be released and utilized during on-peak periods to reduce electricity consumption and therefore achieve a lower electricity running cost. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can reduce approximately 50% to 70% of the running cost (depending on the local electricity tariff).

In the HAECO Project, the operation data of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant has been recorded once every hour and all data are stored for continuous monitoring and further analysis. From June 2019 to June 2020, we recorded a total electricity running cost of approximately HK$5.8 million while the original electricity running cost, if the old chiller plants were used, was estimated to be approximately HK$14.6 million for the same period. From June 2020 to June 2021, we recorded a total electricity running cost of approximately HK$6.8 million while the original electricity running cost, if the old chiller plants were used, was estimated to be approximately HK$15.2 million for the same period. Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant has successfully achieved a significant reduction in the electricity running costs of our customer’s air conditioning system. The average electricity cost savings were approximately 60% and 56% for the 2019-2020 period and 2020-2021 period, respectively. In addition, our customer has estimated that over 4,000,000 kilograms of carbon dioxide emission will be reduced on an annual basis after using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Reduced Use of Space. By shifting part of the chiller plant’s cooling load from on-peak periods to off-peak periods, it allows us to reduce the size of the cooling machinery and hence reduce the use of space.

●	Increased Capacity. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can store additional thermal energy in our BocaPCM-TES System for later use, which increase the system output without having extra machinery.

●	Environmentally Friendly. By using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, electricity consumption can be reduced at least 40% during all running time, which cuts direct and indirect carbon dioxide emissions.

●	User-friendly System. We have simplified the design of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant and reduced the number of control valves typically needed in conventional central air conditioning systems. Basically, it stores and releases thermal energy by controlling the cooling capacity of the refrigeration unit and the water flow and air flow inside the system.

●	Efficient System. Compared with other PCM-TES systems on the market, our BocaPCM-TES System can offer a quicker response, which make our Ultra-High Efficiency Boca Hybrid Power Chiller Plant more efficient.

●	Lower Maintenance Cost. Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant offers a more reliable operation by allowing the machineries to run around the clock, which lower the chance of machine malfunction and thus lower the maintenance Cost.

●	Tailor-made Energy Saving Solution. We can adjust our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to suit our clients’ needs so that the overall machinery capacity and TES capacity would match the system cooling loads.

●	Stand-by Capacity. In case the main machinery fails, our BocaPCM-TES System can act as the back-up facility by utilizing the thermal energy stored inside to handle the system cooling loads.

●	Diversified Management Team. Each of our board members has his/her unique experience, and together they form a balanced and competent team.

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Competition

The PCM-TES industry is highly specialized and dominated by a relatively small number of companies in the world. Our direct competitors are PCM manufacturers, including but not limited to Microtek Laboratories Inc., Croda International Plc., and PCM Products Limited. We also compete indirectly with other conventional chiller plant suppliers and energy saving companies, including but not limited to Carrier Global Corporation, Johnson Controls International Plc., and Mitsubishi Heavy Industries Group. We compete on the basis of system performance and features, total running costs, reliability and system lifespan, sales and marketing capabilities, after sale support and maintenance.

Our Strategy

Since our founding in 1992, we have been on a mission to cut carbon emissions globally with environmentally friendly solutions that improve how the world uses energy. Key elements of our strategy include:

●	Substantial Reliance on the PBC Model. In order to implement our mission statement “to preserve the world by decarbonization technologies” step-by-step towards a decarbonized world, we intend to substantially rely on the PBC model. Based on the track records of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, we expect to help our clients not only reduce their carbon emissions, but also earn carbon credits to be sold in the carbon markets.

●	Strategic Alliance and Solicitation. With the purpose of promoting decarbonization and reducing carbon emissions, we intend to co-operate with non-governmental organizations and green funds to work on different decarbonization projects, and solicit business from companies with decarbonization targets or with high electricity consumption Rate.

●	Continuous Innovation and Advancement of Our Energy Saving Solutions. We intend to continue to innovate our Ultra-High Efficiency Boca Hybrid Power Chiller Plant by developing new and enhanced technologies and solutions. Our research and development strategy currently focus on:

1.

Cold Chain/Cold Store. We are collaborating with GeneHK to apply our BocaPCM-TES Technology in developing and manufacturing (i) ultra-low temperature transportation boxes to store samples in extremely low temperatures; and (ii) freezer backup systems to protect samples stored in low or ultra-low temperature freezer in case it is out of electricity (collectively, the “Research Projects”). Pursuant to the product development and supply agreement entered into between GeneHK and us, we agreed to engage in the Research Projects and supply them with a range of products in accordance with their specifications and requirements, exclusively, with regard to certain territories and market sectors. The exclusive territories comprise Mainland China, Hong Kong, Macau and Taiwan and the exclusive market sectors comprise scientific research, medical, diagnostic, pharmaceutical, life sciences, and biotechnology.

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2.

Liquid Cooling Technology. We are designing a dual circuit liquid cooling system for data centers with an aim to minimize their operating costs and noise generation. By making use of: (i) basic cooling by refrigeration units; and (ii) direct liquid cooling to the central processing units by heat transfer media oil, our liquid cooling system will conduct heat outside of the data centers and therefore lower the temperature by radiation. We expect to provide efficient cooling effect to all the servers and storage devices in data centers and help to minimize the noise generated by higher processor speeds.

In relation to the liquid cooling part of the dual circuit, we have adopted the immersion cooling technology which involves directly immersing the electronic components in a non-conductive liquid. The heat generated by the electronic components will be transferred to the fluid and subsequently removed from the cooling system. Apart from the design of the cooling system, it is essential for us to find a suitable liquid that does not only possess reliable and stable heat transfer ability, but also complies with the industrial and regulatory standards in our clients’ countries. In July 2023, we have obtained the quotation from the Hong Kong branch of a multinational energy and petroleum company in relation to its immersion cooling fluid that has been commercialized since 2020. Furthermore, we have also entered into negotiations with a major bank in Hong Kong for the installation of our dual circuit liquid cooling system in their data centers.

3.	Artificial Intelligence System. Currently, we are trying to incorporate model predictive control technology into our existing fully automatic control system. We expect this advanced system with self-learning capability can calculate and maintain a more accurate maximum COP so that our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate more efficiently.

4.

Domestic Heating System. Depending on the phase change temperatures of different PCM, our BocaPCM-TES Technology can be applied in a wide range of energy storage systems. As mentioned above, our +8°C PCM allows our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to store and release cold energy at the optimum temperature to promote cost-effectiveness. In contrast, we have also invented a PCM with a phase change temperature at +58°C, which is the optimum temperature for storing heat energy obtained from solar power for domestic use. Moreover, instead of the traditional photovoltaic system that converts light into electricity using semiconducting materials, we seek to develop a heat storage system by combining our BocaPCM-TES Technology with vacuum tube solar collector which stores heat energy more efficiently. The heat energy stored in the system can be discharged for domestic use, such as underfloor heating. In order to commercialize the domestic heating system and expand the scale of production, the Company is planning to acquire a manufacturer of vacuum tube solar Collector.

●	Further Expansion of Our Project Related Services. We currently offer to clients the following project related services:

1.	Project Management. We offer clients project management services to ensure the process of installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is managed in conjunction with the overall project plans, and we will oversee the entire project from end to end.

2.	Commissioning of the System. We commission our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to ensure that our system is providing the performance and operations that were committed to the client.

3.	Operations and Maintenance. We offer to our clients operational and maintenance plans to keep our system in top performance. This consists of both remote monitoring of the system’s performance as well as periodic onsite visits to perform routine inspection and maintenance.

We plan to expand our resources and capabilities in project related services to meet our clients’ needs. This expansion will include adding employees to perform the work, as well as contracting and certifying qualified third parties to perform the commissioning, operations and maintenance services.

●	Arrangement of Project Financing. We intend to co-operate with banks and other financial institutions to arrange project finance to our potential clients for building and installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Mass production of BocaPCM-TES Panels. We expect a steady growth of demand for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant because it has the potential to be installed in all new and existing buildings. In order to satisfy such enormous demand, we intend to set up our own factory for mass production of BocaPCM-TES Panels in the PRC.

Project Development and Manufacturing

The value chain below shows the technical project development process, which can be divided into four different steps: project planning, manufacturing, installation, and operation and maintenance. We are active in all of the stages, either independently or through sub-contractors.

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We perform the initial project planning phase, which includes detailed feasibility studies and project design activities. Following the planning phase, our team then engages with manufacturers and suppliers for the procurement, manufacturing and assembling of our products. Except for our BocaPCM-TES Panels and the fully automatic control system, all components and materials used in our products are manufactured by parties who we believe are experienced third-party manufacturers and suppliers. The installation of the project is then performed by a selected experienced civil engineering company. After installation, depending on the revenue model for a particular project (S&P, PBC or BOT), the operation and maintenance is either performed by our team directly or by a local subcontractor or by the client after undergoing training in the operation and maintenance of our technology.

In most projects, we work with different suppliers and manufacturers throughout the value chain. We work with and procure parts from experienced manufacturers with extensive expertise and product quality such as Mitsubishi Heavy Industries, Ltd. Part of our rationale in procuring parts from and working with experienced manufacturers is to ensure the long lifespan of our products. According to our experience, components provided by experienced manufacturers are generally with good quality and long durability. Nonetheless, we do not believe that we are dependent on any single vendor for manufacturing the components of and materials for our products.

In addition, since our products are comprised of customized components provided by experienced manufacturers, we believe we face some exposure to fluctuations in the prices of raw materials or other supplies, including nanomaterials, inorganic salt and HDPE materials, which influence the price of components provided by the experienced manufacturers we work with.

Intellectual Property

We regard our trademarks, copyrights, patents, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on trademark, copyright and patent law and confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights.

As of the date of this Prospectus, Chan Kam Biu Richard (“Mr. Chan”) owned one registered trademark in Hong Kong which is the name and logo “BocaPCM”, and the domain name “pcm-tes.com”. He has granted a license to us to use such name and logo, and the domain name. No other person or entity can register or use the name and logo of BocaPCM as a prefix for any trademark or use the domain name “pcm-tes.com” without the written consent of Mr. Chan.

The following is a list of our current patents and patent applications:

Country	Application/Patent Number	Subject	Patent Owner/ Applicant	Status
PRC	ZL202121831087.9	National Utility Model Patent Certificate: Ultra-High Efficiency Boca Hybrid Power Chiller Plant	Boca International Limited	Approved
PRC	202110902392.0	National Invention Patent Certificate: Ultra-High Efficiency Boca Hybrid Power Chiller Plant	Boca International Limited	Pending approval
PRC	ZL202222304862.6	National Invention Patent Certificate: Ultra-High Efficiency Boca Hybrid Power Chiller Plant	Chan Kam Biu Richard	Approved
PRC	202320734652.2	National Utility Model Patent Certificate: PCM-TES Solar Collector High Efficiency Central Air-conditioning	Chan Kam Biu Richard	Pending approval
PRC	202310358154.7	National Invention Patent Certificate: PCM-TES Solar Collector High Efficiency Central Air-conditioning	Chan Kam Biu Richard	Pending approval
PRC	ZL202320734652.2	National Invention Patent Certificate: PCM-TES Solar Collector High Efficiency Central Air-conditioning	Chan Kam Biu Richard	Approved
PRC	ZL202421908755.7	National Utility Model Patent Certificate: PCM-TES Solar Collector	Chan Kam Biu Richard	Approved
U.S.	17545636	High-Efficient Central Chiller Plant System with Variable Load by Phase Change Material Thermal Energy Storage	Boca International Limited	Pending approval

Apart from the patent currently held by us and the patent applications mentioned above, our business also relies on various chemical formulas of PCM which are owned by Mr. Chan in the form of trade secrets.

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Employees

Our Operating Subsidiary had 3 employees as of March 31, 2025. All of our employees are located in Hong Kong.

The following table sets forth the number of our employees by function as of as of March 31, 2025:

Function	Number of Employees

Management	1

Accounting and finance	2

Total	3

As required by Hong Kong laws and regulations, we participate in a pension scheme under the rules and regulations of the Mandatory Provident Fund Scheme Ordinance (the “MPF Scheme”) for all employees in Hong Kong. The contributions to the MPF Scheme are based on a minimum statutory contribution requirement of five per cent of eligible employees’ relevant aggregate income up to a maximum of HK$1,500 per employee per month. For the years ended March 31, 2025 and 2024, the pension contributions made by us were HK$12,000 and HK $34,661.29, respectively. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

Property and Facilities

Our headquarters is located in Hong Kong at Unit 1809, Prosperity Place, 6 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong, an office consisting of approximately 918 square feet of office space. On January 1, 2023, the Group commenced an office lease in Hong Kong at Unit 1809, Prosperity Place, 6 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong. The lease term is for 36 months and ends on December 31, 2025. The monthly base rent is HK$19,300.

In addition to our headquarters, we used to lease approximately 3,340 square feet of factory space in Hong Kong at DD119 Lot 1623, 330 Pak Sha Tsuen, Yuen Long, N.T. Our factory was subject to a three-year lease, which was set to expire on December 31, 2025. However, pursuant to a mutual early lease termination agreement, the lease was terminated, upon mutual agreement and consideration, on September 30, 2023.

We only manufacture the BocaPCM-TES Panels in our factory. We would engage manufacturers and suppliers for the procurement and manufacturing of all our Ultra-High Efficiency Boca Hybrid Power Chiller Plant. We currently do not own or lease any other manufacturing facilities.

We believe that our existing property is in good condition and is sufficient and suitable for the conduct of our business for the foreseeable future. To the extent our needs change as our business grows, we expect that additional space and facilities will be available.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. As of the date of this Prospectus, our Operating Subsidiary, Boca International Limited, is involved in a legal proceeding, that we filed at the District Court as the plaintiff for an unpaid debt with an amount in dispute of HK$276,295. The legal proceeding is ongoing.

On April 22, 2025, a hearing was held at which the Master indicated that the defendants have failed to attend three interlocutory hearings. At the hearing, the Master indicated that if the defendants fail to attend in the future, orders will be given in their absence. The next case management conference hearing has been scheduled for December 2, 2025. Prior to that hearing, the plaintiff will:

i.	prepare a statement of issues,
ii.	prepare a statement of undisputed facts, and
iii.	prepare a trial bundle

to be submitted to the District Court and to be served on the defendants no later than July 15, 2025.

The defendants will write to the District Court stating whether:

i.	they agree with the contents of the aforementioned statement of issues,
ii.	they agree with the contents of the aforementioned statement of undisputed facts, and
iii.	they agree with the contents of the aforementioned trial bundle on or before August 12, 2025. Save as disclosed above, we are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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Regulation

As we conduct business in Hong Kong, our business operations are subject to various regulations and rules promulgated by the Hong Kong government. The following is a brief summary of the Hong Kong laws and regulations that currently and materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industries in which we operate.

Hong Kong laws and regulations relating to trade description

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”) aims to prohibit false or misleading trade description and statements to goods and services provided to the customers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that is a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

Hong Kong laws and regulations relating to supply of services

Pursuant to Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SOS(IT)O”), in every contract for the supply of service, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. The SOS(IT)O, provides that where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. The SOS(IT)O, provides that where, under a contract for the supply of a service, the consideration for the service is not determined by the contract, is not left to be determined in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the party contracting with the supplier will pay a reasonable charge.

Hong Kong laws and regulations relating to sales of goods

Pursuant to Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (“SOGO”), in every contract of sale, there is an implied warranty that the goods are free, and will remain free until the time when the property is to pass, from any charge or encumbrance not disclosed or known to the buyer before the contract is made and that the buyer will enjoy quiet possession of the goods except so far as it may be disturbed by the owner or other person entitled to the benefit of any charge or encumbrance so disclosed or known. The SOGO provides that there is an implied condition that the goods shall correspond with the description where there is a contract for the sale of goods by description, and there is any implied condition or warranty as to the quality or fitness for any particular purpose of goods supplied under a contract of sale. Where the seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality.

Hong Kong laws and regulations relating to business registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person, whether a company or an individual, who carries on a business in Hong Kong to apply for business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence, and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Hong Kong laws and regulations relating to intellectual properties rights

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”) provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TDO provides that a person may also commit a criminal offence if that person fraudulently uses a trade mark, including selling and importing goods bearing a forged trade mark, or possessing or using equipment for the purpose of forging a trade mark.

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Patents Ordinance (Chapter 514 of the Laws of Hong Kong) provides the framework for “re-registration” system of Chinese, UK and European patents in Hong Kong. The Patents (Amendment) Ordinance 2016, which came into full effect in Hong Kong on 19 December 2019 provided a new framework for a new patent system – an “original grant patent” system, running in parallel with the “re-registration” system.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“CO”) provides comprehensive protection for recognized categories of underlying works such as literary, dramatic, musical and artistic works. The CO restricts unauthorized acts such as copying and/or making available copies to the public of a copy right work.

Hong Kong laws and regulations relating to competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year, up to a maximum of three years in which the contravention occurs.

Hong Kong laws and regulations relating to employment and labor protection

Pursuant to Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Pursuant to Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”), an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from May 1, 2023, the statutory minimum hourly wage rate is HK$40. Failure to comply with MWO constitutes an offence under EO.

Pursuant to the Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong), employers, so far as reasonably practicable, must ensure the safety and health at work of all the employer’s employees in their workplaces by: (i) providing and maintaining plant and work systems that do not endanger safety or health; (ii) making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances; (iii) providing all necessary information, instruction, training and supervision for ensuring safety and health; (iv) maintaining the workplace under its control in a condition that is safe and without risks to health, and providing and maintaining means of access to and egress from the workplace that are safe and without any such risks; and (v) providing and maintaining a working environment that is safe and without risks to health. Any employer who fails to comply with the above provisions commits an offence and shall be liable on conviction to a fine of HK$200,000. An employer who fails to comply with the above provisions intentionally, knowingly or recklessly commits an offence and shall be liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

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Directors, Senior Management and Employees

Directors and Senior Management

The following table sets out the Company’s executive officers, significant personnel and directors as of the date of this Prospectus:

Name	Position	Age	Term of Office	Principal Business Activities Performed Outside the Company and its subsidiary
Executive Directors:
Chan Kam Biu Richard	Chief Executive Officer and Director	68	n/a	n/a
Lui Lai Yuen*	Chief Administrative Officer Nominee and Director Nominee	66	n/a	n/a
Independent Non-Executive Directors:
Michele Takis Matsuda*	Director Nominee	61	One Year	Director of Procana Company Limited
Hui Ringo Wing Kun*	Director Nominee	44	One Year	Executive director of the Hatcher Group Limited; director of VBG Capital Limited, VBG Consulting (Beijing) Co, Ltd. and VBG Asia Limited
Chan Sze Man*	Director Nominee	43	One Year	Independent non-executive director of Prosperous Future Holdings Limited and Chi Kan Holdings Limited; and non-executive director of Tongda Group Holdings Limited
Senior Management:
Lai Tai Yan	Chief Financial Officer	52	One Year	Chief executive officer of BOA International Securities Limited and BOA Global Asset Management Limited

*	These individuals are currently only nominees to their positions and will become directors of the Company upon the effectiveness of the registration statement of which this Prospectus forms a part.

The Company has entered into a service agreement with Lai Tai Yan and appointed Chan Kam Biu Richard as its director. Upon the effectiveness of the registration statement of which this Prospectus forms a part, the Company also intends to enter into employment agreements with Chan Kam Biu Richard and Lui Lai Yuen, and letter of appointments with Michele Takis Matsuda, Hui Ringo Wing Kun and Chan Sze Man.

Certain Relationships

Except as set forth above and in our discussion below in “Interest of Management and Others in Certain Transactions,” none of our directors, executive officers or senior management have been involved in any transactions with us or any of our directors, executive officers, senior management, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

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Business Experience

Chan Kam Biu Richard

Chief Executive Officer and Executive Director

Mr. Chan will serve as our chief executive officer and director as of the effective date of the registration statement of which this Prospectus forms a part. He has over 40 years of experience in the field of electrical and mechanical engineering and construction project management. He founded Boca International in 1992 for research and development purposes. Since June 1995, he has served as a managing director of Boca International. Previously, Mr. Chan served as a Senior Project Engineer of Hutchison Whampoa Properties Limited from September 1989 to March 1995. From 1988 to 1989, he was a Resident Electrical and Mechanical Engineer at Wong & Ouyang (HK) Limited and, between 1979 and 1988, he worked as an engineer at several Hong Kong companies, including The Jardine Engineering Corporation Limited. Mr. Chan holds a higher diploma in mechanical engineering from the Hong Kong Polytechnic (now known as the Hong Kong Polytechnic University), and a master’s and doctoral degree in business administration from the Newport University. He was appointed as a member of the Hong Kong Invention Association on March 18, 2022.

Lui Lai Yuen

Executive Director

Ms. Lui will serve as our Chief Administrative Officer and director as of the effective date of the registration statement of which this Prospectus forms a part. She served as a director of Boca International from 1992 to 2016 and has again held this position since November 2020. She is responsible for administrative and financial management of Boca International. She also oversees the day-to-day business operation of Boca International. Ms. Lui holds a bachelor’s degree in business administration from La Jolla University, San Diego, California.

Michele Takis Matsuda

Independent Non-Executive Director

Mr. Matsuda will serve as our director as of the effective date of the registration statement of which this Prospectus forms a part. He has more than 25 years of experience in the technology sector and has expertise in technical solutions, technical management and business operational management. He is the founder, chief executive officer and director of Procana Company Limited since 2019, a U.S. company incorporated in Delaware and the holding company of Procana Hawaii LLC, a manufacturer of hemp products licensed by the United States Department of Agriculture and registered with the State of Hawaii. He was also the founder, CEO and director of Medcan Company Limited from 2018 to 2021, a U.S. company incorporated in Delaware and the holding company of MedCan Hawaii LLC, a U.S. company focusing on distribution of safe and quality hemp and medical marijuana products. From 2010 to 2018, Mr. Matsuda served as the chief executive officer and director of S.I. Management Limited and S.I. Energy Holdings Limited, each of which is a subsidiary of the S.I. Investments Limited, during which he focused on gaming development projects in Asia and mega solar power plants in Japan. From 2001 to 2003 and from 2008 to 2009, he was appointed as the president of E-Lux Corporation (now known as Quants Inc.) (a company listed on the Japan Association of Securities Dealers Automated Quotation (“JASDAQ”), stock code 6811). From 2003 to 2009, he was the chairman of Sun Innovation Holdings Limited (currently known as Digital Domain Holding Limited) (a company listed on the Main Board of The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”), stock code: 547). He was also one of the founders and served as a director of Trans Pacific Telecom Group from 1998 to 2000, a U.S. company which held various telecommunication licenses in UK, the U.S., Japan and Hong Kong. Prior to that, between 1986 to 1996, he served in various positions, including but not limited to facilities manager and real estate manager, with his last position as a director of Technology Administration Division of Nomura Securities International, Inc.

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Hui Ringo Wing Kun

Independent Non-Executive Director

Mr. Hui will serve as our director as of the effective date of the registration statement of which this Prospectus forms a part. He has served as a director of Hatcher Group Limited (formerly known as VBG International Holdings Limited) (a company listed on GEM of the Hong Kong Stock Exchange, stock code: 8365) since 2013, and has been re-designated as an executive director and appointed as the compliance officer of Hatcher Group Limited since 2016. He is also a director of several subsidiaries of Hatcher Group Limited, namely VBG Capital Limited, VBG Consulting (Beijing) Co, Ltd. and VBG Asia Limited. Mr. Hui is primarily responsible for, among others, overseeing the business corporate strategy, compliance and risk management of Hatcher Group Limited. From May 2009 to June 2016, Mr. Hui served as a non-executive director of Jayden Resources Inc. (a company listed on TSX Venture Exchange in Canada, TSXV: JDN).

Mr. Hui obtained a Bachelor of Science degree in management in July 2002 and a Master of Science degree in management in November 2003 from the London School of Economics and Political Science.

Chan Sze Man

Independent Non-Executive Director

Ms. Chan will serve as our director as of the effective date of the registration statement of which this Prospectus forms a part. She has served as a chief financial officer and company secretary of Tongda Group Holdings Limited (a company listed on main board of the Hong Kong Stock Exchange, stock code: 698) since 2011, and has been re-designated as a non-executive director and appointed as the audit committee member of Tongda Group Holdings Limited since 2021. Ms. Chan is primarily responsible for, among others, overseeing the company and business issues in a broad perspective, particularly in helping develop proposals for strategy development of Tongda Group Holdings Limited. Ms. Chan has been appointed as an independent non-executive director of Prosperous Future Holdings Limited (stock code: 1259) and Chi Kan Holdings Limited since September 2016 and July 2020 respectively, both being companies listed on the main board of the Hong Kong Stock Exchange.

Ms. Chan obtained a Bachelor of Science degree in accounting in June 2010 from the Hong Kong University of Science and Technology.

Lai Tai Yan

Chief Financial Officer

Mr. Lai has served as our Chief Financial Officer since May 11, 2022. He has over 27 years of financial services and corporate management experience and has served in various banking and financial institutions. Since 2019, Mr. Lai has been the chief executive officer of BOA International Securities Limited and BOA Global Asset Management Limited, both of which are corporations licensed by the Hong Kong Securities and Futures Commission. He is responsible for directing and overseeing the management of the overall operation of the two companies. From December 2015 to September 2016, he served as the chief operations officer of CIS Securities Asset Management Limited (“CIS”). In October 2016, he was promoted to the position of chief executive officer which he held until August 2018. During his tenure in CIS, he directed the overall corporate strategy and managed the staff and departments of the company. From April 2015 to November 2015, he served as the chief operations officer of China Frontier Capital Management Limited (currently known as Frontier Capital Management Limited). Prior to that, he worked at JPMorgan Chase & Co. from July 2008 to December 2013, with his last position as the vice president at the Chief Investment Office Department. Between 1995 to 2008, he served in various positions, including but not limited to accountant, risk management manager, product controller, and management information systems officer in a number of banking and financial institutions.

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Mr. Lai holds a bachelor’s degree in Accounting from Central Queensland University and a master’s degree in Business Administration from the University of North Carolina at Charlotte. He also obtained a postgraduate diploma in Corporate Compliance from the School of Professional and Continuing Education, the University of Hong Kong on April 6, 2020. In addition, Mr. Lai has held several accounting-related qualifications. He has been admitted as a fellow member of the Association of International Accountants since September 29, 2017. On January 31, 2013, he was admitted as a fellow of the Institute of Public Accountants at Melbourne, Australia. He has also been admitted as a fellow certified management accountant of the Institute of Certified Management Accountants since October 5, 2015.

Involvement in Certain Legal Proceedings

To our knowledge, none of our directors or executive officers have, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act of 1936, as amended), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, director nominees, executive officers, or other person pursuant to which such person was selected to serve as a director or officer, except that Lui Lai Yuen, our proposed executive director, is the spouse of Chan Kam Biu Richard, our proposed chief executive officer and proposed executive director.

Service Contracts

As of the date of this Prospectus, no director of the Company is party to a service contract with the Company or its subsidiary providing for benefits upon termination of employment.

Committees of the Board of Directors

We will establish three committees, namely, audit committee, remuneration committee, and nominating and corporate governance committee. We plan to adopt a charter for each of the three committees. Copies of our committee charters can be found on our corporate investor relations website at https://pcm-tes.com/ upon the close of our Offering and listing on NYSE American.

Each committee’s members will be appointed upon the close of our Offering and listing on NYSE American. Their functions are described below.

Audit Committee

We expect that on completion of the Offering, our audit committee will comprise of Michele Takis Matsuda, Hui Ringo Wing Kun, and Chan Sze Man, and will be chaired by Hui Ringo Wing Kun. Our board of directors has determined that each are “independent” for audit committee purposes, as that term is defined by the rules of the SEC and the NYSE American, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Hui Ringo Wing Kun as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

The audit committee will at all times be composed exclusively of “independent directors” as defined for audit committee members under the NYSE American and the rules and regulations of the SEC.

Remuneration Committee

We expect that on completion of the Offering, our remuneration committee will consist of Michele Takis Matsuda Hui Ringo Wing Kun, and Chan Sze Man, and will be chaired by Hui Ringo Wing Kun. Our board of directors has determined that each member of the nomination committee is “independent” as defined by the rules of the SEC and in the NYSE American Company Guide. The remuneration committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer; and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans, if any;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the NYSE American Company Guide;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nominating and Corporate Governance Committee

We expect that on completion of the Offering, our nominating and corporate governance committee will consist of Hui Ringo Wing Kun, Michele Takis Matsuda, and Chan Sze Man, and will be chaired by Chan Sze Man. Our board of directors has determined that each member of the nomination committee is “independent” as defined by the rules of the SEC and in the NYSE American Company Guide. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

Foreign Private Issuer Status

The NYSE American Company Guide includes certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable NYSE American standards. The application of such exceptions requires that we disclose each NYSE American standard that we do not follow and describe the Cayman Islands corporate governance practices that we do follow in lieu of the relevant NYSE American standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the NYSE American in respect of the following:

●	the requirement under Section 132 of the NYSE American Company Guide that companies listed on NYSE American shall release quarterly sales and earnings; and

●	the Shareholder Approval Requirements under Section 711 to 713 of the NYSE American Company Guide.

●	the majority independent director requirement under Section 802(a) of the NYSE American Company Guide;

●	the requirement under Section 805 of the NYSE American Company Guide that a compensation committee comprised solely of independent directors or a majority of the independent directors on its Board of Directors oversee the chief executive officer’s compensation;

●	the requirement under Section 804(a) of the NYSE American Company Guide that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors; and

●	the requirement under Section 802(c) of the NYSE American Company Guide that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Business Conduct and Ethics is currently available at our corporate website at https://pcm-tes.com/.

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Compensation of Directors and Executive Officers

Director and Executive Officer Compensation

The following table summarizes all compensation received by our directors, executive officers and senior management in the years ended March 31, 2025 and 2024.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Fiscal Year	Salary (HK$)	Bonus (HK$)	Total (HK$)
Mr. Chan Kam Biu Richard	2025	Nil	Nil	Nil
Chief Executive Officer and Director	2024	1,200,000	Nil	1,200,000

Ms. Lui Lai Yuen	2025	600,000	Nil	600,000
Chief Administrative Officer and Director	2024	616,661	Nil	616,661

Mr. Michele Takis Matsuda	2025	Nil	Nil	Nil
Independent Non-Executive Director	2024	Nil	Nil	Nil

Mr. Hui Ringo Wing Kun	2025	Nil	Nil	Nil
Independent Non-Executive Director	2024	Nil	Nil	Nil

Ms. Chan Sze Man	2025	Nil	Nil	Nil
Independent Non-Executive Director	2024	Nil	Nil	Nil

Mr. Lai Tai Yan	2025	120,000	Nil	120,000
Chief Financial Officer	2024	120,000	Nil	120,000

The currency exchange rate of the US$ to the HK$ for 2025 and 2024 is expected to be US$1 = HK$7.8, respectively.

Personnel Agreements, Arrangements or Plans

The Company has not entered into any plan or arrangement with any of its directors or executive officers concerning compensation to be made in the future.

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RELATED PARTY Transactions

Transactions with Related Persons

Amounts due to/from shareholders and directors

The amounts are unsecured, interest-free and repayable on demand. The related party balances are set out below:

	As at March 31
	2025	2024
	HK$	HK$

Amount due from (to) shareholders
Joyful Star Limited	(689,922)	(689,922)
Boca Holdings Limited	-	481,293

Amounts due from (to) directors
Dr Chan Kam Biu, Richard	(621,243)	(500,000)
Lui Lai Yuen	(200,000)	(200,000)

Other borrowings
Ma Chi Heng	(990,000)	(990,000)

Interest payable
Ma Chi Heng	(321,400)	(271,900)

During the year ended March 31, 2025, the Group made no advances of HK$Nil (2024 - HK$203,821) and received advances of HK$Nil (2024 - $680,393) relating to Lui Lai Yuen.

During the year ended March 31, 2025, the Group made advance of HK$729,302 to Dr Chan Kam Biu, Richard (2024 - HK$55,200), received advances of HK$843,647 (2024 - HK$1,714,391) from Dr Chan Kam Biu, Richard, and settlement of the Group’s purchase of property, plant and equipment, in total of HK$6,898 (2024 - HK$16,995). As at March 31, 2025, Dr Chan Kam Biu, Richard agreed to waive the amount due of HK$Nil (2024 – HK$3,021,782).

For the year ended March 31, 2025, Chan Kam Biu, Richard, a director and major shareholder, waived his remuneration of HK$1,200,000 to support the Company’s financial stability. The waiver was recorded as cost of revenue of HK$240,978 and administrative expenses of HK$959,022 with corresponding account charged against other reserve as a capital contribution.

During the year ended March 31, 2025, the management of the Group has written off the amount due from Boca Holdings Limited of HK$481,293 and recognised it in profit or loss.

We and MavDB Consulting LLC, are parties to a consulting agreement, dated January 1, 2024. MavDB Consulting LLC, a company incorporated in Puerto Rico, is 100% owned by David Joshua Bartch. Accordingly, David Joshua Bartch has the sole voting power over all the shares held by MavDB Consulting LLC. The principal business address of MavDB Consulting LLC is MavDB Consulting LLC, 151 Calle De San Francisco Floor 2, San Juan, PR 00901.

The consulting services provided by the Consultant to the Company include capital markets consulting, introductions to potential investors, global markets consulting for potential entry into other markets globally, introduction to potential M&A targets, introduction to service providers including but not limited to investment banks, underwriters, legal firms, governance experts and auditors, preparation of investor materials including but not limited to investor decks and presentation if needed, and counseling and training management on investment pitches and presentations.

The consulting fees provided by the Company to MavDB Consulting LLC in consideration of the services provided/to be provided are US$50,000 per year, for a total of US$250,000 over five years, commencing January 1, 2024. The Company settled the consulting fees of US$250,000 by issuing 1,000,000 ordinary shares of the Company at a par value of US$0.001 to MavDB Consulting LLC on January 12, 2024.

Except as set forth above, there has not been, nor is there currently proposed, any transaction in which we are or were a participant and the amount involved exceeds the lesser of US$120,000 or 1% of the Company’s total assets, and in which any of our directors, executive officers, holders of more than 10% of the Shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest, other than compensation arrangements, which include equity and other compensation, termination, change in control, consulting and other arrangements, which are described under “Compensation of Directors and Executive Officers.”

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of transactions, such as those described above, with our executive officer(s), director(s), and significant shareholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of the Board, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

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Security Ownership of Management and Certain Shareholders

Green Circle Decarbonize Technology Limited is a holding company that does not have substantive operations.

On February 15, 2022, the Company was incorporated with the following ownership structure:

Name of Shareholders	Number of Shares	Approximate percentage of shareholding
Joyful Star Limited (1)	5,280,000#	58.66%
Green Circle Limited (2)	1,080,000#	12.00%
Main Miles Financial Service Holding Limited (3)	540,000	6.00%
Niu B Limited (4)	540,000	6.00%
Success Hero Limited (5)	540,000	6.00%
Wong Tan Suen (6)	360,000#	4.00%
Boca Holdings Limited (7)	240,000#	2.67%
Ma Chi Heng	240,000#	2.67%
Gosmart Consultant Company Limited (8)	180,000	2.00%
Total	9,000,000	100.00%*

*Percentages may not total 100% due to rounding.

# Subject to lock up period of 183 days after the Offering.

(1) Joyful Star Limited, a British Virgin Islands company, is 100% owned by Chan Kam Biu Richard. Accordingly, Chan Kam Biu Richard has the sole voting and dispositive power over all the Shares held by Joyful Star Limited. The principal business address of Joyful Star Limited is Green Circle Decarbonize Technology Limited, Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong.

(2) Green Circle Limited, a British Virgin Islands company, is 100% owned by Chan Kam Biu Richard. Accordingly, Chan Kam Biu Richard has the sole voting and dispositive power of all the Shares held by Green Circle Limited. The principal business address of Green Circle Limited is Green Circle Decarbonize Technology Limited, Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong.

(3) Main Miles Financial Service Holding Limited, a company incorporated in Hong Kong, is 100% owned by Chau King Hong Claude. Accordingly, Chau King Hong Claude has the sole voting and dispositive power over all the Shares held by Main Miles Financial Service Holding Limited. The principal business address of Main Miles Financial Service Holding Limited is Room 2206-2210, 22/F, China Resources Building, 26 Harbour Road, Hong Kong.

(4) Niu B Limited, a company incorporated in Hong Kong, is 100% owned by Choy Yau Fai. Accordingly, Choy Yau Fai has the sole voting and dispositive power over all the Shares held by Niu B Limited. The principal business address of Niu B Limited is Flat C, 57/F, Tower 3 Sky Tower, Hong Kong.

(5) Success Hero Limited, a company incorporated in Hong Kong, is 100% held by Chan Sze Ming. Accordingly, Chan Sze Ming has the sole voting and dispositive power over all the Shares held by Success Hero Limited.The principal business address of Success Hero Limited is Suite 3101, 31/F, Skyline Tower, 39 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong.

(6) Wong Tan Suen holds the shares on behalf of Wong C Ching.

(7) Boca Holdings Limited, a company incorporated in Hong Kong, is owned by Siu Mei Yan (99%) and Yuen Wing Hin Hinton (1%). Accordingly, Siu Mei Yan has the sole voting and dispositive power over all the Shares held by Boca Holdings Limited. The principal business address of Boca Holdings Limited is Green Circle Decarbonize Technology Limited, Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong.

(8) Gosmart Consultant Company Limited, a company incorporated in Hong Kong, is 100% owned by Cheng Chau Yu. Accordingly, Cheng Chau Yu has the sole voting and dispositive power over all the Shares held by Gosmart Consultant Company Limited. The principal business address of Gosmart Consultant Company Limited is Room 512, 5/F, New Mandarin Plaza Tower B, 14 Science Museum Road, Tsim Sha Tsui East, Hong Kong.

The following table sets forth information with respect to the beneficial ownership of the Shares as of August 27, 2025 and after this Offering by each of the Shareholders, based upon the 10,000,000 Shares outstanding as of August 27, 2025, which represents 100% of our entire issued and outstanding share capital as of such date. As stated above, the Company’s total number of issued and outstanding shares on the day of incorporation, February 15, 2022, was 9,000,000, representing 90% of our entire issued and outstanding share capital as of August 27, 2025. An additional 1,000,000 shares were issued on January 12, 2024, which represents the remaining 10% of our entire issued and outstanding share capital as of August 27, 2025. On January 4, 2024, 280,000 shares were issued in error to the Company, which were surrendered on January 11, 2024. The beneficial ownership of Shares is determined in accordance with the rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem shares subject to options that are currently exercisable or exercisable within 60 days of August 27, 2025, to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Shares. Following the closing of this Offering, neither our principal shareholders nor our directors and executive officers will have different or special voting rights with respect to their Shares.

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Unless otherwise stated, the Shares are owned directly and hold equal voting rights.

	Shares beneficially owned prior to this Offering		Shares beneficially owned after this Offering
Directors	Number of Shares	Approximate percentage of outstanding Shares	Number of Shares (Assuming Underwriters’ over- allotment option is not exercised)	Approximate percentage of outstanding Shares	Number of Shares (Assuming Underwriters’ over-allotment option is exercised in full)	Approximate percentage of outstanding Shares
Directors and executive officers (1)
Dr. Chan Kam Biu Richard	6,360,000	63.60%	6,360,000	50.88%	6,360,000	49.40%
Directors and executive officers as a group
	6,360,000	63.60%	6,360,000	50.88%	6,360,000	49.40%
5% principal shareholders:
Dr. Chan Kam Biu Richard (2)	6,360,000	63.60%	6,360,000	50.88%	6,360,000	49.40%
MavDB Consulting LLC (3)	985,000	9.85%	985,000	7.88%	985,000	7.65%
Main Miles Financial Service Holding Limited (4)	540,000	5.40%	540,000	4.32%	540,000	4.19%
Niu B Limited (5)	540,000	5.40%	540,000	4.32%	540,000	4.19%
Success Hero Limited (6)	540,000	5.40%	540,000	4.32%	540,000	4.19%

(1) The business address for our directors and executive officers is Green Circle Decarbonize Technology Limited, Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong, unless otherwise stated.

(2) Dr. Chan Kam Biu Richard has voting and investment power with respect to these ordinary shares. The address of Dr. Chan is Green Circle Decarbonize Technology Limited, Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong. Dr. Chan acquired these ordinary shares as follows: on February 15, 2022, 1,080,000 shares and 5,280,000 shares were issued to Green Circle Limited and Joyful Star Limited, for the consideration of US1,080 and US$5,280, respectively. Both Green Circle Limited and Joyful Star Limited are 100% owned by Dr. Chan, and the principal business address of Green Circle Limited and Joyful Star Limited is Green Circle Decarbonize Technology Limited, Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong.

(3) MavDB Consulting LLC, a company incorporated in Puerto Rico, is 100% owned by David Joshua Bartch. Accordingly, David Joshua Bartch has the sole voting power over all the Shares held by MavDB Consulting LLC. The principal business address of MavDB Consulting LLC is MavDB Consulting LLC, 151 Calle De San Francisco Floor 2, San Juan, PR 00901. MavDB Consulting LLC acquired these ordinary shares as follows: on January 12, 2024, the Company issued 1,000,000 ordinary shares of US$0.001 each, or US$1,000 in total. However, per the Company’s board of directors, the value of the consultancy services provided by MavDB Consulting LLC are worth US$250,000 over a period of five years or US$50,000 per year. The period of consultancy service is for five years commencing January 1, 2024, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. On April 28, 2025, MavDB Consulting LLC transferred 15,000 shares to another third party. Ultimately, MavDB Consulting LLC holds 985,000 shares of the Company, which represents 9.85% of outstanding shares prior to the Offering.

(4) Main Miles Financial Service Holding Limited, a company incorporated in Hong Kong, is 100% owned by Chau King Hong Claude. Accordingly, Chau King Hong Claude has the sole voting and dispositive power over all the Shares held by Main Miles Financial Service Holding Limited. The principal business address of Main Miles Financial Service Holding Limited is Room 2206-2210, 22/F, China Resources Building, 26 Harbour Road, Hong Kong. Main Miles Financial Service Holding Limited acquired these ordinary shares as follows: on February 15, 2022, 540,000 shares were issued to Main Miles Financial Service Holding Limited for the consideration of US$540.

(5) Niu B Limited, a company incorporated in Hong Kong, is 100% owned by Choy Yau Fai. Accordingly, Choy Yau Fai has the sole voting and dispositive power over all the Shares held by Niu B Limited. The principal business address of Niu B Limited is Flat C, 57/F, Tower 3 Sky Tower, Hong Kong. Niu B Limited acquired these ordinary shares as follows: on February 15, 2022, 540,000 shares were issued to Niu B Limited for the consideration of US$540.

(6) Success Hero Limited, a company incorporated in Hong Kong, is 100% held by Chan Sze Ming. Accordingly, Chan Sze Ming has the sole voting and dispositive power over all the Shares held by Success Hero Limited. The principal business address of Success Hero Limited is Suite 3101, 31/F, Skyline Tower, 39 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong. Success Hero Limited acquired these ordinary shares as follows: on February 15, 2022, 540,000 shares were issued to Success Hero Limited for the consideration of US$540.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

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Underwriting

In connection with this Offering, we expect to enter into an underwriting agreement (the “Underwriting Agreement”) with RBW Capital Partners LLC (“RBW”), a division of Dawson James Securities, Inc., which is a broker-dealer registered with the Commission and members of FINRA, as the representative of underwriters named in this Prospectus, with respect to the Shares.

The Underwriters may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this Offering. The Underwriters have agreed to purchase from us, and we have agreed to sell to the Underwriters, the number of Shares set forth opposite to its name below, at the offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Name of Underwriters	Number of Shares
RBW Capital Partners LLC, a division of Dawson James Securities, Inc.	2,500,000
Total	2,500,000

Under the terms and subject to the conditions contained in the Underwriting Agreement, the Underwriters will agree to purchase from us on a firm commitment basis the number of Shares at the public price less the underwriting discount set forth on the cover page of this Prospectus, and the Underwriters have agreed to purchase, and we have agreed to sell to the Underwriters, at US$4.00, which is the Offering price per Share less 7.5%, which is the underwriting discount set forth on the cover page of this Prospectus, up to 2,500,000 Shares in aggregate.

The Shares sold by the Underwriters to the public will initially be offered at the Offering price range set forth on the cover page of this Prospectus. Any Shares sold by the Underwriters to securities dealers may be sold at a discount from the Offering price not to exceed [*]%. If all of the Shares are not sold at the Offering price, the Underwriters may change the Offering price and the other selling terms. The Underwriters have advised us that they do not intend to make sales to discretionary accounts.

Over-Allotment Option

We have granted to the Underwriters an option to purchase a number of Shares of the Company that equals 15% of the Shares offered by us in this Offering at US$4.00 per Share, which is the Offering price listed on the cover page of this prospectus, less underwriting discounts, within 45 days from the effective date of its registration statement on Form F-1.

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Discounts, Commissions, and Expenses

The following table shows the underwriting discounts payable to the Underwriters by us in connection with this Offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Underwriters), based on the assumed initial public offering price of US$4.00 per Share, which is the price set forth on the cover page of this Prospectus:

	Per Share	Total Without Exercise of Over-allotment Option	Total with Exercise of Over-allotment Option
	(US$)		(US$)
Initial public offering price	4.00	10,000,000	11,500,000
Underwriting discounts and commissions paid by the Company (7.5%)	0.30	750,000	862,500
Non-accountable expense allowance (1%)	0.04	100,000	115,000
Proceeds, before expenses, to the Company	3.66	9,150,000	10,522,500

We agreed to pay to the underwriters non-accountable expenses equal to 1% of the gross proceeds raised in the Offering.   We have also agreed to pay the Underwriters up to a maximum of US$200,000 for fees and expenses of legal counsel and other reasonable out-of-pocket accountable expenses, including: (i) roadshow expenses and cost of background checks, (ii) plus the additional amount payable by the Company, including all fees, disbursements and expenses in connection with any proposed offering, including, without limitation, the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, any other offering materials (as defined in the engagement agreement between the Company and the Underwriters), the Underwriting Agreement and related documents (all in such quantities as RBW may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering, FINRA filing fees; costs and expenses of qualifying the offering under the “blue sky” laws of the states specified by the Underwriters; preparation of leather bound volumes and Lucite cube mementos in such quantities as the Underwriters may reasonably request in connection with an underwritten offering; transfer taxes; and transfer and warrant agent and registrar fees, but excluding those costs and expenses that FINRA regulations require to be borne by a selling agent, placement agent or underwriter, and (iii) if applicable, the costs associated with the use of a third-party electronic road show service (such as Net Roadshow). Any retainer balance or advance expense payment to the representative from us will be reimbursed to us to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

Underwriters Warrants

We have agreed to issue warrants to the Underwriters to purchase a number of Shares equal to 5% of the total number of Shares sold in this Offering (including the over-allotment option) at an exercise price equal to 100% of the public offering price of the Shares sold in this Offering. The Underwriters Warrants will be exercisable nine (9) months from the date of effectiveness of this registration statement and will terminate on the third anniversary of such exercisable date. The Underwriters Warrants also provide for “piggyback” registration rights, which shall terminate on the earlier of (i) the fifth anniversary of the effective date of the Underwriters Warrants and (ii) the date that Rule 144 would allow the holder of such warrants to sell its registrable securities during any ninety (90) day period, but in no circumstances beyond seven (7) years from the commencement of sales of the Offering in compliance with FINRA Rule5110.05 and 5110(g)(8)(D). We have registered the Shares underlying the Underwriters Warrants in this Offering.

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The Underwriters Warrants and the underlying Shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Underwriters Warrants nor any Shares issued upon exercise of the Underwriters Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales in this Offering, subject to certain exceptions. The Underwriters Warrants to be received by the Underwriters and related persons in connection with this Offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

Determination of Offering Price

In determining the initial public offering price, we and the Underwriters have considered a number of factors, including:

●	the information set forth in this Prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenue and earnings;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Underwriters and us.

The estimated initial public offering price set forth on the cover page of this Prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriters can assure investors that an active trading market will develop for the Shares, or that the Shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriters may be required to make for these liabilities.

Right of First Refusal

We have granted to the Underwriters, for a period of twelve months following the consummation of any offering in which the Underwriters shall serve as the exclusive agent, adviser, or underwriter, the right of first refusal, if the Company or any of its subsidiaries decides to finance or refinance any indebtedness using a manager or agent, the Underwriters (or any affiliate designated by the Underwriters) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the Underwriters (or any affiliate designated by the Underwriters) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing (the “Right of First Refusal”). If the Underwriters or one of their affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. For the avoidance of doubt, following the Company shall have the right to raise capital in any offering of its securities so long as it does not utilize a broker-dealer or other intermediary as placement agent, underwriter or financial advisor.

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Tail Rights

Following the closing of any offering in which the Underwriters shall serve as the exclusive agent, adviser, or underwriter, with respect to any public or private offering or other financing or capital-raising transaction of any kind, to the extent that such financing or capital is provided to the Company by investors whom the Underwriters had contacted during the term or introduced to the Company during the Term, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of the Company’s engagement agreement with the Underwriter, the Underwriters shall be entitled to success fees in accordance with our engagement agreement.

Lock-Up Obligations

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriters, it will not except for customary exempt issuances that will be provided for in the Underwriting Agreement and, for a period of 180 days after the date of the Offering (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (except in the ordinary course to employees, directors and other service providers); (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (except a S-8 registration statement); (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Electronic Offer, Sale and Distribution of the Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriters. In addition, the Shares may be sold by the Underwriters to securities dealers who resell the Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriters’ website(s) and any information contained in any other website maintained by the Underwriters is not part of the prospectus or the registration statement of which this Prospectus forms a part, has not been approved and/or endorsed by us or the Underwriters in their capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Shares, or the possession, circulation or distribution of this Prospectus or any other material relating to us or the Shares, where action for that purpose is required. Accordingly, the Shares may not be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Underwriters that would permit a public offering of the securities offered by this Prospectus in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Stamp Taxes

If you purchase Shares offered in this Prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this Prospectus.

Cayman Islands Data Protection

Cayman Islands Data Protection Laws

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain, and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer, or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

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In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://pcm-tes.com/ or through phone number +(852) 2882 1222.

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Description of Share Capital

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this Prospectus, our authorized share capital is US$50,000 divided into 50,000,000 shares, par value of US$0.001 each, comprising of 50,000,000 Shares of a par value of US$0.001 each. As of the date of this Prospectus, 10,000,000 Shares are issued and outstanding.

Immediately prior to the completion of this Offering, we will have 10,000,000 Shares issued and outstanding. All of the Shares issued and outstanding prior to the completion of this Offering are and will be fully paid, and all of the Shares to be issued in this Offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

We will adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this Offering. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of the Shares.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. The Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of the Shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of above premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting;

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right; and

●	if required by the rules of the relevant stock exchange, by director(s) individually or collectively holding proxies in respect of shares representing five per cent. Or more of the total voting rights at such meeting.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by our directors (acting by a resolution of our board). Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

●	a fee of such sum as our directors may from time to time require is paid to us in respect thereof.

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If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our company may also repurchase any of the Shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, our share premium account or the proceeds of a fresh issue of shares made for the purpose of the repurchase or subject to the Companies Act, out of capital and in the case of any premium payable on the purchase price over the par value of the shares to be repurchased, out of either or both the profits of our company or from sums standing to the credit of our share premium account or subject to the Companies Act, our of capital. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorizes our board of directors to issue additional Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Shares.

Inspection of Books and Records. Holders of the Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements and rights to inspect our register of members under our post-offering memorandum and articles of association. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

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●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

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In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the Shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

On February 15, 2022, the Company was incorporated with the following ownership structure:

Name of Shareholders	Number of Shares	Approximate percentage of shareholding
Joyful Star Limited	5,280,000	58.66%
Green Circle Limited	1,080,000	12.00%
Boca Holdings Limited	240,000	2.67%
Niu B Limited	540,000	6.00%
Main Miles Financial Service Holding Limited	540,000	6.00%
Success Hero Limited	540,000	6.00%
Gosmart Consultant Company Limited	180,000	2.00%
Wong Tan Suen	360,000	4.00%
Ma Chi Heng	240,000	2.67%
Total:	9,000,000	100.00%

On January 4, 2024, 280,000 Shares were issued in error to the Company, which were surrendered to the Company on January 11, 2024.

On January 12, 2024, 1,000,000 Shares were issued to MavDB Consulting LLC, increasing the total number of Shares to 10,000,000.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Shares

The material terms and provisions of our Shares are described under the caption “Description of Share Capital” in this prospectus.

Underwriters Warrants

The material terms and provisions of the Underwriters Warrants are described under the caption “Underwriting.”

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Expenses of the Offering

The following table sets forth all costs and expenses other than underwriting discounts and commissions, which have been paid and/or payable by us in connection with this Offering. All the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Itemized expense	Amount
SEC registration fee(1)(2)	US$	6,893
FINRA filing fee(1)(2)	US$	7,346
NYSE American listing fee	US$	60,000
Printing costs and engraving expenses	US$	25,000
Accounting fees and expenses	US$	1,000,000
Legal fees and expenses	US$	550,000
Transfer agent and registrar fees	US$	5,000
Miscellaneous fees and expenses	US$	346,426
Total	US$	2,000,665

(1)	Assumes exercise the exercise in full by the Underwriters of the Underwriters’ over-allotment option.

(2)	Based on an offering price of US$4.00 per share.

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Taxation

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of the Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of the Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Shares, nor will gains derived from the disposal of the Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of the Shares or on an instrument of transfer for a transfer of the Shares except those which hold interests in land in the Cayman Islands.

Hong Kong Tax Considerations

The following summary of certain relevant provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding, or selling the Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding, or selling the Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Shares.

●	Revenues gains from the sale of the Shares by persons carrying on a trade, profession, or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

●	Gains arising from the sale of Shares, where the contracts of purchases and sales of the Shares are situated and effected outside of Hong Kong such as, for example, in the U.S., should not be subject to Hong Kong profits tax according to the current tax practice of the Hong Kong Inland Revenue Department.

●	Dividends paid and received on the Shares would not be subject to any Hong Kong tax. No Hong Kong stamp duty is payable on the purchase and sale of the Shares.

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Our subsidiary incorporated in Hong Kong, i.e., Boca International, is subjected to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on or after April 1, 2018, the two-tiered profits tax rates regime took effect, under which the profits tax rate is 8.25% on assessable profits of the first HK$2 million and 16.5% on any part of assessable profits over HK$2 million.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Shares by U.S. Holders (as defined below) that acquire the Shares in this Offering and hold the Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in the Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

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If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of the Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding the Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in the Shares.

Dividends

The entire amount of any cash distribution paid with respect to the Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes. As the Company is not a “qualified foreign corporation,” such dividends will not be “qualified dividends” for United States federal income tax purposes and will be subject to United States federal income tax at ordinary income rates, subject to the PFIC (as defined below) tax considerations as set out below.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on the Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss, subject to the PFIC tax considerations as set out below, if the Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of the Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income.

We or a related entity express no opinion as to the Company’s or a related entity’s status as a PFIC for the current or any future or prior year. U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation.

No assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of the Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of the Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we or a related entity are classified as a PFIC for any taxable year during which a U.S. Holder holds the Shares, we do not intend to provide a “PFIC Annual Information Statement,” “Annual Intermediary Statement,” or a combined statement, as applicable for United States federal income tax purposes, for the making of a “Qualified Electing Fund” election.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Shares. Under the PFIC rules:

●	Such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value.

If an effective mark-to-market election is made with respect to the Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Shares held at the end of the taxable year over its adjusted tax basis of such Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Shares held at the end of the taxable year over the fair market value of such Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

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If a U.S. Holder owns the Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Controlled Foreign Corporation Considerations

If a U.S. Holder (or person defined as a U.S. person under Section 7701(a)(30) of the Code) owns, directly, indirectly, or constructively, 10% or more of the total combined voting power of all classes of our stock or the value of the Shares (a “U. S. Shareholder”) and U.S. Shareholders own more than 50% of the vote or value of our Company, directly, indirectly, or constructively, we would be a “controlled foreign corporation.” This classification would effect many complex results, one of which requires such 10% U.S. Holders to include in their current income their pro rata share of (i) Subpart F income of the CFC, (ii) the CFC’s earnings from certain investments in U.S. property, (iii) global intangible low-taxed income (“GILTI), and (iv) base erosion minimum tax amounts for certain 10% U.S. Holders with sufficient gross receipts that make deductible payments to related foreign parties in tax years after December 31. 2018.

In addition, under Section 1248 of the Code, gain from the sale or exchange of shares of the Shares by a US person who is or was a U. S. Shareholder at any time during the five year period before the sale or exchange may be treated as ordinary income to the extent of earnings and profits of ours attributable to the stock sold or exchanged. We or a related entity express no opinion as to the Company’s or a related entity’s status as a CFC under the Code. U.S. Holders should consult their own tax advisors with respect to the CFC issue and its applicability to their particular tax situation.

If a foreign corporation is both a PFIC and a CFC, the foreign corporation generally will not be treated as a PFIC with respect to certain 10% U.S. Holders of the CFC. This rule generally will be effective for taxable years of 10% U.S. Holders beginning after 1997 and for taxable years of foreign company’s ending with or within such taxable years of 10% U.S. Holders. The PFIC provisions continue to apply in the case of a PFIC that is also a CFC with respect to the U.S. Holders that are less than 10% shareholders. Because of the complexity of Subpart F, a more detailed review of these rules is beyond the scope of this discussion.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE SHARES IS URGED TO CONSULT THEIR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner (other than a partnership or disregarded entity for U.S. federal income tax purposes) of the Shares that is not a U.S. Holder.

Taxation of Distributions and Sale or Other Disposition of The Shares

Subject to the U.S. backup withholding rules described below, non-U.S. Holders of the Shares generally will not be subject to U.S. withholding tax on distributions with respect to, or gain on sale or disposition of, the Shares.

Non-U.S. Holders who are engaged in a trade or business in the United States who receive payments with respect to the Shares that are effectively connected with such trade or business should consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of the Shares. Individuals who are present in the United States for 183 days or more in any taxable year should also consult their own tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the Shares.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8.

The amount of any backup withholding from a payment to a U.S. Holder or a non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

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Legal Matters

We are being represented by Nauth LPC with respect to certain legal matters as to United States federal securities law and Conyers Dill & Pearman with respect to certain legal matters as to Cayman Islands law. The Underwriters are being represented by Manatt, Phelps & Phillips, LLP with respect to certain legal matters as to United States federal securities law. The validity of the Shares being offered by this Prospectus as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters relating to the Offering as to Hong Kong law will be passed upon for us by Fairbairn Catley Low & Kong, our counsel as to Hong Kong law.

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Experts

The consolidated financial statements of Green Circle Decarbonize Technology limited as of March 31, 2025 and 2024 included in the registration statement on Form F-1 of which this prospectus forms a part have been audited ZH CPA, LLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 6, 2024, the Company dismissed BF Borgers CPA PC’s (“BF Borgers’”) and on May 9, 2024, the Company engaged ZH CPA, LLC (“ZH”) as BF Borgers’ replacement. The decision to change independent registered public accounting firms was made with the recommendation and approval of the board of directors of the Company.

BF Borgers’ audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended March, 2023 and March 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

BF Borgers’ audit opinion on the Company’s consolidated financial statements as of and for the fiscal years ended March 31, 2023 and March 31, 2022 did contain a modification indicating that the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management cannot provide assurance that the Group will maintain profitable operations or become cash flow positive or raise additional debt and/or equity capital. Management intends to continue to support the operations with financing initiatives primarily through, but not limited to, the issuance of equity. Alternative financing options may include obtaining bank credit facilities and short-term loans from third parties. There is no assurance that the Group will be able to obtain such financings or obtain them on favorable terms. Resultantly, ZH’s audit opinion for the Company’s financial statements as of and for the years ended March 31, 2024 and 2023, included in this prospectus and registration statement, also contains a going concern explanatory paragraph. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Going Concern and Liquidity” and Note 2 of the Company’s audited consolidated financial statements as of and for the twelve months ended March 31, 2024 and March 31, 2023.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the years ended March 31, 2023 and March 31, 2022, and the subsequent period through March 31, 2024, the Company did not consult with ZH with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by ZH that ZH concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The SEC has advised that, in lieu of obtaining a letter from BF Borgers stating whether or not it agrees with the statements herein, the Company may indicate that BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act, Sections 4C and 21C of the Exchange Act and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024.

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Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and any the Cayman Islands experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect within the United States.

Cayman Islands

We have been informed by our special legal counsel as to Cayman Islands laws, Conyers Dill & Pearman, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or the securities laws of any state in the United States.

Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities law will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce such judgments against a Cayman company, and because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize a final and conclusive judgment in the federal or state courts of the United States based on agreements to which we are a party and under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this Offering or any purchase or sale of securities in connection with this Offering. Subject to specified time limitations and legal procedures, Cayman Islands courts may enforce a U.S. judgment in a civil matter which is non- appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in the Cayman Islands;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Cayman Islands courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of the Cayman Islands, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of the Cayman Islands;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Cayman Islands court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is capable of being executed according to the laws of the Cayman Islands and according to the law of the foreign state in which the relief was granted.

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If a foreign judgment is enforced by a Cayman Islands court, it generally will be payable in the Cayman Islands currency, which can then be converted into non-the Cayman Islands currency and transferred out of the Cayman Islands. The usual practice in an action before a Cayman Islands court to recover an amount in a non-Cayman Islands currency is for the Cayman Islands court to issue a judgment for the equivalent amount in Cayman Islands currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of a Cayman Islands court stated in Cayman Islands currency ordinarily will be linked to the Cayman Islands consumer price index plus interest at the annual statutory rate set by the Cayman Islands regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Hong Kong

Most of our directors and officers reside in Hong Kong and our Operating Subsidiary is incorporated in Hong Kong. Fairbairn Catley Low & Kong, our counsel as to Hong Kong law, has advised us that there is uncertainty as to whether a Hong Kong court would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Generally, foreign judgments may either be (i) registered in Hong Kong under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Chapter 319 of the Laws of Hong Kong) (“FJREO”), or (ii) recognized by way of an application in common law. For a foreign judgment to be registered under the FJREO, there must first be a mutual enforcement arrangement between Hong Kong and the jurisdiction in which the foreign judgment was obtained. Currently, there is no such arrangement between Hong Kong and the United States. Alternatively, in order to enforce a judgment issued by a court in the United States against the Company at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the United States judgment as proof of the debt. The United States judgment will be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the relevant parties. In a common law action for recognition of a foreign judgment, the judgment creditor has to prove that, among others, (i) the judgment is in personam; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong.

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Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of the Shares. This Prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this Prospectus that is included in the registration statement. Statements made in this Prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Immediately upon the completion of this Offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Green Circle Decarbonize Technology Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Green Circle Decarbonize Technology Limited (the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and has a negative working capital that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2024.

Denver, Colorado

August 27, 2025

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

F-1

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

as at March 31, 2025 aND 2024

		2025	2024
	Notes	HK$	HK$

ASSETS
Current assets
Cash and cash equivalent	16	1,384,211	258,304
Prepayments and deposits	13	2,289,826	1,757,619
Trade and other receivables	13	1,643,862	612,248
Contract fulfillment costs	14	662,929	-
Deferred listing expenses		1,471,020	935,300
Amount due from a shareholder	15	-	481,293

Total current assets		7,451,848	4,044,764

Non-current assets
Property, plant and equipment	11	14,505,410	17,966,127
Right-of-use assets	12	169,512	395,529
Rental deposit	13	-	69,778
Prepayment	13	2,356,132	1,474,032

Total non-current assets		17,031,054	19,905,466

Total assets		24,482,902	23,950,230

LIABILITIES
Current liabilities
Trade and other payables	17	9,914,613	8,609,438
Contract liabilities	18	4,667,773	-
Lease liabilities	19	169,581	214,978
Amounts due to a shareholder	15	689,922	689,922
Amount due to directors	15	821,243	700,000
Bank and other borrowings	20	29,223,655	29,787,975

Total current liabilities		45,486,787	40,002,313

Non-current liabilities
Lease liabilities	19	-	169,582

Total liabilities		45,486,787	40,171,895

F-2

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION – continued

as at March 31, 2025 aND 2024

		2025	2024
	Notes	HK$	HK$

Shareholders’ equity (deficit)
Share capital	21	78,000	78,000
Share premium	21	5,048,160	5,048,160
Other reserve	21	11,221,781	10,021,781
Accumulated deficit		(37,351,826)	(31,369,606)

Total Shareholders’ deficit		(21,003,885)	(16,221,665)

Total liabilities and shareholders’ deficit		24,482,902	23,950,230

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

		2025	2024
	Notes	HK$	HK$

Revenue	6	16,574,921	5,236,436
Cost of revenue		(12,823,515)	(3,791,302)

Gross profit		3,751,406	1,445,134
Administrative expenses	8	(7,668,127)	(7,102,218)

Operating loss		(3,916,721)	(5,657,084)
Other items
Finance costs	9	(2,445,201)	(2,512,023)
Other incomes	7	379,702	247,167
Loss before tax		(5,982,220)	(7,921,940)
Income tax expense	10	-	-

Loss and comprehensive loss for the year		(5,982,220)	(7,921,940)

LOSS PER SHARE

	For the years ended March 31,
	2025	2024
	HK$	HK$

Loss per share – Basic and Diluted	(0.60)	(0.86)

Weighted Average number of common shares - Basic and Diluted	10,000,000	9,218,579

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For THE YEARS ENDED MARCH 31, 2025 AND 2024

	Attributable to the owners of the Company
	Number of common shares	Share capital HK$	Share premium HK$	Other reserve HK$	Accumulated deficit HK$	Total HK$

At April 1, 2023	9,000,000	70,200	3,105,960	6,999,999	(23,447,666)	(13,271,507)

Issue of shares	1,000,000	7,800	1,942,200	-	-	1,950,000

Forgiveness of amount due to a major shareholder	-	-	-	3,021,782	-	3,021,782

Loss and comprehensive loss for the year	-	-	-	-	(7,921,940)	(7,921,940)

At March 31, 2024	10,000,000	78,000	5,048,160	10,021,781	(31,369,606)	(16,221,665)

Forgiveness of director’s remuneration	-	-	-	1,200,000	-	1,200,000

Loss and comprehensive loss for the year	-	-	-	-	(5,982,220)	(5,982,220)

At March 31, 2025	10,000,000	78,000	5,048,160	11,221,781	(37,351,826)	(21,003,885)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For THE YEARS ENDED MARCH 31, 2025 AND 2024

	For the years ended March 31,
	2025	2024
	HK$	HK$

OPERATING ACTIVITIES
Net loss	(5,982,220)	(7,921,940)
Items not affecting cash:
Depreciation of property, plant and equipment	3,467,615	3,576,439
Depreciation of right-of-use assets	226,017	426,724
Gain on early termination of lease	-	(14,882)
Imputed interest income	(4,150)	(5,716)
Interest expense on borrowings	2,428,580	2,453,849
Interest expense on lease liabilities	16,621	58,174
Forgiveness of trade payables and accrued expense	-	(226,000)
Forgiveness of director’s remuneration	1,200,000	-
Bad debts	481,293	-
Consulting fee paid in shares	390,000	85,968

Operating cash flows before movements in working capital	2,223,756	(1,567,384)
(Increase) decrease in prepayments and deposits	(592,495)	(1,733)
(Increase) decrease in trade and other receivables	(1,031,614)	45,724
(Increase) decrease in contract fulfillment costs	(662,929)	-
Increase in trade and other payables	440,994	2,882,702
Increase in contract liabilities	4,667,773	-

NET CASH GENERATE FROM OPERATING ACTIVITIES	5,045,485	1,359,309

CASH USED IN INVESTING ACTIVITY
Prepayment of property, plant and equipment	(1,272,100)	-

FINANCING ACTIVITIES
Payment of loans from directors	(729,302)	(259,021)
Proceed for loan from directors	843,647	2,394,783
Principal repayments of borrowings	(564,320)	(580,730)
Interest paid on borrowings and overdraft	(1,965,903)	(2,585,160)
Interest paid on lease liabilities	(16,621)	(58,174)
Repayment of lease liabilities	(214,979)	(389,426)

NET CASH GENERATED FROM (USED IN) FINANCING ACTIVITIES	(2,647,478)	(1,477,728)

F-6

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

For THE YEARS ENDED MARCH 31, 2025 AND 2024

	For the years ended March 31,
	2025	2024
	HK$	HK$

NET INCREASE (DECREASE) IN CASH	1,125,907	(118,419)

CASH AT THE BEGINNING OF THE YEAR	258,304	376,723

CASH AT THE END OF THE YEAR, represented by bank balances and cash	1,384,211	258,304

Supplemental Cash Flow Information (note 25)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

1.	DESCRIPTION OF BUSINESS AND REORGANIZATION

Green Circle Decarbonize Technology Limited (the “Company”) was incorporated in the Cayman Islands with limited liability under the Companies Act of the Cayman Islands. The address of the registered office is P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands and the principal place of business of the Company is Unit 1809, Prosperity Place, 6 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong.

The principal activity of the Company is investment holding and its subsidiary (the “Group”) is a provider of advanced energy saving solutions and consultancy services and construction services supported by proprietary phase change thermal energy storage materials and thermal engineering services. As an advocate of decarbonization, the subsidiary design, develop, and provide customized energy saving solutions that bring considerable economic benefits to our clients and reduce carbon emissions for a sustainable future.

Reorganization

Boca International Limited (“BOCA”) was incorporated in Hong Kong on June 16, 1992, issued 7,000,000 shares to Joyful Star Limited, and the sole shareholder of Joyful Star Limited is Chan Kam Biu Richard (“Richard”).

On March 23, 2022, the Company acquired all the 7,000,000 shares of BOCA from Joyful Star Limited for a nominal consideration of HK$ 1 and became the 100% shareholder of BOCA. As of March 23, 2022, Richard held 70.67% shares of the Company, being 58.67% through Joyful Star Limited and 12.00% through Green Circle Limited. Therefore, Richard was the ultimate controlling party of both the Company and BOCA.

As a result, the Reorganization Transaction is considered a common control combination. The Reorganization Transaction is reflected as an equity transaction on the consolidated financial statements of the Company, using the predecessor value method. The difference between the consideration of HK$ 1 and BOCA’ s share capital of HK$ 7,000,000 is presented as “other reserve”, and the retained earnings of BOCA continue to be presented as retained earnings in the consolidated financial statements.

F-8

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars, except share data and per share data, or otherwise noted)

2.	BASIS OF PRESENTATION

Compliance with International Financial Reporting Standards

The Group’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

Basis of Measurement

The Group’s consolidated financial statements have been prepared on the historical cost basis as explained in the accounting policies set out in note 4.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Functional Currency and Presentation Currency

The Group’s consolidated financial statements are presented in Hong Kong dollars (“HK$”), which is also the functional currency of the Group.

Going concern

The Group’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Group has a reported loss and comprehensive loss of HK$5,982,220 for the year ended March 31, 2025, and has a negative working capital of HK$38,034,939 at March 31, 2025.

The Group had cash of HK$1,384,211 at March 31, 2025, but management cannot provide assurance that the Group will maintain profitable operations or become cash flow positive or raise additional debt and/or equity capital. Management intends to continue to support the operations with financing initiatives primarily through, but not limited to, the issuance of equity. Alternative financing options may include obtaining bank credit facilities and short-term loans from third parties. There is no assurance that the Group will be able to obtain such financings or obtain them on favorable terms. This uncertainty cast significant doubt about the ability of the Group to continue as a going concern. The consolidated financial statements do not include any adjustments to the carrying value or presentation of assets or liabilities that might be necessary should the Group be unable to continue as a going concern. These adjustments could be material.

The Group has prepared the consolidated financial statements on the basis that it will continue to operate as a going concern.

F-9

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	APPLICATION OF NEW AND AMENDMENTS TO THE INTERNATIONAL FINANCIAL REPORTING STANDARDS

Amendments to IFRSs that are mandatorily effective for the current year

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-current
Amendments to IAS 1	Non-current Liabilities with Covenants
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

The application of the amendments to IFRSs in the current year has had no material impact on the Group’s financial positions and performance for the current and prior years and/or on the disclosures set out in these consolidated financial statements.

Amendments to IAS 1 Classification of Liabilities as Current or Non-current (the “2020 Amendments”) and Amendments to IAS 1 Noncurrent Liabilities with Covenants (the “2022 Amendments”)

The 2020 Amendments provide clarification and additional guidance on the assessment of right to defer settlement for at least twelve months from reporting date for classification of liabilities as current or noncurrent, which:

●	clarify that if a liability has terms that could, at the option of the counterparty, result in its settlement by the transfer of the entity’s own equity instruments, these terms do not affect its classification as current or non-current only if the entity recognises the option separately as an equity instrument applying IAS 32 Financial Instruments: Presentation.

●	specify that the classification of liabilities as current or non-current should be based on rights that are in existence at the end of the reporting period. Specifically, the amendments clarify that the classification should not be affected by management intentions or expectations to settle the liability within 12 months.

For rights to defer settlement for at least twelve months from reporting date which are conditional on the compliance with covenants, the requirements introduced by the 2020 Amendments have been modified by the 2022 Amendments. The 2022 Amendments specify that only covenants with which an entity is required to comply with on or before the end of the reporting period affect the entity’s right to defer settlement of a liability for at least twelve months after the reporting date. Covenants which are required to comply with only after the reporting period do not affect whether that right exists at the end of the reporting period.

In accordance with the transition provision, the Group has applied the new accounting policy to the classification of liability as current or non-current retrospectively. The application of the amendments in the current year had no material impact on the consolidated financial statements.

F-10

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	APPLICATION OF NEW AND AMENDMENTS TO THE INTERNATIONAL FINANCIAL REPORTING STANDARDS - continued

New and amendments to IFRSs issued but not yet effective

The Group has not early applied the following new and amendments to IFRSs that have been issued but are not yet effective:

Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments[3]
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture[1]
Amendments to IAS 21	Lack of Exchangeability[2]
IFRS 18	Presentation and Disclosure in Financial Statements[4]

1 Effective for annual periods beginning on or after a date to be determined

2 Effective for annual periods beginning on or 1 January 2025.

3 Effective for annual periods beginning on or 1 January 2026.

4 Effective for annual periods beginning on or 1 January 2027.

The directors of the Company anticipate that the application of all the new and amendments to IFRSs will have no material impact on the Group’s financial positions and performance and/or on the disclosures to the Group in the foreseeable future.

Amendments to IFRS 9 and IFRS 7 Amendments to the Classification and Measurement of Financial Instruments

The amendments to IFRS 9 clarify the recognition and derecognition for financial asset and financial liability and add an exception which permits an entity to deem a financial liability to be discharged before the settlement date if it is settled in cash using an electronic payment system if, and only if certain conditions are met.

The amendments also provide guidance on the assessment of whether the contractual cash flows of a financial asset are consistent with a basic lending arrangement. The amendments specify that an entity should focus on what an entity is being compensated for rather than the compensation amount. Contractual cash flows are inconsistent with a basic lending arrangement if they are indexed to a variable that is not a basic lending risk or cost. The amendments state that, in some cases, a contingent feature may give rise to contractual cash flows that are consistent with a basic lending arrangement both before and after the change in contractual cash flows, but the nature of the contingent event itself does not relate directly to changes in basic lending risks and costs. Furthermore, the description of the term “non-recourse” is enhanced and the characteristics of “contractually linked instruments” are clarified in the amendments.

F-11

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	APPLICATION OF NEW AND AMENDMENTS TO THE INTERNATIONAL FINANCIAL REPORTING STANDARDS - continued

New and amendments to IFRSs issued but not yet effective - continued

Amendments to IFRS 9 and IFRS 7 Amendments to the Classification and Measurement of Financial Instruments - continued

The disclosure requirements in IFRS 7 in respect of investments in equity instruments designated at fair value through other comprehensive income are amended. In particular, entities are required to disclose the fair value gain or loss presented in other comprehensive income during the period, showing separately those related to investments derecognised during the reporting period and those related to investments held at the end of the reporting period. An entity is also required to disclose any transfers of the cumulative gain or loss within equity related to the investments derecognised during the reporting period. In addition, the amendments introduce the requirements of qualitative and quantitative disclosure of contractual terms that could affect the contractual cash flow based on a contingent event not directly relating to basic lending risks and cost.

The amendments are effective for annual reporting periods beginning on or after 1 April 2026, with early application permitted. The application of the amendments is not expected to have significant impact on the financial position and performance of the Group.

Amendments to IFRS 10 and IAS 28 Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

The amendments to IFRS 10 Consolidated Financial Statements and IAS 28 Investments in Associates and Joint Ventures deal with situations where there is a sale or contribution of assets between an investor and its associate or joint venture. Specifically, the amendments state that gains or losses resulting from the loss of control of a subsidiary that does not contain a business in a transaction with an associate or a joint venture that is accounted for using the equity method, are recognised in the parent’s profit or loss only to the extent of the unrelated investors’ interests in that associate or joint venture. Similarly, gains and losses resulting from the remeasurement of investments retained in any former subsidiary (that has become an associate or a joint venture that is accounted for using the equity method) to fair value are recognised in the former parent’s profit or loss only to the extent of the unrelated investors’ interests in the new associate or joint venture.

The application of the amendments is not expected to have significant impact on the financial position and performance of the Group.

F-12

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	APPLICATION OF NEW AND AMENDMENTS TO THE INTERNATIONAL FINANCIAL REPORTING STANDARDS - continued

Amendments to IFRSs issued but not yet effective - continued

Amendments to IAS 21 Lack of Exchangeability

The amendments specify how to assess whether a currency is exchangeable, and how to determine the exchange rate when it is not.

The amendments state that a currency is exchangeable into another currency when an entity is able to obtain the other currency within a time frame that allows for a normal administrative delay and through a market or exchange mechanism in which an exchange transaction would create enforceable rights and obligations.

An entity assesses whether a currency is exchangeable into another currency at a measurement date and for a specified purpose. If an entity is able to obtain no more than an insignificant amount of the other currency at the measurement date for the specified purpose, the currency is not exchangeable into the other currency.

The assessment of whether a currency is exchangeable into another currency depends on an entity’s ability to obtain the other currency and not on its intention or decision to do so.

When a currency is not exchangeable into another currency at a measurement date, an entity is required to estimate the spot exchange rate at that date. An entity’s objective in estimating the spot exchange rate is to reflect the rate at which an orderly exchange transaction would take place at the measurement date between market participants under prevailing economic conditions.

The amendments do not specify how an entity estimates the spot exchange rate to meet that objective. An entity can use an observable exchange rate without adjustment or another estimation technique. Examples of an observable exchange rate include:

●	a spot exchange rate for a purpose other than that for which an entity assesses exchangeability;
●	the first exchange rate at which an entity is able to obtain the other currency for the specified purpose after exchangeability of the currency is restored (first subsequent exchange rate).

An entity using another estimation technique may use any observable exchange rate—including rates from obligations—and adjust that rate, as necessary, to meet the objective as set out above.

When an entity estimates a spot exchange rate because a currency is not exchangeable into another currency, the entity is required to disclose information that enables users of its financial statements to understand how the currency not being exchangeable into the other currency affects, or is expected to affect, the entity’s financial performance, financial position and cash flows.

F-13

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

3.	APPLICATION OF NEW AND AMENDMENTS TO THE INTERNATIONAL FINANCIAL REPORTING STANDARDS - continued

Amendments to IFRSs issued but not yet effective - continued

Amendments to IAS 21 Lack of Exchangeability

The amendments add a new appendix as an integral part of IAS 21. The appendix includes application guidance on the requirements introduced by the amendments. The amendments also add new Illustrative Examples accompanying IAS 21, which illustrate how an entity might apply some of the requirements in hypothetical situations based on the limited facts presented.

The amendments are effective for annual reporting periods beginning on or after 1 April 2025, with earlier application permitted. An entity is not permitted to apply the amendments retrospectively. Instead, an entity is required to apply the specific transition provisions included in the amendments.

The application of the amendments is not expected to have significant impact on the financial position and performance of the Group.

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 Presentation and Disclosure in Financial Statements, which sets out requirements on presentation and disclosures in financial statements, will replace IAS 1 Presentation of Financial Statements. This new IFRS Accounting Standard, while carrying forward many of the requirements in IAS 1, introduces new requirements to present specified categories and defined subtotals in the statement of profit or loss; provide disclosures on management-defined performance measures in the notes to the financial statements and improve aggregation and disaggregation of information to be disclosed in the financial statements. In addition, some IAS 1 paragraphs have been moved to IAS 8 and IFRS 7. Minor amendments to IAS 7 Statement of Cash Flows and IAS 33 Earnings per Share are also made.

IFRS 18, and amendments to other standards, will be effective for annual periods beginning on or after 1 April 2027, with early application permitted. The application of the new standard is expected to affect the presentation of the statement of profit or loss and disclosures in the future financial statements. The Group is in the process of assessing the detailed impact of IFRS 18 on the Group’s consolidated financial statements.

F-14

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION

The consolidated financial statements have been prepared on the historical cost basis as explained in the accounting policies set out below.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2 Share-based Payment, leasing transactions that are accounted for in accordance with IFRS 16 Leases and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets.

The principal accounting policies are set out below.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Revenue from contracts with customers

The Group recognises revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to the customer.

A performance obligation represents a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.

Control is transferred over time and revenue is recognised over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;
●	the Group’s performance creates or enhances an asset that the customer controls as the Group performs; or
●	the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognised at a point in time when the customer obtains control of the distinct good or service.

F-15

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Revenue from contracts with customers - continued

A contract asset represents the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer that is not yet unconditional. It is assessed for impairment in accordance with IFRS 9. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

A contract asset and a contract liability relating to the same contract are accounted for and presented on a net basis.

Energy saving services income

For energy saving services, the revenue is recognized in-line with the energy performance contract entered, being over time of the energy cost saving on electricity consumption.

Consultancy services income

The Group provides a consultancy service for development innovation solutions for repurpose second-hand electric vehicle (“EV”) batteries for commercial energy storage applications, it is comprised of two types of consultancy services:

i.	Completion of prototype of second-hand batteries (“Prototype”)

The Group provides consultancy services related to technical issues on Prototype and provide research by using proprietary phase change thermal energy storage materials on the Prototype until the first Prototype is completed. There is only one performance obligation, and the contract is typically fixed priced with no variable consideration and financing component. The performance obligation is satisfied and entitled to reimburse from customer if and only if the first Prototype is completed, the revenue was recognised at a point in time upon the completion of the first Prototype which is at the time when the result of services is accepted by the customers.

ii.	Completion of know-how on the Prototype

The Group provides consultancy services that apply proprietary phase change thermal energy storage materials on the Prototype until the Prototype is commercialised and approved by the regulatory department. There is only one performance obligation, and the contract is typically fixed priced with no variable consideration and financing component. The revenue is recongised when the (i) prototype is commercialized; and (ii) the final prototype is approved by the International Electrotechnical Commission.

Construction income

Construction income was recognised over time. The Group provide construction for the installation of mechanical ventilation and air conditioning (“MVAC”) system. The typical contract length of the Group entered within one year. The Group generally provides limited warranties for work performed under its construction contracts. The warranty periods typically extend for one year following substantial completion of the Group’s work on the project.

The Group shall recognise revenue for a performance obligation satisfied over time only if the entity can reasonably measure its progress towards complete satisfaction of the performance obligation.

In some circumstances, the Group may not be able to reasonably measure the outcome of a performance obligation, but the Group expects to recover the costs incurred in satisfying the performance obligation. In those circumstances, the Group shall recognise revenue only to the extent of the costs incurred until such time that it can reasonably measure the outcome of the performance obligation.

Leases

Definition of a lease

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For contracts entered into or modified or arising from business combinations on or after the date of initial application, the Group assesses whether a contract is or contains a lease based on the definition under IFRS 16 at inception, modification date or acquisition date, as appropriate. Such contract will not be reassessed unless the terms and conditions of the contract are subsequently changed.

Non-lease components are separated from lease component on the basis of their relative stand-alone prices.

The Group as a lessee

Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to warehouse leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. It also applies the recognition exemption for leases of low-value assets (i.e. value less than US$5,000). Lease payments on short-term leases and leases of low-value assets are recognised as an expense on a straight-line basis over the lease term.

F-16

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Leases - continued

The Group as a lessee - continued

Right-of-use assets

The cost of right-of-use asset includes:

●	the amount of the initial measurement of the lease liability;

●	any lease payments made at or before the commencement date, less any lease incentives received;

●	any initial direct costs incurred by the Group; and

●	an estimate of costs to be incurred by the Group in dismantling and removing the underlying assets, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liability.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term is depreciated from commencement date to the end of the useful life. The remaining right-of-use assets are depreciated on a straight-line basis over the term of the leases.

The Group presents right-of-use assets as a separate line item in the consolidated statement of financial position.

Refundable rental deposits

Refundable rental deposits paid are accounted under IFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

F-17

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Leases - continued

The Group as a lessee - continued

Lease liabilities

At the commencement date of a lease, the Group recognises and measures the lease liability at the present value of lease payments that are unpaid at that date. In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable.

The lease payments include:

●	fixed payments (including in-substance fixed payments) less any lease incentives receivable;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be paid under residual value guarantees;

●	the exercise price of a purchase option reasonably certain to be exercised by the Group; and

●	payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate.

Variable lease payments that do not depend on an index or a rate are not included in the measurement of lease liabilities and right-of-use assets, and are recognised as expense in the period on which the event or condition that triggers the payment occurs.

After the commencement date, lease liabilities are adjusted by interest accretion and lease payments.

The Group remeasures lease liabilities (and makes a corresponding adjustment to the related right-of-use assets) whenever the lease term has changed, in which case the related lease liability is remeasured by discounting the revised lease payments using a revised discount rate at the date of reassessment.

The Group presents lease liabilities as a separate line item in the consolidated statement of financial position.

F-18

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Leases - continued

The Group as a lessee - continued

Lease modifications

The Group accounts for a lease modification as a separate lease if:

●	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

●	the consideration for the leases increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

For a lease modification that is not accounted for as a separate lease, the Group remeasures the lease liability, less any lease incentives receivable, based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Group accounts for the remeasurement of lease liabilities by making corresponding adjustments to the relevant right-of-use assets.

Foreign currencies

In preparing the consolidated financial statements of the Group, transactions in currencies other than the functional currency of the Group (“foreign currencies”) are recognised at the rates of exchanges prevailing on the dates of the transactions. At the end of the reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are recognised in profit or loss in the period in which they arise.

Government grants

Government grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants related to income that are receivables as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognised in profit or loss in the period in which they become receivable. Such grants are presented under “other income”.

F-19

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Borrowing costs

All borrowing costs are recognised in profit or loss in the period in which they are incurred.

Retirement benefit costs

Payments to the Mandatory Provident Fund Schemes, which are defined contribution schemes, are charged as an expense when employees have rendered service entitling them to the contributions.

Income Taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from “loss before tax” as reported in the statement of profit or loss and other comprehensive income because of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group ‘s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

F-20

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICY INFORMATION - continued

Income Taxes - continued

Deferred tax liabilities are recognised for taxable temporary differences associated with investments in subsidiaries except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of the reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realised, based on tax rate (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

For the purposes of measuring deferred tax for leasing transactions in which the Group recognises the right-of-use assets and the related lease liabilities, the Group first determines whether the tax deductions are attributable to the right-of-use assets or the lease liabilities.

For leasing transactions in which the tax deductions are attributable to the lease liabilities, the Group applies IAS 12 Income Taxes requirements to the leasing transaction as a whole. Temporary differences relating to right-of use assets and lease liabilities are assessed on a net basis. Excess of depreciation on right-of-use assets over the lease payments for the principal portion of lease liabilities resulting in net deductible temporary differences.

Current and deferred tax are recognised in profit or loss.

F-21

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Property, plant and equipment

Property, plant and equipment are stated in the statement of financial position at cost, less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Depreciation is recognised so as to write off the cost of items of property, plant and equipment, less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of the reporting period, with the effect of any changes in estimate accounted for on a prospective basis. All property, plant and equipment are no residual values.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

Machinery and Equipment	5 to 10 years
Office equipment	5 years
Computer	5 years

Impairment losses recognised on property, plant and equipment and right-of-use assets

At the end of the reporting period, the Group reviews the carrying amounts of its property, plant and equipment and right-of-use assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss, if any.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised as income immediately.

F-22

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments

Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15 Revenue from Contracts with Customers. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets and financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

The effective interest method is a method of calculating the amortised cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortised cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and

●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets that meet the following conditions are subsequently measured at fair value through other comprehensive income (“FVTOCI”):

●	the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling; and

●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

F-23

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Classification and subsequent measurement of financial assets - continued

All other financial assets are subsequently measured at FVTPL except that at the date of initial application of IFRS 9/initial recognition of a financial asset the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if that equity investment is neither held for trading nor contingent consideration recognised by an acquirer in a business combination to which IFRS 3 Business Combinations applies.

A financial asset is classified as held for trading if:

●	It has been acquired principally for the purpose of selling in the near term; or

●	On initial recognition it is a part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

●	It is a derivative that is not designated and effective as hedging instrument.

In addition, the Group may irrevocably designate a financial asset that are required to be measured at the amortised cost or FVTOCI as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

Amortised cost and interest income

Interest income is recognised using the effective interest method for financial assets measured subsequently at amortised cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognised by applying the effective interest rate to the amortised cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognised by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit impaired.

F-24

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets

The Group performs impairment assessment under Expected Credit Loss (“ECL”) model on financial assets including trade and other receivables, amount due from directors/ a shareholder and cash which are subject to impairment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

F-25

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(i)	Significant increase in credit risk – continued

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;
●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;
●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;
●	an actual or expected significant deterioration in the operating results of the debtor; or
●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

(ii)	Definition of default

For internal credit risk management, the Group considers an event of default occurs when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay its creditors, including the Group, in full (without taking into account any collaterals held by the Group).

F-26

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events of default that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

(a)	significant financial difficulty of the issuer or the borrower;
(b)	a breach of contract, such as a default or past due event;
(c)	the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider;
(d)	it is becoming probable that the borrower will enter bankruptcy or other financial reorganisation; or
(e)	the disappearance of an active market for that financial asset because of financial difficulties.

(iv)	Impairment policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. A impairment constitutes a derecognition event. Any subsequent recoveries are recognised in profit or loss.

(v)	Measurement and recognition of ECL

The measurement of ECL is a function of the probability of default, loss given default (i.e. the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information. Estimation of ECL reflects an unbiased and probability-weighted amount that is determined with the respective risks of default occurring as the weights.

F-27

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments - continued

Financial assets - continued

Impairment of financial assets - continued

(v)	Measurement and recognition of ECL – continued

Where ECL is measured on a collective basis or cater for cases where evidence at individual instrument level may not yet be available, the financial instruments are grouped on the following basis:

●	Nature of financial instruments (i.e. the Group’s trade receivables and other receivables are each assessed as a separate group. Cash and amount due from directors/ related party are assessed for ECL on an individual basis);
●	Past-due status;
●	Nature, size and industry of debtors; and
●	External credit ratings where available.

The grouping is regularly reviewed by management to ensure the constituents of each group continue to share similar credit risk characteristics.

Interest income is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit impaired, in which case interest income is calculated based on amortised cost of the financial asset.

The Group recognises an impairment gain or loss in profit or loss for all financial instruments by adjusting their carrying amount, with the exception of trade receivables measured at amortised cost where the corresponding adjustment is recognised through a loss allowance account.

Derecognition of financial assets

The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.

On derecognition of a financial asset measured at amortised cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognised in profit or loss.

F-28

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments - continued

Financial liabilities and equity instruments

Classified as debt or equity

Debt and equity instruments issued by the Group are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the entity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

Financial liabilities at amortised cost

Financial liabilities including trade and other payables, amount due to a shareholder/directors, bank and other borrowings are subsequently measured at amortised cost, using the effective interest method.

Effective interest method

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Interest expense is recognised on an effective interest basis.

Derecognition of financial liabilities

The Group derecognises financial liabilities when, and only when, the Group ‘s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.

F-29

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

4.	MATERIAL ACCOUNTING POLICIES INFORMATION - continued

Financial instruments - continued

Financial liabilities and equity instruments - continued

Deferred listing expense

An entity typically incurs various costs in issuing or acquiring its own equity instruments. Those costs might include registration and other regulatory fees, amounts paid to legal, accounting and other professional advisers, printing costs and stamp duties. The transaction costs of an equity transaction are accounted for as a deduction from equity to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided. The costs of an equity transaction that is abandoned are recognised as an expense.

Transaction costs that relate to the issue of a compound financial instrument are allocated to the liability and equity components of the instrument in proportion to the allocation of proceeds. Transaction costs that relate jointly to more than one transaction (for example, costs of a concurrent offering of some shares and a stock exchange listing of other shares) are allocated to those transactions using a basis of allocation that is rational and consistent with similar transactions.

As at March 31, 2025, all deferred listing expenses were paid by a third party and recorded as other payables.

F-30

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

5.	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

The preparation of consolidated financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies, the reported amount of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

Critical judgements in applying accounting policies

The following are the critical judgements, apart from those involving estimations, that the directors of the Company have made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognised in the consolidated financial statements.

Impairment of property, plant and equipment and right-of-use assets

The recoverable amount calculation requires the management of the Company to estimate higher of fair value less costs of disposal and value in use of those assets as the recoverable amount.

Property, plant and equipment and right-of-use assets are stated at costs less accumulated depreciation and impairment, if any. In determining whether an asset is impaired, the Group has to exercise judgement and make estimation, particularly in assessing: (1) whether an event has occurred or any indicators that may affect the asset value; (2) whether the carrying value of an asset can be supported by the recoverable amount, in the case of value in use, the net present value of future cash flows which are estimated based upon the continued use of the asset; and (3) the appropriate key assumptions to be applied in estimating the recoverable amounts including cash flow projections and an appropriate discount rate. When it is not possible to estimate the recoverable amount of an individual asset (including right-of-use assets), the Group estimates the recoverable amount of the cash generating unit to which the assets belong, including allocation of corporate assets when a reasonable and consistent basis of allocation can be established, otherwise recoverable amount is determined at the smallest group of cash generating units, for which the relevant corporate assets have been allocated. Changing the assumptions and estimates, including the discount rates or the growth rate in the cash flow projections, could materially affect the recoverable amounts. Where the actual future cash flows are less than expected, a material impairment loss may arise. The fair value less costs of disposal of certain assets have been determined from market available information.

As at March 31, 2025, the carrying amount of property, plant and equipment was HK$14,505,410 (2024: HK$17,966,127), and the carrying amount of right-of-use assets was HK$169,512 (2023: HK$395,529). Based on the management assessment, no impairment loss was provided for property, plant and equipment and right-of-use assets for the years ended March 31, 2025 and 2024. Details are set out in notes 11.

Construction progress measurement for revenue recognition

The Group recognises revenue for performance obligations satisfied over time only when it is able to reasonably measure its progress toward complete satisfaction of those obligations. This requires management to exercise significant judgement in assessing the nature of the performance obligations and determining an appropriate method of measuring progress, whether based on inputs or outputs.

In certain circumstances, the Group is unable to reasonably measure the outcome of a performance obligation due to inherent uncertainties in the scope, timing, or outcome of the work performed. However, where the Group expects to recover the costs incurred in satisfying the performance obligation, revenue is recognised only to the extent of those costs incurred, in accordance with IFRS 15.

This approach reflects management’s judgement that, although the final outcome cannot be reliably estimated at the reporting date, it is probable that the costs incurred will be recoverable. As such, revenue is recognised on a zero-margin basis until the point at which the outcome of the performance obligation can be reasonably measured.

For the year ended March 31, 2025, the Company recognized HK$8,497,077 of revenue and cost for MVAC installation project respectively.

F-31

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

6.	REVENUE

Break-down of revenue

	For the year ended March 31,
	2025	2024
	HK$	HK$

Energy saving services income
- Hong Kong	5,077,844	5,236,436

Consultancy fee income
- Hong Kong	3,000,000	-

Construction income		-
- Hong Kong	8,497,077

Total	16,574,921	5,236,436

Energy saving services income

As at April 21, 2017, the Group entered into a performance agreement for energy savings project by using Phase Change Material Thermal Energy Storage System together with Ultra-High Efficiency Boca Hybrid Power Chiller Plant. The Group allows a credit period of 30 days to its trade customers.

Consultancy fee income

On May 13, 2024, the Group entered into a consultancy agreement for research and development and provide solution to repurpose second-hand EV batteries for commercial energy storage applications. For the year ended March 31, 2025, the Group completed the consultancy services of completion of the first Prototype, the details accounting policies relating to revenue are set out in Note 4. As of March 31, 2025 and 2024, contracted but not yet recognized revenue of consultancy services was HK$3,000,000 and Nil respectively. The management expects that the revenue will be recognised within three years.

Construction income

On August 27, 2024, the Group entered into a construction agreement for the installation of MVAC system. Such services are recognised as a performance obligation satisfied over time. Revenue is recognised for these installation services based on these performance obligations under IFRS 15.

In this case, the Group is not able to reasonably measure the outcome of a performance obligation, but the Group expects to recover the costs incurred in satisfying the performance obligation. In those circumstances, the Group shall recognise revenue only to the extent of the costs incurred until such time that it can reasonably measure the outcome of the performance obligation.

As of March 31, 2025 and 2024, contracted but not yet recognized revenue of construction income was HK$19,021,924 and Nil respectively. It was arising from two construction contracts, including aforementioned contract amounted of HK$5,021,924 and HK$14,000,000.   The management expects that the revenue will be recognised within one year.

The detailed accounting policies and estimated relating to revenue are set out in Note 4 and Note 5.

The Group allows a credit period of 14 to 90 days to its trade customers.

a.	Major customers

The revenue from major customers individually contributed over 10% of total revenue of the Group for the years ended March 31, 2025 and 2024 is as follows:

	For the year ended March 31,
	2025	2024
	HK$	HK$

HAECO	5,077,844	5,236,436
SOAR Equipment Rental Company Limited	3,000,000	-
LMP International Limited	8,497,077	-

7.	OTHER INCOMES

	2025	2024
	HK$	HK$

Imputed interest income	4,150	5,716
Bank interest income	2,685	569
Waive of trade payables and accrued expense	-	226,000
Insurance claims	336,867	-
Gain on early termination of lease	-	14,882
Sundry income	36,000	-

Total	379,702	247,167

F-32

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

8.	ADMINISTRATIVE EXPENSES

	2025	2024
	HK$	HK$

Salaries and benefits	281,037	406,361
Office and miscellaneous	787,151	1,003,146
Management and consulting fees	510,000	205,968
Professional fees	4,225,016	3,185,586
Director remuneration	1,559,022	1,800,000
Depreciation	273,297	474,697
Travel and promotion	32,604	26,460

Total	7,668,127	7,102,218

9.	FINANCE COSTS

	2025	2024
	HK$	HK$

Interest on bank borrowings	98,570	123,841
Interest on other borrowings	2,330,010	2,330,008
Interest on lease liabilities	16,621	58,174

Total	2,445,201	2,512,023

F-33

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

10.	INCOME TAX EXPENSE

The income tax expense can be reconciled to the loss before tax per the consolidated statement of loss and comprehensive loss as follows:

	2025	2024
	HK$	HK$

Loss for the period before income tax	(5,982,220)	(7,921,940)

Tax at the domestic income tax rate of 16.5%	(987,066)	(1,307,120)
Tax effect of income not taxable for tax purpose	(2,790)	(5,155)
Tax effect of expenses not deductible	902,707	594,476
Tax effect of change in valuation allowance	87,149	717,799

Income tax expense	-	-

Hong Kong Profits Tax is calculated at 16.5% of the estimated assessable profit for both years.

No provision for Hong Kong Profits Tax is made for the years ended March 31, 2025 and 2024 as the Group has no assessable profit arising in Hong Kong or the assessable profits are wholly absorbed by tax losses brought forward from prior years.

At the end of the reporting period, the Group has unused tax losses of approximately HK$40,958,937 (2024: HK$43,881,336) available for offset against future profits. Such losses may be carried forward indefinitely.

	2025	2024
	HK$	HK$

Deferred Tax Assets:
Net operating loss carryforwards	6,758,225	7,240,421

Gross deferred tax assets	6,758,225	7,240,421
Valuation Allowance	(4,372,203)	(4,285,053)

Deferred tax assets, net of valuation allowance	2,386,022	2,955,368

Deferred tax liabilities:
Property and equipment	(2,386,022)	(2,955,368)

Deferred Tax Liabilities	(2,386,022)	(2,955,368)

Deferred tax assets (liabilities), net	-	-

F-34

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

11.	PROPERTY, PLANT AND EQUIPMENT

	Office equipment	Computer	Machinery and Equipment- truck	Machinery and Equipment- System	Total
	HK$	HK$	HK$	HK$	HK$
COST
At April 1, 2023	164,960	8,998	63,000	33,226,879	33,463,837
Additions	4,998	11,997	-	50,000	66,995
Written off	-	-	-	(95,235)	(95,235)

At March 31, 2024	169,958	20,995	63,000	33,181,644	33,435,597
Additions	-	6,898	-	-	6,898

March 31, 2025	169,958	27,893	63,000	33,181,644	33,442,495

DEPRECIATION
At April 1, 2023	45,027	900	42,000	11,900,339	11,988,266
Provided for the year	33,575	1,800	12,600	3,528,464	3,576,439
Elimination of written off	-	-	-	(95,235)	(95,235)

At March 31, 2024	78,602	2,700	54,600	15,333,568	15,469,470
Provided for the year	33,992	4,888	8,400	3,420,335	3,467,615

At March 31, 2025	112,594	7,588	63,000	18,753,903	18,937,085

CARRYING VALUES
At March 31, 2025	57,364	20,305	-	14,427,741	14,505,410

At March 31, 2024	91,356	18,295	8,400	17,848,076	17,966,127

F-35

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

11.	PROPERTY, PLANT AND EQUIPMENT – continued

Impairment assessment of property, plant and equipment and right-of-use assets

For the year ended March 31, 2025, the Group has performed impairment assessment on property, plant and equipment and right-of-use assets with carrying amounts of HK$14,505,410 and HK$169,512 respectively, due to the Group was loss making during the year.

The recoverable amounts of the cash-generating units (“CGU”) have been determined based on their value in use. That calculation uses cash flow projections based on financial budgets approved by the management of the respective subsidiary covering the following 4 years with a pre-tax discount rate is 15.0% as at March 31, 2025. The Company estimates that the annual revenue for this CGU from 2026 to 2029 will range between HK$5,400,000 and HK$7,400,000, which is based on the future business plan. Another key assumption for the value in use calculated is the budgeted gross margin, which is determined based on the cash-generating units’ past performance and management expectations.

Based on the value-in-use calculation, no impairment loss has been recognised against the carrying amounts of property, plant and equipment for the year ended March 31, 2025 and 2024.

F-36

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

12.	RIGHT-OF-USE ASSETS

Leased properties
HK$
COST
At April 1, 2023	1,882,295
Early termination of lease	(1,204,245)

At March 31, 2024 and 2025	678,050

DEPRECIATION
At April 1, 2023	156,858
Provided for the year	426,724
Elimination of early termination of lease	(301,061)

At March 31, 2024	282,521
Provided for the year	226,017

At March 31, 2025	508,538

CARRYING VALUES
At March 31, 2025	169,512

At March 31, 2024	395,529

On January 1, 2023, the Group commenced an office lease in Hong Kong. The lease term is for 36 months and ends on December 31, 2025. The monthly base rent is HK$19,300.

For the year ended March 31, 2025, the Group has no addition lease contracts (2024: Nil).

For the year ended March 31, 2025, no lease contract was terminated (2024: one lease contract for leasing a warehouse).

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term is depreciated from commencement date to the end of the useful life. The remaining right-of-use assets are depreciated on a straight-line basis over the terms of the leases.

The total cash outflow for leases is HK$231,600 (2024: HK$447,600).

The lease agreements do not impose any extension or termination options which are exercisable only by the Group and not by the respective lessors.

F-37

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

12.	RIGHT-OF-USE ASSETS – continued

As at March 31, 2025 and 2024, the Group does not provide residual value guarantees in relation to leases arrangement. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor.

As at March 31, 2025 and 2024 the Group has no leases that are committed but not yet commenced. The maturity of lease liabilities is presented in note 19.

13.	PREPAYMENTS AND DEPOSITS, TRADE AND OTHER RECEIVABLES

	2025	2024
	HK$	HK$

Trade receivables	1,632,602	600,988
Less: Provision for expected credit losses	-	-

	1,632,602	600,988
Other receivables	11,260	11,260

Trade and other receivables	1,643,862	612,248
Prepayments and deposits	4,053,457	3,301,429
Prepayment for project cost	592,501	-

	6,289,820	3,913,677
Less: Receivables within twelve months shown under current assets	(3,933,688)	(2,369,867)

Rental deposits and other receivables shown under non-current assets	2,356,132	1,543,810

Details of impairment assessment of trade receivables for the years ended March 31, 2025 and 2024 are set out in note 23(b).

For customers with good credit quality and payment history, the Group allows credit periods from 14 to 90 days (2024: 30 days).

The following is an aged analysis of trade receivables (net of allowance for credit losses) presented based on the invoice date at the end of the reporting period, which approximates the revenue recognition dates:

	2025	2024
	HK$	HK$

Up to 30 days	1,632,602	600,988

Before accepting any new customer, the Group will assess the potential customer’s credit quality and define its credit limits. Credit sales are made to customers with an appropriate credit history. Credit limits attributed to customers and credit terms granted to customers are reviewed regularly.

As at March 31, 2025, there is no balance past due (2024: Nil) and the Group does not hold any collateral over these balances.

14.	CONTRACT FULFILMENT COSTS

The Group capitalise costs incurred to fulfil contracts as contract fulfilment costs in consolidated statements of financial position. Contract fulfilment costs were HK$662,929 as of March 31, 2025. Contract fulfilment costs are amortized to expense on the construction starting date. No amount of amortisation of contract fulfilment costs were recognised for the year ended March 31, 2025.

F-38

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

15.	RELATED PARTY TRANSACTIONS AND BALANCES

a)	Compensation of key management personnel of the Company.

	2025	2024
	HK$	HK$

Salaries, fees and other allowances	1,920,000	1,920,000
Retirement benefit scheme contributions	-	16,661

Total	1,920,000	1,936,661

Note:	The key management’s emoluments was accounted for in administrative expenses amounting to HK$1,679,022 and in the cost of revenue amounting to HK$240,978.

For the year ended March 31, 2025, Chan Kam Biu, Richard, a director and major shareholder, waived his remuneration of HK$1,200,000 to support the Company’s financial stability. The waiver was recorded as cost of revenue of HK$240,978 and administrative expenses of HK$959,022 with corresponding account charged against other reserve as a capital contribution.

b)	Amounts due to/from shareholders and directors

The amounts are unsecured, interest-free and repayable on demand. The related party balances are set out below:

	As at March 31,
	2025	2024
	HK$	HK$

Amount due from (to) shareholders
Joyful Star Limited	(689,922)	(689,922)
Boca Holdings Limited	-	481,293

Amounts due from (to) directors
Dr Chan Kam Biu, Richard	(621,243)	(500,000)
Lui Lai Yuen	(200,000)	(200,000)

Other borrowings
Ma Chi Heng	(990,000)	(990,000)

Interest payable
Ma Chi Heng	(321,400)	(271,900)

F-39

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

15.	RELATED PARTY TRANSACTIONS AND BALANCES - continued

b)	Amounts due to/from shareholders and directors - continued

During the year ended March 31, 2025, the Group made advances of HK$Nil (2024 - HK$203,821) and received advances of HK$Nil (2024 - $680,393) relating to Lui Lai Yuen.

During the year ended March 31, 2025, the Group made advance of HK$729,302 to Dr Chan Kam Biu, Richard (2024 - HK$55,200), received advances of HK$843,647 (2024 - HK$1,714,391) from Dr Chan Kam Biu, Richard, and settlement of the Group’s purchase of property, plant and equipment, in total of HK$6,898 (2024 - HK$16,995). As at March 31, 2025, Dr Chan Kam Biu, Richard agreed to waive the amount due of HK$Nil (2024 – HK$3,021,782) and transferred to other reserve.

During the year ended March 31, 2025, the management of the Group has written off the amount due from Boca Holdings Limited of HK$481,293 and recognised in profit or loss.

c)	Transactions with related parties

The consulting fees paid by the Company to MavDB Consulting LLC, 10% shareholder, in consideration of the services provided/to be provided are US$50,000 per year, for a total of US$250,000 over five years, commencing January 1, 2024. The Company settled the consulting fees of US$250,000 by issuing 1,000,000 ordinary shares of the Company at a par value of US$0.001 to MavDB Consulting LLC on January 12, 2024.

On March 13, 2025, the Group entered into sales and purchase agreements with the director and his close family member, Ms. Lui Lai Yuen, and Mr. Chan Koon Wah Charles, for purchasing residential property for director’s accommodation. The consideration is HK$9,500,000. As of March 31, 2025, the Group paid the deposit of HK$950,000 and related direct cost of HK$322,100.

16.	CASH AND CASH EQUIVALENT

Bank balances carried interest rates at prevailing market rates based on daily bank deposit rate for the years ended March 31, 2025 and 2024.

As at March 31, 2025 and 2024, bank balances are placed in tier one banks in Hong Kong.

17.	TRADE AND OTHER PAYABLES

	2025	2024
	HK$	HK$

Trade payables	82,560	499,352
Interest payables	3,000,465	2,672,009
Other payables	6,636,288	4,960,180
Accrued charges	169,000	451,597
Provision for reinstatement cost	26,300	26,300

Trade and other payables	9,914,613	8,609,438

F-40

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

18.	CONTRACT LIABILITIES

	2025	2024
	HK$	HK$

Contract liabilities (note)	4,667,773	-

Notes:

i.	On August 27, 2024, the Group has entered contract with independent customer for providing services of installation MVAC system, the Group received deposits of HK$9,659,350 from customers, this will give rise to contract liabilities before the contract commencement, until the Group satisfied the performance obligations. The management recognised the contract liabilities of HK$8,497,077 to revenue for the year ended March 31, 2025 and the management expects that the unsatisfied performance obligations of HK$1,162,273 will be recognised as revenue within one year according to the contract period.

ii.	On February 10, 2025, the Group has entered contract with independent customer for providing of supply and installation of the colling tower system, the Group received deposits of HK$ 3,505,500 from customers, this will give rise to contract liabilities before the contract commencement, until the Group satisfied the performance obligations. The expects that the unsatisfied performance obligations will be recognised as revenue within one year according to the contract period.

19.	LEASE LIABILITIES

The following table presents lease obligations for the Group for the years ended March 31, 2025 and 2024.

Leased properties
HK$

Balance April 1, 2023	1,755,280

Imputed interest	58,174
Lease payments	(447,600)
Discharged by rental deposit	(72,000)
Early termination of lease	(909,294)
Balance March 31, 2024	384,560

Imputed interest	16,621
Lease payments	(231,600)
Balance March 31, 2025	169,581
Less: Current portion	(169,581)
Non-current lease liabilities	-

The weighted average incremental borrowing rates applied to lease liabilities at 5.95% (2024: 5.95%).

The following table discloses the undiscounted cash flow for lease obligations as at March 31, 2025:

Leased properties
HK$
Less than one year	173,700

F-41

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

20.	BANK AND OTHER BORROWINGS

	2025	2024
	HK$	HK$

Bank loans	2,623,655	3,187,975
Other loans	26,600,000	26,600,000

Total	29,223,655	29,787,975

Secured	4,623,655	5,187,975
Unsecured	24,600,000	24,600,000

Total	29,223,655	29,787,975

Carrying amount repayable:
Within one year	26,638,984	27,200,810
In more than two years but not exceeding five years	2,542,107	2,544,015
More than five years	42,564	43,150
	29,223,655	29,787,975

Amounts due within one year, shown under current liabilities with repayment on demand	29,223,655	29,787,975

F-42

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

20.	BANK AND OTHER BORROWINGS – continued

Details of the bank and other borrowings are as follows:

	Loan 1	Loan 2	Loan 3	Loan 4
	HK$	HK$	HK$	HK$
Principal	3,088,800	20,000,000	2,000,000	3,610,000
Interest rate p.a	3.00% to 3.63%	10%	5%	5%
Inception date	18/2/2021	17/7/2017	15/5/2010	9/3/2018
Maturity date	18/1/2030	17/6/2029	On demand	On demand
Repayment terms	Repayable on demand	Repayable on demand (Note 1)	Repayable on demand	Repayable on demand
Security	Government Guarantee and director’s personal guarantee	Not secured	Director’s personal patent right	Not secured

	Loan 5	Loan 6
	HK$	HK$
Principal	990,000	1,004,400
Interest rate p.a	5%	3.00% to 3.63%
Inception date	9/4/2018	9/7/2021
Maturity date	On demand	9/6/2030
Repayment terms	Repayable on demand	Repayable on demand
Security	Not secured	Government Guarantee and director’s personal guarantee

Note:

The repayment term of loan 2 is 10 years but repayable on demand upon the Company being listing.

F-43

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

20.	BANK AND OTHER BORROWINGS – continued

The continuity of the term facility for the years ended March 31, 2025 and 2024.

	2025	2024
	HK$	HK$

Balance at beginning of the year	29,787,975	30,368,705
Repayments	(564,320)	(580,730)

Balance at end of the year	29,223,655	29,787,975
Less: Current portion	(29,223,655)	(29,787,975)

Non-current portion	-	-

21.	SHARE CAPITAL

a) Authorised Share Capital

The Group’s authorized common shares were 50,000,000 with par value of HK$0.0078 (US$0.001).

F-44

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

21.	SHARE CAPITAL - continued

b) Issued Share Capital

	Number of shares	Amount HK$

Issued and fully paid:

At April 1, 2023

Ordinary shares with par value	9,000,000	70,200

Issue of shares	1,000,000	7,800

At March 31, 2024 and 2025	10,000,000	78,000

The Company issued 1 million ordinary shares of HK$0.0078 (US$0.001) each, in exchange for consultancy service of HK$1,950,000 (equivalent to US$250,000). The period of consultancy service was for five years starting from January 1, 2024 and the ordinary shares were issued on 12 January 2024 to MavDB Consulting LLC. HK$390,000 of the consultancy service fee was recognized as administrative expense in the profit or loss for the year ended March 31, 2025 and HK$1,474,032 was recorded as prepayment on the consolidated statement of financial position as of March 31, 2025. On April 28, 2025, 15,000 shares were transferred to an independent third party.

c) Share premium

The share premium account is governed by the Companies Law of the Cayman Islands and may be applied by the Company subject to the provisions, if any, of its memorandum and articles of association in paying distributions or dividends to equity shareholders.

No distribution or dividend may be paid to the equity shareholders out of the share premium account.

d) Other reserve

Other reserve comprised of (i) waiver of amount due from director who is equity participant in the Group, amounted of HK$3,021,782 and wavier of officer’s remuneration of HK$1,200,000; and (ii) merging amount of HK$6,999,999 that the difference between the consideration of HK$1 and BOCA’ s share capital of HK$7,000,000.

22.	CAPITAL RISK MANAGEMENT

The Group manages its capital to ensure that the Group will be able to continue as a going concern while maximising the return to the shareholders through the optimisation of the debt and equity balance. The Group has obtained financial support from its shareholders, which has agreed to provide adequate funds to enable the Group to meet in full its financial obligations as they fall due in the foreseeable future and not to demand for repayment until the Group has financial ability to do so. The Group’s overall strategy remains unchanged from prior year.

The capital structure of the Group consists of bank and other borrowings disclosed in Note 20 and amount due to shareholders, net of cash and cash equivalents and equity attributable to owner of the Group, comprising issued share capital and accumulated losses.

The directors of the Company review the capital structure on an on-going basis. As part of this review, the directors consider the cost of capital and the risks associated with each class of capital.

Based on recommendations of the directors, the Group will balance its overall capital structure through new share issues as well as the issue of new debt.

F-45

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

23.	FINANCIAL INSTRUMENTS

a.	Categories of financial instruments

	2025	2024
	HK$	HK$

Financial assets
Amortised cost
Trade receivables	1,632,602	600,988
Other receivables	11,260	11,260
Deposit	104,445	100,296
Amount due from a shareholder	-	481,293
Cash and cash equivalent	1,384,211	258,304
Total	3,132,518	1,452,141

Financial liabilities
Amortised cost
Trade payables	82,560	499,352
Interest payables	3,000,465	2,672,009
Accrued and other payables	6,805,288	5,411,776
Amount due to a director	821,243	700,000
Amount due to a shareholder	689,922	689,922
Bank borrowing	2,623,655	3,187,975
Other borrowings	26,600,000	26,600,000
Lease liabilities	169,581	384,560

Total	40,792,714	40,145,594

b.	Financial risk management objectives and policies

The major financial instruments of the Group include trade receivables, other receivables, deposit, cash, trade payables, interest payables, other payables, amount due from (to) a shareholder, amounts due to directors, bank and other borrowings and lease liabilities. Details of the financial instruments are disclosed in the respective notes. The risks associated with these financial instruments include market risk (represented by interest rate risk), credit risk and liquidity risk. The policies on how to mitigate these risks are set out below. The Group’s management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

F-46

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

23.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Market risk

Interest rate risk

The Group is exposed to fair value interest rate risk which arise from lease liabilities. The Group is exposed to cash flow interest rate risk in relation to variable-rate bank balances and variable rate bank borrowing due to the fluctuation of the prevailing market interest rate. The Group currently does not have a policy on hedging interest rate risk. However, the management of the Group monitors interest rate exposure and will consider hedging significant interest rate risk should the need arise.

Sensitivity analysis

No sensitivity analysis is presented since the directors of the Company consider that the Group ‘s exposure to interest rate risk is insignificant. The Company considers the interest rate fluctuation for the bank borrowings for current years ranged from 3% to 3.625%, with the limited change within 0.6%, the Company expects no material change in interest rate over the remaining term of the loans.

Credit risk and impairment assessment

As at March 31, 2025 and 2024, the Group’s maximum exposure to credit risk which will cause a financial loss due to failure to discharge an obligation by the counterparties is arising from the carrying amounts of the recognised financial assets as stated in the statement of financial position.

Trade receivables arising from contracts with customers

In order to minimise the credit risk, management of the Group has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. The Group only extends credit to customers based on careful evaluation of the customers’ financial conditions and credit history. Credit sales of products are made to customers with an appropriate credit history. The Group performs impairment assessment under ECL model upon application of IFRS 9 on trade receivables individually or based on provision matrix. In this regard, the directors of the Company consider that the Group’s credit risk is significantly reduced.

Amount due from directors/a shareholder

The Group has considered that credit risks on amount due from directors/a shareholder have not increased significantly since initial recognition and has assessed the ECL under 12-month ECL method based on the Group’s assessment in the risk of default of the respective counterparties.

F-47

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

23.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Credit risk and impairment assessment - continued

Other receivables

The Group assessed the impairment for its other receivables individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors of the Company, have no significant increase in credit risk since initial recognition. ECL is estimated based on historical observed default rates over the expected life of debtors and is adjusted for forward-looking information that is available without undue cost or effort. Based on the impairment assessment performed by the Group, the management of the Group considers the loss allowance for other receivables within lifetime ECL was insignificant and accordingly no allowance for losses is provided.

Bank balances

The credit risk on bank balances is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$500,000.

Significant concentration of credit risk

The Group’s concentration of credit risk on trade receivables by geographical locations is in Hong Kong. The Group has no other significant concentration of credit risk, with exposure spread over a number of counterparties.

The Group’s internal credit risk grading assessment on trade receivables and other financial assets comprise the following categories:

Internal credit rating	Description	Trade receivables	Other financial assets
Low risk	The counterparty has a low risk of default and does not have any past-due amounts	Lifetime ECL - not credit-impaired	12m ECL
Watch list	The counterparty has amounts past-due but is continuously settling after due date and with continuous business transactions with the Group	Lifetime ECL - not credit-impaired	12m ECL
Doubtful	There have been significant increases in credit risk since initial recognition through information developed internally or external resources while the counterparty is with continuous business transactions with the Group	Lifetime ECL - not credit-impaired	Lifetime ECL - not credit-impaired
Loss	There is evidence indicating the asset is credit-impaired	Lifetime ECL - credit-impaired	Lifetime ECL - credit-impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Group has no realistic prospect of recovery	Amount is written off	Amount is written off

F-48

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

23.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Credit risk and impairment assessment - continued

The table below details the credit risk exposures of the Group’s financial assets, which are subject to ECL assessment:

			Gross carrying amount
	Internal		For the year ended March 31,
	Credit rating	12m or Lifetime ECL	2025 HK$	2024 HK$

Trade receivables	Low risk (Note)	Lifetime ECL - not credit-impaired	1,632,602	600,988

Other receivables	Low risk	12m ECL	11,260	11,260

Deposit	Low risk	12m ECL	104,445	100,296

Amount due from a shareholder	Write-off	12m ECL	-	481,293

Bank balances	Low risk	12m ECL	1,384,211	258,304

Note:

During the year ended March 31, 2025 and 2024, there are no net impairment loss allowance related to trade receivables.

Liquidity risk

In management of the liquidity risk, the Group has obtained financial support from its shareholders, which has agreed to provide adequate funds to enable the Group to meet in full its financial obligations as they fall due in the foreseeable future and not to demand for repayment until the Group has financial ability to do so. The Group monitors and maintains a level of cash and cash equivalents deemed adequate by management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows. The Group relies on bank and other borrowings as significant sources of liquidity. The management monitors the utilisation of bank and other borrowings and ensures compliance with the relevant loan covenants.

The following table details the Group’s remaining contractual maturity for its non-derivative financial liabilities. The table has been drawn up based on the undiscounted cash flows of the financial liabilities based on the earliest date on which the Group can be required to pay. Specifically bank borrowing with a repayment on demand clause are included in the earliest time band regardless of the probability of the banks choosing to exercise their rights. The maturity dates for other non-derivative financial liabilities are based on the agreed repayment dates.

F-49

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

23.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Liquidity risk - continued

The table includes both interest and principal cash flows. To the extent that interest flows are floating rate, the undiscounted amounts is derived from the interest rate at the end of the reporting period.

2025	Weighted average interest rate	On demand or less than 1 month	1 -3 months	3 months to 1 year	1 year to 5 years	Over 5 years	Total undiscounted cash flows	Carrying amount at March 31, 2025
		HK$	HK$	HK$	HK$	HK$	HK$	HK$

Non-derivative financial liabilities
Trade payables		82,560	-	-	-	-	82,560	82,560
Interest payables		3,000,465	-	-	-	-	3,000,465	3,000,465
Other payables		6,805,288	-	-	-	-	6,805,288	6,805,288
Amounts due to a director		821,243	-	-	-	-	821,243	821,243
Amounts due to a shareholder		689,922	-	-	-	-	689,922	689,922
Bank borrowing
-floating rate	3.00%	2,623,655	-	-	-	-	2,623,655	2,623,655
Other borrowings
-fixed rate	8.76%	26,600,000	-	-	-	-	26,600,000	26,600,000
Lease liabilities	5.95%	19,300	38,600	115,800	-	-	173,700	169,581

Total		40,642,433	38,600	115,800	-	-	40,796,833	40,792,714

2024	Weighted average interest rate	On demand or less than 1 month	1 -3 months	3 months to 1 year	1 year to 5 years	Over 5 years	Total undiscounted cash flows	Carrying amount at March 31, 2024
		HK$	HK$	HK$	HK$	HK$	HK$	HK$

Non-derivative financial liabilities
Trade payables		499,352	-	-	-	-	499,352	499,352
Interest payables		2,672,009	-	-	-	-	2,672,009	2,672,009
Other payables		5,411,776	-	-	-	-	5,411,776	5,411,776
Amounts due to a director		700,000	-	-	-	-	700,000	700,000
Amounts due to a shareholder		689,922	-	-	-	-	689,922	689,922
Bank borrowing
-floating rate	3.63%	3,187,975	-	-	-	-	3,187,975	3,187,975
Other borrowings
-fixed rate	8.76%	26,600,000	-	-	-	-	26,600,000	26,600,000
Lease liabilities	5.95%	19,300	38,600	173,700	173,700	-	405,300	384,560

Total		39,780,334	38,600	173,700	173,700	-	40,166,334	40,145,594

F-50

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

23.	FINANCIAL INSTRUMENTS - continued

b.	Financial risk management objectives and policies - continued

Liquidity risk - continued

Bank and other borrowings with a repayment on demand clause are included in the “on demand or less than 1 month” time band in the above maturity analysis. As at March 31, 2025, the aggregate principal amounts of these bank and other borrowings are amounted to HK$29,223,655 (2024: HK$29,787,975). Taking into account the Group’s financial position, the directors do not believe that it is probable that the banks and the third-party lenders will exercise their discretionary rights to demand for immediate repayment. The directors believe that such loans will be repaid six years after the end of the reporting period in accordance with the scheduled repayment dates set out in the loan agreements, details of which are set out in the table below. The aggregate principal and interest cash outflows of bank and other borrowings with a repayment on demand clause are amounted to HK$36,656,459 (2024: HK$39,147,591).

Maturity Analysis – Bank and other borrowings with a repayment on demand clause based on scheduled repayments

	Weighted average interest rate	Less than 1 year	1 -2 years	More than 2 years	Total undiscounted cash flows	Carrying amount
	%	HK$	HK$	HK$	HK$	HK$

March 31, 2025	8.24%	8,717,693	2,697,174	25,241,592	36,656,459	29,223,655

March 31, 2024	8.21%	9,306,456	2,706,456	27,134,679	39,147,591	29,787.975

The amounts included above for variable interest rate instruments are subject to change if changes in variable interest rates differ to those estimates of interest rates determined at the end of the reporting period.

c.	Fair value measurements of financial instruments

IFRS 7 Financial Instruments: Disclosures establishes a fair value hierarchy that prioritizes the inputs to valuation technique used to measure fair value as follows:

● Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities;

● Level 2 – inputs other than quoted prices included in Level 1 that are observable for the assets or liability either directly or indirectly; and

● Level 3 – inputs for the asset or liability that are not based on observable market data (unobservable inputs)

For the year ended March 31, 2025 and 2024, no financial instruments measured at fair value on a recurring or non-recurring basis were incurred at the end of each reporting period.

F-51

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

24.	PARTICULARS OF PRINCIPAL SUBSIDIARIES OF THE PARENT COMPANY

Details of the subsidiary directly and indirectly held by the parent company at the end of the reporting period are set out below

Name of subsidiary	Place of Incorporation/operations	Paid up issued capital	Proportion of ownership interest held by the Company		Principal activities
			2025	2024
Boca International Limited	Hong Kong	HK$7,000,000	100%	100%	Provider of advanced energy saving solutions, consultancy services and construction services supported by proprietary phase change thermal energy storage materials and thermal engineering services

25.	SUPPLEMENTAL CASH FLOW INFORMATION

	For the years ended March 31,
	2025	2024
	HK$	HK$

Cash paid during the year for:

Income taxes	-	-

Non-cash investing and financing transaction:
Early termination of lease	-	(1,204,245)
Issued share capital for consultancy fee	-	1,950,000
Forgiveness of amount due to a director	-	3,021,782
Forgiveness of directors’ remuneration	1,200,000	-

F-52

GREEN CIRCLE DECARBONIZE TECHNOLOGY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in Hong Kong Dollars)

26.	SEGMENT INFORMATION

The Group’s operating segment is determined based on information reported to the chief operating decision maker of the Group (the executive directors of the Company) for the purpose of resource allocation and performance assessment. For management purpose, the Group operates in one business unit based on their services, and only has one operating segment, provider of advanced energy saving solutions, consultancy services and construction service supported by proprietary phase change thermal energy storage materials and thermal engineering services operation. The chief operating decision maker reviews the revenue and results of the Group as a whole without further discrete financial information. Accordingly, no analysis of this single operating and reportable segment is presented.

The majority of Group’s revenue is generated from Hong Kong, and majority of non-current assets are located in Hong Kong.

27.	SUBSEQUENT EVENT

Management has evaluated subsequent events through the date these financial statements were available to be issued.

Based on our evaluation, except for aforementioned above, there are no subsequent events that would require disclosure in these consolidated financial statements.

28.	APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

These consolidated financial statements were approved by the board of directors for issue on August 27, 2025.

F-53

Green Circle Decarbonize Technology Limited

Shares

PROSPECTUS

Sole Book-Running Manager

RBW Capital Partners LLC

(a division of Dawson James Securities, Inc.)

            , 2025

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The information in this Prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated August 27, 2025

Green Circle Decarbonize Technology Limited

PROSPECTUS

1,800,000 Ordinary Shares

Green Circle Decarbonize Technology Limited

This Resale Prospectus (this “Prospectus”) relates to the resale from time to time by the selling shareholders identified in this prospectus (the “Selling Shareholders”) of up to 1,800,000 Ordinary Shares (“Shares”). We will not receive any of the proceeds from the sale of Shares by the selling shareholders named in this prospectus.

Any Shares sold by the selling shareholders covered by this prospectus will only occur six months after the trading of our Shares on the NYSE American Market, or NYSE American, begins at prevailing market prices or in privately negotiated prices. No sales of the Shares covered by this prospectus shall occur until six months after the Shares sold in our Offering begin trading on the NYSE American. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders.

No public market currently exists for our Shares. We intend to apply for a listing on the NYSE American under the ticker symbol “GCDT” for the Shares we are offering. The closing of the Company’s initial public offering is conditioned upon NYSE American’s approval of its listing application. There can be no assurance that the Offering will be closed and our Shares will be trading on NYSE American.

We are, and will be, a “controlled company” under NYSE American Company Guide Section 801(a) as long as our majority shareholder and proposed chief executive officer and proposed executive director, Mr. Chan Kam Biu Richard (“Mr. Chan”) and his affiliates own and hold more than 50% of our outstanding Shares. See “Prospectus Summary — Implications of Being a Controlled Company”. For so long as we are a controlled company under that definition, we will be eligible for certain exemptions from the corporate governance requirements of the NYSE American listing rules.

If we cease to be a foreign private issuer, we intend to rely on these exemptions.

Investors are cautioned that you are buying Shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.

The Company is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, the Company conducts its operations in Hong Kong through its subsidiary, Boca International Limited, that is incorporated in Hong Kong (the “Operating Subsidiary”). The Shares offered in this offering (this “Offering”) are Shares of Green Circle Decarbonize Technology Limited, the Cayman Islands holding company, instead of Shares of the Hong Kong Operating Subsidiary. Investors in this Offering will not directly hold equity interests in the Operating Subsidiary.

Investing in the Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying the Shares.

Our Operating Subsidiary conducts its business in Hong Kong, a Special Administrative Region of the PRC, and some of the clients of the Operating Subsidiary are PRC companies that have shareholders or directors that are PRC individuals. As of the date of this Prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, including, but not limited to the cybersecurity review and regulatory review of overseas listing through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard. Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of the Shares to significantly decline or be worthless.

Additionally, although we own 100% equity interest in our Operating Subsidiary and currently do not have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in China, we are still subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong and having potential clients who are PRC companies that have shareholders or directors that are PRC individuals. We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission (“CSRC”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines (collectively, the “Trial Measures”), which have become effective as at March 31, 2023. The Trial Measures require a PRC domestic enterprise seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to the CSRC. Should the Trial Measures be applicable to us, we may be subject to additional compliance requirements in the future. For more details, see “Risk Factors — Risks Related to Conducting Business in China — The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in mainland China or Hong Kong. Such action could significantly or completely restrict our ability to offer securities to investors and cause the value of such securities to significantly decline.”

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (2) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company without material operations of our own, we conduct our business in Hong Kong through our Operating Subsidiary, Boca International Limited (“Boca International”). Further, our chief executive officer, chief financial officer and all members of the board of directors are not mainland China citizens and most of them are based in Hong Kong or outside mainland China and all of our revenues and profits are generated by our subsidiary in Hong Kong and we have not generated any revenues or profits in mainland China. Additionally, we do not intend to operate in mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures or the Confidentiality Provisions.

Our management monitors the cash position of the entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors, we will provide funding to the subsidiary through loans or capital contributions. For the Company, incorporated in the Cayman Islands, to transfer cash to its subsidiary, is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association to act as an investment holding company. Accordingly, the Company may invest in its subsidiary by way of debt or equity contributions. As an investment holding company, the Company may rely on dividends and other equity distributions paid by its subsidiary for its cash and financing requirements. Besides, a Hong Kong company can only make a distribution out of profits available for distribution, as required by the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and in accordance with its articles of association. Given that the Hong Kong subsidiary of the Company, namely Boca International, records an accumulated deficit as of the date of this Prospectus, it is unable to make any distributions to the Company. Furthermore, if the Company’s Hong Kong subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Company.

The Company has not made any dividends or distributions to U.S. investors as of the date of this Prospectus. The Company and its subsidiary do not have any plans to distribute earnings in the foreseeable future. No transfers, dividends, or distributions have been made between our Company and our subsidiary as of the date of this Prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See “Prospectus Summary — Implications of Our Being an “Emerging Growth Company”” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Investing in the Shares involves risks. See “Risk Factors” beginning on page 14 to read about certain factors you should carefully consider before deciding to invest in the Shares.

The Holding Foreign Companies Accountable Act, or HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “ PCAOB”) for three consecutive years (later changed to two consecutive years), the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado and has been inspected by the PCAOB on a regular basis, with the last inspection in February 2025. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Our Securities — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our securities. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment” on page 24. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (i) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (ii) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (iii) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allow for full and timely access to information.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is               , 2024.

RESALE PROSPECTUS SUMMARY

Prospectus Summary

This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire prospectus carefully, including the information incorporated by reference in this Prospectus, including, in particular, the section entitled “Risk Factors” in this Prospectus. Unless otherwise indicated, references to the “Company,” “we,” “us,” or “our,” or similar terms when used in a historical context refer to Green Circle Decarbonize Technology Limited, or any one or more of its subsidiaries or their predecessors, or to such entities collectively. All references to “Hong Kong” in this Prospectus refer to the Hong Kong Special Administrative Region of the People’s Republic of China. All references to “China” or the “PRC” in this Prospectus are to the People’s Republic of China. All references to the “United States,” “U.S.” or “US” refer to the United States of America. The term “US$” refers to the lawful currency of the United States. The terms “HK$” and “HKD” refer to the lawful currency of Hong Kong. The term “RMB” refers to the lawful currency of the PRC.

Our Mission

Our mission is to preserve the world through decarbonization technologies. As an advocate of decarbonization, we design, develop, and provide customized energy saving solutions that bring considerable economic benefits to our clients and reduce carbon emissions for a sustainable future.

As carbon emissions continue to build up in the atmosphere at historic levels, the theme of decarbonization has been gaining momentum on the international stage, and companies and governments are facing more pressure than ever to develop and execute a meaningful net-zero strategy, especially after the adoption of the Paris Agreement and the Glasgow Climate Pact in 2015 and 2021, respectively. The Glasgow Climate Pact reaffirms the Paris Agreement Temperature Goal and urges each of the signing countries to take further actions to accelerate the development, deployment, and dissemination of technologies, and the adoption of policies, to transition towards low-emission energy systems.

It is specifically acknowledged in the Paris Agreement that climate change is a common concern of humankind, and accordingly the fight against climate change and the pursuit of decarbonization is not only an imperative agenda of governments or states, but also requires commitment and active participation and contribution by non-state actors such as businesses, financial institutions, educational institutions, and healthcare institutions. We have devised and have been consolidating our corporate mission to research, develop, strategize, and commercialize our decarbonization technology and products that not only bring considerable economic benefits to our clients, but also contribute to the global campaign of decarbonization and ultimately a more sustainable future.

Overview of Our Business

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company without material operations of our own, we conduct our business in Hong Kong through our Operating Subsidiary, Boca International Limited (“Boca International”).

We are a provider of advanced energy saving solutions supported by proprietary phase change thermal energy storage materials and thermal engineering services. Our proprietary technology is a phase change material (“PCM”) thermal energy storage (“TES”) technology. By applying material science and nanotechnology, we have successfully invented and manufactured our PCM which allows temporary storage of excess thermal energy for later use and thereby bridges the gap between energy availability and energy use (“BocaPCM-TES Technology”).

With our industry experience and professional expertise, we have put our BocaPCM-TES Technology into practice and invented our product – “BocaPCM-TES Panel” – a custom-made high-density polyethylene (“HDPE”) plastic encapsulated container fully filled with our PCM solution. Currently, we have developed more than 20 types of PCM, each of which has a unique phase change temperature and TES capacity to accommodate different temperature requirements in various PCM-TES applications. Based on the type of PCM solution filled into the HDPE plastic containers, we are able to manufacture customized BocaPCM-TES Panels with a wide range of operating temperatures from -86°C to +600°C to suit our clients’ needs. Accordingly, our BocaPCM-TES Panels can be utilized in many heating, ventilation, and air conditioning (“HVAC”) and refrigeration applications.

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By utilizing our customized BocaPCM-TES Panels, we design, develop, and manufacture our phase change material thermal energy storage system (“BocaPCM-TES System”) and apply it on various central air conditioning systems (collectively, “Ultra-High Efficiency Boca Hybrid Power Chiller Plant”). Our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is essentially an advanced cooling system that can be deployed in most existing and new buildings, and it is environmentally friendly with a long lifespan. Operating alongside with our self-developed fully automatic control system, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can increase its efficiency by optimization control model that shifts the chiller plant’s cooling load from on-peak periods to off-peak periods through applying real-time electricity demand peak management, resulting in a lower running cost due to lower tariff rate charged during off-peak periods. Taking our HAECO Project as a reference, buildings installed with our Ultra-High Efficiency Boca Hybrid Power Chiller Plant are able to reduce at least 40% of electricity consumption during all running time, and approximately 50% to 70% of the running cost (depending on the local electricity tariff) when compared with conventional central air conditioning systems. As a result, our technology and products not only contribute to the global campaign of decarbonization by cutting carbon emissions directly, but also bring considerable economic benefits to our clients. For further details of our ability to reduce electricity consumption, see “Our Business — Our Projects and Achievements — Hong Kong projects — HAECO Project.”

To further our corporate mission and better grasp market opportunities, we continue to strive to develop environmental-friendly, efficient, and cost-saving technologies and solutions for the benefit of our clients and the world at large.

We generated revenue of approximately HK$16.6 million and approximately HK$5.2 million for the years ended March 31, 2025 and 2024, respectively. The revenue for the year ended 31 March 2024 primarily came from providing energy saving services by using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant located at the headquarters of Hong Kong Aircraft Engineering Company Limited (“HAECO”) in Hong Kong International Airport, and for the year ended March 31, 2025, the revenue primarily came from the HAECO project, a project that the Company provides consultation on research and development services (“Soar Project”) and another project with LMP International Limited for the provision of our BocaPCM-TES System at the Bayview Garden Shopping Centre, amounting of HK$5.1 million, HK$3.0 million and HK$8.5 million respectively. For further details, see “Our Business — Our Projects and Achievements — Hong Kong projects.” We intend to market and sell our products and services in Hong Kong, the PRC, the Republic of Korea, and the Middle East. In order to further promote our business, we have entered into agency agreements with five companies, which are located in Hong Kong, Shanghai, Guangdong Province, Korea, and Dubai respectively. Our agents have the right to sell and install all products relating to our BocaPCM-TES Technology in the specified territories. For further details of our revenue models and agency arrangement, see “Our Business – Sales and Marketing”.

During the same periods, we incurred a comprehensive loss of approximately HK$6.0 million and approximately HK$7.9 million for the years ended March 31, 2025 and 2024, respectively. Our revenue generated by us for the year ended March 31, 2025 increased by approximately 216.53% when compared with the year ended March 31, 2024, the comprehensive loss for the year decreased by approximately 24.49% from March 31, 2024 to March 31, 2025, primarily due to the increases in gross profit of approximately 159.59% from approximately HK$1.4 million for the year ended March 31, 2024 to approximately HK$3.8 million for the year ended March 31, 2025. For further discussion of our financial information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Operating Results”.

Taking into account our comprehensive loss of approximately HK$6.0 million for the year ended March 31, 2025, our cash and negative working capital as at March 31, 2025, and the uncertainties in our profitability and financing abilities, our management had raised significant doubt about our ability to continue as a going concern. We plan to maintain our project with HAECO that generates stable cashflow while focusing our resources on expanding our business into other geographical territories and exploring into other business segments related to PCM technologies. To improve our liquidity position, we plan to raise capital via Public Offering and debt financing to meet our capital requirements when necessary.

Our Competitive Strengths

Research has shown that PCM-TES application has the potential to be a cost-effective and sustainable energy saving solution. We believe our business has the following strengths which distinguish us from our competitors and position us to capitalize on the expected continued growth in the energy saving market:

●	Recognized Know-How and Expertise. We are one of the few companies in Asia that possess the PCM-TES Technology. We successfully applied our BocaPCM-TES Technology into our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, and its performance has been recognized by a number of awards.

●	Interdisciplinarity. We not only possess the engineering and technical knowledge of PCM-TES technology, but also invented our own PCM and developed our own fully automatic control system for the construction and operation of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

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●	Energy Saving Mechanism. The cooling capacity output of conventional central air conditioning systems is adjusted according to the cooling load demand. In other words, when the cooling load demand is low, the coefficient of performance (“COP”) of the refrigeration unit will decrease. In contrast, our BocaPCM-TES System allows thermal energy storage and release, enabling the refrigeration unit to operate under the highest COP possible. If the cooling output of the refrigeration unit is higher than the cooling load demand, additional thermal energy will be stored in our BocaPCM-TES System. Alternatively, if the cooling output of the refrigeration unit cannot meet the cooling load demand, our BocaPCM-TES System will release thermal energy, thereby improving the efficiency of the system.

●	Reduced Running Cost. Since the rate of electricity tariff is different between on-peak periods and off-peak periods, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is able to shift the chiller plant’s cooling load from on-peak periods to off-peak periods by applying real-time electricity demand peak management with our self-developed fully automatic control system. Due to the cooling load shifting mechanism, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate and reserve necessary thermal energy during off-peak periods in which energy cost is low. The reserved thermal energy can then be released and utilized during on-peak periods to reduce electricity consumption and therefore achieve a lower electricity running cost. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can reduce approximately 50% to 70% of the running cost (depending on the local electricity tariff).

●	Increased Capacity. Compared with conventional central air conditioning systems, our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can store additional thermal energy in our BocaPCM-TES System for later use, which increases the system output without requiring extra machinery.

●	Environmentally Friendly. By using our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, electricity consumption can be reduced at least 40% during all running time, which cuts direct and indirect carbon dioxide emissions.

●	User-friendly System. We have simplified the design of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant and reduced the number of control valves typically needed in conventional central air conditioning systems. Basically, it stores and releases thermal energy by controlling the cooling capacity of the refrigeration unit and the water flow and air flow inside the system.

●	Tailor-made Energy Saving Solution. We can adjust our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to suit our clients’ needs so that the overall machine capacity and TES capacity matches the system cooling loads.

●	Stand-by Capacity. In case the main machinery fails, our BocaPCM-TES System can act as the back-up facility by utilizing the thermal energy stored inside to handle the system cooling loads.

For further details of our competitive strengths, refer to “Our Business – Competitive Strengths”.

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Our Strategy

Since our founding in 1992, we have been on a mission to cut carbon emissions globally with environmentally friendly solutions that improve the way in which the world uses energy. Key elements of our strategy include:

●	Substantial Reliance on the PBC Model. In order to implement our mission statement “to preserve the world by decarbonization technologies” step-by-step towards a decarbonized world, we intend to substantially rely on the PBC model. Based on the track records of our Ultra-High Efficiency Boca Hybrid Power Chiller Plant, we expect to help our clients not only reduce their carbon emissions, but also earn carbon credits to be sold in the carbon markets.

●	Strategic Alliance and Solicitation. With the purpose of promoting decarbonization and reducing carbon emissions, we intend to co-operate with non-governmental organizations and green funds to work on different decarbonization projects, and solicit business from companies with decarbonization targets or with high electricity consumption rate.

●	Continuous Innovation and Advancement of Our Energy Saving Solutions. We intend to continue to innovate our Ultra-High Efficiency Boca Hybrid Power Chiller Plant by developing new and enhanced technologies and solutions. Our research and development strategy currently focus on:

1.	Cold Chain/Cold Store. We are collaborating with Gene Company Limited (“GeneHK”) to apply our BocaPCM-TES Technology in developing and manufacturing (i) ultra-low temperature transportation boxes to store samples in extremely low temperatures; and (ii) freezer backup systems to protect samples stored in low or ultra-low temperature freezer in case it is out of electricity (collectively, the “Research Projects”). Pursuant to the product development and supply agreement entered into between GeneHK and us, we agreed to engage in the Research Projects and supply them with a range of products in accordance with their specifications and requirements, exclusively, with regard to certain territories and market sectors. The exclusive territories comprise Mainland China, Hong Kong, Macau and Taiwan and the exclusive market sectors comprise scientific research, medical, diagnostic, pharmaceutical, life sciences, and biotechnology.

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Liquid Cooling Technology. We are designing a dual circuit liquid cooling system for data centers with an aim to minimize their operating costs and noise generation. By making use of (i) basic cooling by refrigeration units and (ii) direct liquid cooling to the central processing units by heat transfer media oil, our liquid cooling system will conduct heat outside of the data centers and therefore lower the temperature by radiation. We expect to achieve an efficient cooling effect for all the servers and storage devices in data centers which will help minimize the noise generated by higher processor speeds.

In relation to the liquid cooling part of the dual circuit, we have adopted the immersion cooling technology which involves directly immersing the electronic components in a non-conductive liquid. The heat generated by the electronic components will be transferred to the fluid and subsequently removed from the cooling system. Apart from the design of the cooling system, it is essential for us to find a suitable liquid that does not only possess reliable and stable heat transfer ability, but also complies with the industrial and regulatory standards in our clients’ countries. In July 2023, we have obtained the quotation from the Hong Kong branch of a multinational energy and petroleum company in relation to its immersion cooling fluid that has been commercialized since 2020. Furthermore, we have also entered into negotiations with a major bank in Hong Kong for the installation of our dual circuit liquid cooling system in their data centers.

3.	Artificial Intelligence System. Currently, we are trying to incorporate model predictive control technology into our existing fully automatic control system. We expect this advanced system with self-learning capability to be able to calculate and maintain a more accurate maximum COP so that our Ultra-High Efficiency Boca Hybrid Power Chiller Plant can operate more efficiently.

4.	Domestic Heating System. Depending on the phase change temperatures of different PCM, our BocaPCM-TES Technology can be applied in a wide range of energy storage systems. As mentioned above, our +8°C PCM allows our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to store and release cold energy at the optimum temperature to promote cost-effectiveness. In contrast, we have also invented a PCM with a phase change temperature at +58°C, which is the optimum temperature for storing heat energy obtained from solar power for domestic use. Moreover, instead of the traditional photovoltaic system that converts light into electricity using semiconducting materials, we seek to develop a heat storage system by combining our BocaPCM-TES Technology with vacuum tube solar collector which stores heat energy more efficiently. The heat energy stored in the system can be discharged for domestic use, such as underfloor heating. In order to commercialize the domestic heating system, and expand the scale of production, the Company is planning to acquire a manufacturer of vacuum tube solar collector.

●	Further Expansion of Our Project Related Services. We currently offer our clients the following project related services:

1.	Project Management. We offer our clients project management services to ensure the process of installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant is managed in conjunction with the overall project plan, and we oversee the entire project from start to end.

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2.	Commissioning of the System. We commission our Ultra-High Efficiency Boca Hybrid Power Chiller Plant to ensure that our system is providing the level of performance that was committed to the client.

3.	Operations and Maintenance. We offer our clients operational and maintenance plans to keep our system in top performance. This consists of both remote monitoring of the system’s performance as well as periodic onsite visits to perform routine inspection and maintenance.

We plan to expand our resources and capabilities in project related services to meet our clients’ needs. This expansion will include adding employees who perform the work, as well as contracting and certifying qualified third parties to perform the commissioning, operating, and maintenance services.

●	Arrangement of Project Financing. We intend to co-operate with banks and other financial institutions to arrange project finance for our potential clients for building and installing our Ultra-High Efficiency Boca Hybrid Power Chiller Plant.

●	Mass production of BocaPCM-TES Panels. We expect a steady growth of demand for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant over the next ten years because it has the potential to be installed in all new and existing buildings. In order to satisfy such an enormous amount of demand, we intend to set up our own factory for the mass production of our BocaPCM-TES Panels in the PRC.

History and Corporate Structure

We commenced our business operations in 1992 and established Boca International. Since then, we have invested substantial resources in technological advancements, particularly our research and development in PCM and the ancillary technologies for enhancing its commercial applicability.

We have been conducting research and experiments in the physical characteristics and chemical compositions of various PCMs. In 1992, one of our most important PCMs was invented. It undergoes phase change (solidification) at +8°C, which is the optimum temperature for its application in air conditioning systems.

In 2003, we developed the first-generation BocaPCM solution encapsulation in the form of a stainless-steel ball for improving its durability and the heat transfer efficiency of our PCM. Subsequently, in 2007, with the technological advancement in material science, we switched to HDPE panels in our second-generation encapsulations which significantly lowered the costs and brought our technology one step closer to commercialization. In 2013, we further improved the design of our HDPE panels by applying ultrasonic welding technology to enhance its heat transfer rate. HDPE panels are used in the production of our existing BocaPCM-TES Panel, which forms an important part of our BocaPCM-TES System.

In 2015, we developed a fully automatic control software for our Ultra-High Efficiency Boca Hybrid Power Chiller Plant which significantly increases its energy saving performance and operation efficiency. Going forward, one of our research and development goals is to upgrade our current fully automatic control system to an artificial intelligence system.

In 2015, Boca International, wholly owned by Chan Kam Biu Richard was acquired by Richly Conqueror Limited. In 2016, Boca International was acquired by SGOCO International (HK) Limited, a SGOCO Group Limited’s (“SGOCO”, currently known as Troops, Inc., NASDAQ: TROO) subsidiary incorporated in Hong Kong, from Richly Conqueror Limited for the total consideration of HK$52 million in the form of cash, plus 3.4 million new shares in SGOCO Group Limited. In June 2018, SGOCO transferred 48.9% interest in Boca International to an independent third party as part of the consideration to acquire the entire issued share capital of a limited company. In August 2018, the independent third party sold its 48.9% interest to Green Circle Limited. On August 26, 2020, Chan Kam Biu Richard acquired the entire share capital of Green Circle Limited from an independent third party who Chan Kam Biu Richard personally knows. On September 10, 2020, SGOCO disposed of the remaining 51.1% interest in Boca International to an independent third party. On September 21, 2020, the independent third party sold its 51.1% interest to Joyful Star Limited. On September 22, 2020, Chan Kam Biu Richard acquired the entire share capital of Joyful Star Limited from an independent third party who Chan Kam Biu Richard personally knows. On September 24, 2020, Green Circle Limited sold its 48.9% interest to Joyful Star Limited. Thus, the entire issued share capital of Boca International was transferred to Joyful Star Limited in September 2020. In particular, the 51.1% interest in Boca International was transferred to Joyful Star Limited for a consideration of HK$94 from the independent third party and the remaining 48.9% interest in Boca International was transferred to Joyful Star Limited for a consideration of HK$90.

As part of the Company’s founding partners’ early involvement, where they provided valuable resources contributing to the growth of the Company, Wong Tan Suen, on behalf of Wong C Ching and Ma Chi Heng, subscribed for 360,000 Shares and 240,000 Shares respectively at par value of US$0.001 per share in 2022, as part of the restructuring of the Company in anticipation to the Offering. Prior to the subscription, Wong C Ching and Ma Chi Heng provided an aggregate loan of HK$5,000,000 (HK$4,010,000 and HK$990,000 respectively) to Boca International, and of that HK$4,600,000 remains outstanding. The Security Ownership of Management and Certain Shareholders section of this registration statement accounts for these share issuances. The 600,000 Shares owned by the two individuals - Wong Tan Suen and Ma Chi Heng - have a lock-up period of 183 days from the date of the initial public offering.

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During a reorganization in 2022, we established our current offshore holding structure. Specifically, we established Green Circle Decarbonize Technology Limited, or “Green Circle”, in the Cayman Islands on February 15, 2022 as a limited liability corporation under the laws of the Cayman Islands. After the completion of the reorganization in 2022, Green Circle became the offshore holding company and has held our subsidiary directly since then. The chart below summarizes our corporate structure and identifies the principal subsidiary as of the date of this Prospectus:

PRC Regulatory Permission

As of the date of this Prospectus, we and our Hong Kong subsidiary, (i) are not required to obtain permission from any PRC authorities to offer or issue the Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, CAC or any other PRC regulatory authorities that is required to approve our business operations; and (iii) have not received or been denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our Hong Kong subsidiary, will be required to obtain permission from the PRC government to list in the U.S. in the future, and even when such permission is obtained, whether it will be denied or rescinded.

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The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines (collectively, the “Trial Measures”), which have become effective as at March 31, 2023. The Trial Measures require a PRC domestic enterprise seeking to issue and list its shares overseas to complete certain filing procedures and submit the relevant information to the CSRC, failing which the said domestic enterprise may be fined between RMB 1 million and RMB 10 million. According to the Notice on the Management Arrangements for Overseas Issuance and Listing of Domestic Enterprises issued by the CSRC on the same day, if an intended issuer fails to obtain the SEC’s Notice of Effectiveness before March 31, 2023 and complete the issuance and listing before September 30, 2023, the said issuer will need to complete the filing procedures with the CSRC before its listing on U.S. exchanges. Should the Trial Measures be applicable to us, we may be subject to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures as required on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (2) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

We have been closely monitoring regulatory developments in the PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this Offering. As of the date of this Prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this Offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. For more details, see “Risk Factors — Risks Related to Conducting Business in China — The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China or Hong Kong. Such action could significantly or completely restrict our ability to offer securities to investors and cause the value of such securities to significantly decline.”

Transfer of Cash Through our Operation

Green Circle Decarbonize Technology Limited (“Green Circle”) is a holding company with no operations of its own. We conduct our business operations in Hong Kong primarily through our Hong Kong subsidiary, Boca International Limited (“Boca International”). Green Circle is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association, to act as an investment holding company. As an investment holding company, Green Circle may invest in its subsidiary by way of debt or equity contributions and may rely on dividends and other distributions on equity paid by its subsidiary for its cash and financing requirements.

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Currently, all of our business operations are conducted in Hong Kong through our Operating Subsidiary, Boca International. We maintain our bank accounts and balances primarily in licensed banks in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution, i.e., its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. Under the relevant laws of Hong Kong, there are no significant restrictions on foreign exchange or our ability to transfer cash between our Company and our Operating Subsidiary in Hong Kong. Boca International is permitted to provide funding to Green Circle through dividend distributions.

As of the date of this Prospectus, no transfers, dividends, or distributions have been made between our Company and our Operating Subsidiary. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy. If our subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

Currently, we do not have any operation in the PRC and we do not intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in the mainland China. Therefore, the PRC laws and regulations do not have any material impact on transfer of cash between our Company and our subsidiary in Hong Kong, across borders, or to U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong due to any restriction that may be imposed by the PRC government on our ability or our subsidiary’s ability to transfer cash, distribute earnings or pay dividends. If such restrictions are imposed in the future, our business, financial conditions, and results of operation could be adversely affected and such measures could materially decrease the value of our Shares, potentially rendering it worthless.

Summary of Significant Risk Factors

Our business and our Offering are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operation, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 14 of this Prospectus. These risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

●	Our expansion plan may not be successfully implemented or achieve the intended economic results or business objectives.

●	We are subject to concentration risk because a significant portion of our revenue was derived from one customer.

●	We rely heavily on a limited number of external suppliers of raw materials in order to produce PCM.

●	We rely on our suppliers to provide certain essential machinery and equipment for our customized energy saving system.

●	We rely on our sub-contractors to install our customized energy saving system at our customers’ designated sites.

●	We may suffer from unexpected disruptions to our research and development, production of PCM, and provision of energy saving services as our laboratory equipment, production facilities and customized energy saving system may fail to perform as we expected.

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●	A sustained reduction in our customers’ use of air conditioning during the COVID-19 pandemic may negatively affect our profitability.

●	Our business relies on debt financing to settle upfront costs in relation to our performance-based contracts.

●	We do not own our office.

●	We rely on local agents to capture overseas business opportunities.

●	Our management personnel lack experience in managing a public company.

●	A substantial portion of our revenue depends on the quality and efficiency of our maintenance and technical support.

●	Our existing insurance coverage may not provide adequate protection from losses.

●	We may breach our obligations under our performance-based contracts and our energy saving solutions may fail to produce anticipated energy savings.

●	We depend on, and may have difficulty acquiring and retaining, key management and other personnel.

●	The PCM-TES industry is competitive and subject to change, and our competitors may have superior financial and technical resources.

●	We may be involved in disputes or legal and other proceedings.

●	We may fail to protect our intellectual property rights.

●	Fluctuation in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

●	We depend on governments to incentivize the development and implementation of energy-saving technologies.

●	The market acceptance of energy saving solutions services is not certain.

●	Our controlling shareholder has control over our corporate matters.

●	Our controlling shareholder may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

For a detailed description of the risks above, please refer to pages 14 – 21.

Risks Related to Conducting Business in the PRC

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business, operating results, and financial position.

●	If we become directly subject to the recent scrutiny, criticism, and negative publicity involving Chinese and Hong Kong companies listed in the U.S., we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

●	The Chinese government may exert substantial influence over the industry in which we operate.

●	The Chinese government may choose to exert more supervision and control over securities offerings that are conducted overseas and/or foreign investment in issuers based in Mainland China or Hong Kong. Such action could significantly or completely restrict our ability to offer securities to investors and cause the value of such securities to significantly decline.

●	We may not maintain the listing of our Ordinary Shares on the NYSE American, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years and, as a result, an exchange may determine to delist our securities. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

●	If the PRC government imposes new requirements for approval from the relevant PRC authorities to issue the Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For a detailed description of the risks above, please refer to pages 21-25.

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Risks Related to our Securities

●	Raising additional capital through the issuance of Shares may cause dilution to the shareholdings of our existing shareholders.

●	We do not intend to pay dividends on the Shares in the foreseeable future.

●	Our director owns a large percentage of our outstanding Shares and could exercise control over some of our corporate matters.

●	Future sales of substantial amounts of the Shares by existing shareholders could adversely affect the price of the Shares.

●	The Shares may be subject to substantial price and volume fluctuation due to a number of factors, many of which are beyond our control and may prevent our shareholders from reselling the Shares at a profit.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Shares.

●	We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	We may lose our status as a “foreign private issuer” in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

●	Terms of subsequent financings, if any, may adversely impact investors’ investments.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated in the Cayman Islands and our Operating Subsidiary is incorporated in Hong Kong.

●	Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

For a detailed description of the risks above, please refer to pages 25-28.

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Corporate Information

One principal executive office is located at Unit 1809, Prosperity Place, 6 Shing Yip St., Kwun Tong, Kowloon, Hong Kong and our phone number is +852 2882 1222. We maintain a corporate website at https://pcm-tes.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Implications of Our Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has irrevocably elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

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Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Upon the completion of this Offering, we will be a “controlled company” as defined under the NYSE American Company Guide because we expect that our proposed chief executive officer and proposed executive director, Mr. Chan will hold (i) approximately 49.40% (assuming full exercise of the over-allotment option); and (ii) approximately 50.88% (assuming no exercise of the over-allotment option) of our total issued and outstanding Shares, i.e., he will own a majority of our total issued and outstanding Shares and will be able to exercise approximately 49.40% (assuming full exercise of the over-allotment option) to approximately 50.88% (assuming no exercise of the over-allotment option) of the total voting power of our issued and outstanding share capital. For so long as we remain a “controlled company,” we are permitted to elect to rely, and may so rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the NYSE American Company Guide, we could elect to rely on it in the future if we cease to be a foreign private issuer.

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The Resale Offering

Securities being offered	Ordinary Shares

Number of Shares Offered by the Selling Shareholders	1,800,000 Shares

Securities outstanding before this Resale Offering	10,000,000 Shares

Securities outstanding after the Resale Offering

12,500,000 Shares(1), assuming the issuance by us of 2,500,000 Shares pursuant to the Initial Public Offering Prospectus filed contemporaneously herewith.

12,875,000 Shares(2), assuming the issuance by us of 2,875,000 Shares pursuant to the Initial Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders named in this Resale Prospectus.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in the Shares.

(1)	Assumes the issuance by us of our Shares pursuant to the Initial Public Offering prospectus filed contemporaneously herewith, no exercise of the Underwriters’ over-allotment option and all of our Shares to be sold by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith are sold.

(2)	Assumes the issuance by us of our Shares pursuant to the Initial Public Offering prospectus filed contemporaneously herewith, full exercise of the Underwriters’ over-allotment option and all of our Shares to be sold by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith are sold.

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Selected Financial Data

The following tables set forth selected consolidated financial information for the years ended March 31, 2025 and 2024. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this Prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the Prospectus.

Consolidated Statements of Loss and Other Comprehensive Loss

for the Years Ended March 31, 2025 and 2024

	For the years ended March 31,
	2025	2024
	(HK$)

Revenue	16,574,921	5,236,436
Cost of revenue	(12,823,515)	(3,791,302)

Gross profit	3,751,406	1,445,134

Administrative expenses	(7,668,127)	(7,102,218)

Operating loss	(3,916,721)	(5,657,084)
Finance costs	(2,445,201)	(2,512,023)
Other income	379,702	247,167

Loss before tax	(5,982,220)	(7,921,940)
Income tax recovery	-	-

Loss and comprehensive loss for the year	(5,982,220)	(7,921,940)

Consolidated Statements of Financial Position as at March 31, 2025 and 2024

	As at March 31,
	2025	2024
	(HK$)
ASSETS
Current assets
Cash and cash equivalent	1,384,211	258,304
Prepayments and deposits	2,289,826	1,757,619
Trade and other receivables	1,643,862	612,248
Contract fulfillment costs	662,929	-
Deferred listing expenses	1,471,020	935,300
Amount due from a shareholder	-	481,293

Total current assets	7,451,848	4,044,764

Non-current assets
Property, plant and equipment	14,505,410	17,966,127
Right-of-use assets	169,512	395,529
Rental deposits	-	69,778
Prepayment	2,356,132	1,474,032

Total non-current assets	17,031,054	19,905,466

Total assets	24,482,902	23,950,230

LIABILITIES

Current liabilities
Trade and other payables	9,914,613	8,609,438
Contract liabilities	4,667,773	-
Lease liabilities	169,581	214,978
Amounts due to a shareholder	689,922	689,922
Amount due to a director	821,243	700,000
Bank and other borrowings	29,223,655	29,787,975

Total current liabilities	45,486,787	40,002,313

Non-current liabilities
Lease liabilities	-	169,582

Total liabilities	45,486,787	40,171,895

Shareholders’ deficit
Share capital	78,000	78,000
Share premium	5,048,160	5,048,160
Other reserve	11,221,781	10,021,781
Accumulated deficit	(37,351,826)	(31,369,606)

Total Shareholders’ deficit	(21,003,885)	(16,221,665)

Total liabilities and shareholders’ deficit	24,482,902	23,950,230

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. In addition, the Underwriters will not receive any compensation from the sale of the Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Shares for the Selling Shareholders.

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Selling Shareholders

The following table sets forth information with respect to the beneficial ownership of the Shares as of August 27, 2025, and after this Offering by each of the Selling Shareholders, based upon the 10,000,000 Shares outstanding as of August 27, 2025, which represents our entire issued and outstanding share capital as of such date. The beneficial ownership of the Shares is determined in accordance with the rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem Shares subject to options that are currently exercisable or exercisable within 60 days of August 27, 2025, to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Shares which are detailed further in the table below. Following the closing of this Offering, neither our principal shareholders nor our directors and executive officers will have different or special voting rights with respect to their Shares.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered in this	Shares Beneficially Owned After this Offering
Name of Selling Shareholder	Shares	Percent	Offering	Shares	Percent
Main Miles Financial Service Holding Limited (1)	540,000	5.40%	540,000	0	0%

Niu B Limited (2)	540,000	5.40%	540,000	0	0%

Success Hero Limited (3)	540,000	5.40%	540,000	0	0%

Gosmart Consultant Company Limited (4)	180,000	1.80%	180,000	0	0%

(1) Main Miles Financial Service Holding Limited, a company incorporated in Hong Kong, is 100% owned by Chau King Hong Claude. Accordingly, Chau King Hong Claude has the sole voting and dispositive power over all the Shares held by Main Miles Financial Service Holding Limited. The principal business address of Main Miles Financial Service Holding Limited is Room 2206-2210, 22/F, China Resources Building, 26 Harbour Road, Hong Kong. Main Miles Financial Service Holding Limited acquired these ordinary shares as follows: on February 15, 2022, 540,000 shares were issued to Main Miles Financial Service Holding Limited for the consideration of US$540.

(2) Niu B Limited, a company incorporated in Hong Kong, is 100% owned by Choy Yau Fai. Accordingly, Choy Yau Fai has the sole voting and dispositive power over all the Shares held by Niu B Limited. The principal business address of Niu B Limited is Flat C, 57/F, Tower 3 Sky Tower, Hong Kong. Niu B Limited acquired these ordinary shares as follows: on February 15, 2022, 540,000 shares were issued to Niu B Limited for the consideration of US$540.

(3) Success Hero Limited, a company incorporated in Hong Kong, is 100% held by Chan Sze Ming. Accordingly, Chan Sze Ming has the sole voting and dispositive power over all the Shares held by Success Hero Limited.The principal business address of Success Hero Limited is Suite 3101, 31/F, Skyline Tower, 39 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong. Success Hero Limited acquired these ordinary shares as follows: on February 15, 2022, 540,000 shares were issued to Success Hero Limited for the consideration of US$540.

(4) Gosmart Consultant Company Limited, a company incorporated in Hong Kong, is 100% owned by Cheng Chau Yu. Accordingly, Cheng Chau Yu has the sole voting and dispositive power over all the Shares held by Gosmart Consultant Company Limited. The principal business address of Gosmart Consultant Company Limited is Room 512, 5/F, New Mandarin Plaza Tower B, 14 Science Museum Road, Tsim Sha Tsui East, Hong Kong. Gosmart Consltant Company Limited acquired these ordinary shares as follows: on February 15, 2022, 180,000 shares were issued to GoSmart Consultant Company Limited for the consideration of US$180.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for Selling Shareholders, rather than under this Resale Prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Shares to their broker under the margin provisions of customer agreements. If the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

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The Selling Shareholders and any other persons participating in the sale or distribution of the Shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of the Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event any Selling Shareholder intends to sell any of the Shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholder’s Shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholder, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholder are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholders.

If any of the Shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholders will sell all or any portion of the Shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

We are being represented by Nauth LPC with respect to certain legal matters as to United States federal securities law and Conyers Dill & Pearman with respect to certain legal matters as to Cayman Islands law. The validity of the Shares being offered by this Prospectus as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters relating to the Offering as to Hong Kong law will be passed upon for us by Fairbairn Catley Low & Kong, our counsel as to Hong Kong law.

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Green Circle Decarbonize Technology Limited

1,800,000 Ordinary Shares to be sold by the Selling Shareholders

RESALE PROSPECTUS

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until,      2025, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is              , 2025

Part II.

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

We will enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will enter into certain directors’ and officers’ liability insurance policies upon listing.

Item 7. Recent Sales of Unregistered Securities

On February 15, 2022, we issued 600,000, or approximately 6.00% of our 10,000,000 issued Shares as of the date of this filing to Wong Tan Suen, on behalf of Wong C Ching, and Ma Chi Heng in aggregate or approximately 3.60% or 360,000 Shares and approximately 2.40% or 240,000 Shares to Wong Tan Suen, on behalf of Wong C Ching, and Ma Chi Heng, respectively pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities.

On January 4, 2024, 280,000 Shares were issued to the Company for the consideration of US$280, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities. These 280,000 Shares were issued in error and were surrendered to the Company on January 11, 2024.

On January 12, 2024, 1,000,000 Shares were issued to MavDB Consulting LLC for the consideration of US$1,000, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
3.1	Articles of Association of Green Circle Decarbonize Technology Limited.*
3.2	Memorandum of Association of Green Circle Decarbonize Technology Limited.*
3.3	Amended and Restated Memorandum and Articles of Association of Green Circle Decarbonize Technology Limited (effective immediately prior to the completion of the offering).*
4.1	Specimen Ordinary Share Certificate.*
4.2	Form of Underwriters Warrants.*
4.3	License Agreement between Chan Kam Biu Richard and the Company dated April 29, 2022.*
5.1	Opinion of Conyers Dill & Pearman as to the validity of the Ordinary Shares.*
5.2	Opinion of Fairbairn Catley Low & Kong as to the Laws and Regulations of Hong Kong (included in Exhibit 8.2).*
8.1	Opinion of Polaris Tax Counsel Regarding U.S. Tax Matters.*
8.2	Opinion of Fairbairn Catley Low & Kong Regarding Hong Kong Tax Matters.*
10.1	Chief Financial Officer Consulting Service Agreement between Lai Tai Yan and the Company dated May 11, 2022.*
10.2	Product Development and Supply Agreement between Boca International Limited and Gene Company Limited dated March 7, 2022.*
10.3	Factory Lease Agreement.*
10.4	Office Tenancy Agreement.*
10.5	Form of Indemnification Agreement between Green Circle Decarbonize Technology Ltd and its directors and executive officers.*
10.6	Form of Director Agreement*
10.7	Agreement between Green Circle Decarbonize Technology Ltd and Hong Kong Aircraft Engineering Company Limited* †##
10.8	Mutual Early Lease Termination Agreement for the company’s factory*
10.9	Consulting Agreement, dated January 1, 2024, between Green Circle Decarbonize Technology Ltd and MavDB Consulting LLC*
21.1	List of Subsidiaries.*
23.1	Consent of ZH CPA, LLC.**
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).*
23.3	Consent of Fairbairn Catley Low & Kong (included in Exhibit 8.2).*
24.1	Power of Attorney (included in signature page to Registration Statement).**
99.1	Charter of the Audit Committee.*
99.2	Charter of the Remuneration Committee.*
99.3	Charter of the Nominating and Corporate Governance Committee.*
99.4	Consent of Lui Lai Yuen*
99.5	Consent of Michele Takis Matsuda*
99.6	Consent of Hui Ringo Wing Kun*
99.7	Consent of Chan Sze Man*
99.8	Representation pursuant to Item 8.A.4 of Form 20-F*
99.9	Code of Business Conduct and Ethics of Green Circle Decarbonize Technology Ltd.*
99.10	Representation pursuant to Item 8.A.4 of Form 20-F*
99.11	Representation pursuant to Item 8.A.4 of Form 20-F*
107	Filing Fee Table.**

*	Previously filed
**	Filed herewith
***	To be filed in a later amendment
†

Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

##	Schedules to this exhibit have been omitted pursuant to Item 601(b)(10) of Registration S-K. Green Circle Decarbonize Technology Ltd hereby agrees to furnish a copy of any omitted schedules to the SEC upon request

(b) The following financial statements are filed as part of this registration statement:

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as To a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 27th day of August, 2025.

Green Circle Decarbonize Technology Limited

/s/ Chan Kam Biu Richard

Name:	Chan Kam Biu Richard

Title:	Chief Executive Officer and Director

/s/ Lai Tai Yan

Name:	Lai Tai Yan

Title:	Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Chan Kam Biu Richard and Lui Lai Yuen, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Chan Kam Biu Richard		Date: August 27, 2025

Name:	Chan Kam Biu Richard

Title:	Chief Executive Officer and Director

/s/ Lai Tai Yan		Date: August 27, 2025

Name:	Lai Tai Yan

Title:	Chief Financial Officer

/s/ Lui Lai Yuen		Date: August 27, 2025

Name:	Lui Lai Yuen

Title:	Chief Administrative Officer Nominee and Executive Director Nominee

*		Date: August 27, 2025

Name:	Michele Takis Matsuda

Title:	Independent Non-Executive Director Nominee

*		Date: August 27, 2025

Name:	Hui Ringo Wing Kun

Title:	Independent Non-Executive Director Nominee

*		Date: August 27, 2025

Name:	Chan Sze Man

Title:	Independent Non-Executive Director Nominee

* By:	/s/ Chan Kam Biu Richard
Chan Kam Biu Richard Attorney-in-Fact

* By:	/s/ Lai Tai Yan
Lai Tai Yan Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of New York in the State of New York, on August 27, 2025.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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